FORM 10-K                                                 Page 49

Exhibit 2.4


                    OLYMPIC DIVISION ACQUISITION AGREEMENT


                                 by and among



                            VITAFOAM INCORPORATED,




                               BRITISH VITA PLC,



                                      and




                            CONE MILLS CORPORATION







                               January 19, 1996

FORM 10-K                                                 Page 50

                               TABLE OF CONTENTS



                                   ARTICLE I
                                  DEFINITIONS

       1.1.     Defined Terms . . . . . . . . . . . . . . . . . . . . . . . .
       1.2.     References to Exhibits, Schedules, and
                Sections. . . . . . . . . . . . . . . . . . . . . . . . . . .
       1.3.     Accounting Terms. . . . . . . . . . . . . . . . . . . . . . .
       1.4.     Seller's Knowledge. . . . . . . . . . . . . . . . . . . . . .

                                  ARTICLE II
           SALE, LEASE AND LICENSE OF ASSETS; TERMS OF PAYMENT; AND
                                  NONCOMPETE

       2.1.     The Sale. . . . . . . . . . . . . . . . . . . . . . . . . . .
       2.2.     Consideration . . . . . . . . . . . . . . . . . . . . . . . .
       2.3.     Final Fixed Assets Payment. . . . . . . . . . . . . . . . . .
       2.4.     Inventory Payment . . . . . . . . . . . . . . . . . . . . . .
       2.5.     Offer of Receivables. . . . . . . . . . . . . . . . . . . . .
       2.6.     License of Hydrophilic Foam Technology. . . . . . . . . . . .
       2.7.     Real Property and Other Expenses; Proration . . . . . . . . .
       2.8.     Assumption of Obligations and Liabilities . . . . . . . . . .
       2.9.     Seller's Assignments of Warranty Claims . . . . . . . . . . .
       2.10.    Allocation of Purchase Price. . . . . . . . . . . . . . . . .
       2.11.    Leaseback Realty. . . . . . . . . . . . . . . . . . . . . . .
       2.12.    Leased Realty . . . . . . . . . . . . . . . . . . . . . . . .
       2.13.    Noncompete. . . . . . . . . . . . . . . . . . . . . . . . . .
       2.14.    Services Agreement. . . . . . . . . . . . . . . . . . . . . .
       2.15.    Credit to Buyer . . . . . . . . . . . . . . . . . . . . . . .
       2.16.    No Amendment to Carpenter Agreement; Polymer
                Inventory . . . . . . . . . . . . . . . . . . . . . . . . . .

                                  ARTICLE III
                                  THE CLOSING

       3.1.     Time and Place of Closing . . . . . . . . . . . . . . . . . .
       3.2.     Deliveries by Seller. . . . . . . . . . . . . . . . . . . . .
       3.3.     Deliveries by Buyer . . . . . . . . . . . . . . . . . . . . .

                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF SELLER

       4.1.     Organization; Qualification . . . . . . . . . . . . . . . . .
       4.2.     Authority Relative to this Agreement. . . . . . . . . . . . .
       4.3.     Consent and Approvals; No Violation . . . . . . . . . . . . .

FORM 10-K                                            Page 51

       4.4.     Purchased Assets Conveyed . . . . . . . . . . . . . . . . . .
       4.5.     Business and Trading Relations. . . . . . . . . . . . . . . .
       4.6.     Joint Ventures and Partnerships . . . . . . . . . . . . . . .
       4.7.     Certain Contracts and Arrangements. . . . . . . . . . . . . .
       4.8.     Assigned Contracts. . . . . . . . . . . . . . . . . . . . . .
       4.9.     Litigation. . . . . . . . . . . . . . . . . . . . . . . . . .
       4.10.    Labor Matters . . . . . . . . . . . . . . . . . . . . . . . .
       4.11.    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .
       4.12.    Licenses and Authorizations . . . . . . . . . . . . . . . . .
       4.13.    Title to Real Property. . . . . . . . . . . . . . . . . . . .
       4.14.    Title to Personal Property. . . . . . . . . . . . . . . . . .
       4.15.    Corporate and Personnel Data; Labor
                    Relations . . . . . . . . . . . . . . . . . . . . . . . .
       4.16.    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .
       4.17.    Intellectual Property Rights. . . . . . . . . . . . . . . . .
       4.18.    Infringements . . . . . . . . . . . . . . . . . . . . . . . .
       4.19.    Purchases and Sales from or to One Party. . . . . . . . . . .
       4.20.    Financial Statements. . . . . . . . . . . . . . . . . . . . .
       4.21.    Books and Records . . . . . . . . . . . . . . . . . . . . . .
       4.22.    Condition of Real Property. . . . . . . . . . . . . . . . . .
       4.23.    Business Names. . . . . . . . . . . . . . . . . . . . . . . .
       4.24.    Environmental Matters . . . . . . . . . . . . . . . . . . . .
       4.25.    Compliance With Laws. . . . . . . . . . . . . . . . . . . . .
       4.26.    Minimum Purchases . . . . . . . . . . . . . . . . . . . . . .
       4.27.    Periphlex Agreement . . . . . . . . . . . . . . . . . . . . .
       4.28.    Accuracy of Information . . . . . . . . . . . . . . . . . . .

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF BUYER

       5.1.     Organization. . . . . . . . . . . . . . . . . . . . . . . . .
       5.2.     Authority Relative to this Agreement. . . . . . . . . . . . .
       5.3.     Consents and Approvals; No Violation. . . . . . . . . . . . .
       5.4.     Qualification . . . . . . . . . . . . . . . . . . . . . . . .
       5.5.     Litigation. . . . . . . . . . . . . . . . . . . . . . . . . .

                                  ARTICLE VI
                REPRESENTATIONS AND WARRANTIES OF BRITISH VITA

       6.1.     Organization and Authority. . . . . . . . . . . . . . . . . .
       6.2.     Consents and Approvals; No Violation. . . . . . . . . . . . .
       6.3.     Litigation. . . . . . . . . . . . . . . . . . . . . . . . . .

FORM 10-K                                            Page 52

                                  ARTICLE VII
                         COVENANTS OF SELLER AND BUYER

       7.1.     Conduct of Business . . . . . . . . . . . . . . . . . . . . .
       7.2.     Access to Information . . . . . . . . . . . . . . . . . . . .
       7.3.     Employees and Employee Benefits . . . . . . . . . . . . . . .
       7.4.     Consummation of Agreement . . . . . . . . . . . . . . . . . .
       7.5.     Filings . . . . . . . . . . . . . . . . . . . . . . . . . . .
       7.6.     Further Assurances. . . . . . . . . . . . . . . . . . . . . .
       7.7.     Actions by British Vita . . . . . . . . . . . . . . . . . . .
       7.8.     Assistance in Pending Litigation. . . . . . . . . . . . . . .
       7.9.     Other Covenants . . . . . . . . . . . . . . . . . . . . . . .

                                 ARTICLE VIII
                              CLOSING CONDITIONS

       8.1.     Conditions to Each Party's Obligations to
                Effect the Transactions Contemplated Hereby . . . . . . . . .
       8.2.     Conditions to the Obligations of Seller to
                Effect the Transactions Contemplated Hereby . . . . . . . . .
       8.3.     Conditions to the Obligations of Buyer to
                Effect the Transactions Contemplated Hereby . . . . . . . . .

                                  ARTICLE IX
                 SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

       9.1.     Survival of Representations . . . . . . . . . . . . . . . . .
       9.2.     Seller's Agreement to Indemnify . . . . . . . . . . . . . . .
       9.3.     Limitation of Seller's Indemnification
                Obligations . . . . . . . . . . . . . . . . . . . . . . . . .
       9.4.     Third Party Actions or Claims; Remediation
                Procedures. . . . . . . . . . . . . . . . . . . . . . . . . .
       9.5.     Seller's Payment of Its Indemnification
                Obligations . . . . . . . . . . . . . . . . . . . . . . . . .
       9.6.     Conflict with the Escrow Agreement. . . . . . . . . . . . . .
       9.7.     Indemnification by Buyer. . . . . . . . . . . . . . . . . . .

                                   ARTICLE X
                                  TERMINATION

       10.1.    Termination . . . . . . . . . . . . . . . . . . . . . . . . .
       10.2.    Procedure and Effect of Termination or
                    Failure to Close. . . . . . . . . . . . . . . . . . . . .

FORM 10-K                                            Page 53

                                  ARTICLE XI
                           MISCELLANEOUS PROVISIONS

       11.1.    Commissions . . . . . . . . . . . . . . . . . . . . . . . . .
       11.2.    Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . .
       11.3.    Further Assurances. . . . . . . . . . . . . . . . . . . . . .
       11.4.    Amendment and Modification. . . . . . . . . . . . . . . . . .
       11.5.    Waiver of Compliance; Consents. . . . . . . . . . . . . . . .
       11.6.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .
       11.7.    Assignment. . . . . . . . . . . . . . . . . . . . . . . . . .
       11.8.    Governing Law; Jurisdiction . . . . . . . . . . . . . . . . .
       11.9.    Arbitration . . . . . . . . . . . . . . . . . . . . . . . . .
       11.10.   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .
       11.11.   Interpretation. . . . . . . . . . . . . . . . . . . . . . . .
       11.12.   Public Announcements. . . . . . . . . . . . . . . . . . . . .
       11.13.   Entire Agreement. . . . . . . . . . . . . . . . . . . . . . .
       11.14.   Bulk Sales. . . . . . . . . . . . . . . . . . . . . . . . . .

                                   EXHIBITS

       Exhibit A1            Form of Buyer Lease
       Exhibit A2            Form of Buyer Lease
       Exhibit B             Form of Holdback Escrow Agreement
       Exhibit C1            Facility 1
       Exhibit C2            Facility 2
       Exhibit C3            Facility 3
       Exhibit C4            Facility 4
       Exhibit C5            Facility 5
       Exhibit C6            Facility 6
       Exhibit D             Form of Sublease Agreement
       Exhibit E             Form of Opinion of Buyer's Counsel
       Exhibit F             Form of Opinion of Seller's Counsel
       Exhibit G             Form of Assumption Agreement
       Exhibit H             Form of Services Agreement
       Exhibit I             Inventory Valuation Principles
       Exhibit J             Form of License Agreement

                                   SCHEDULES

       Schedule 1.1(a)       Excluded Assets
       Schedule 1.1(b)       Tangible Fixed Assets
       Schedule 2.8          Assigned Contracts
       Schedule 2.10         Allocation of Purchase Price
       Schedule 4.3          Consents and Authorizations
       Schedule 4.7          Contracts by Category
       Schedule 4.9          Litigation
       Schedule 4.11         Tax Matters
       Schedule 4.12         Licenses and Permits
       Schedule 4.14         Tangible Personal Property

FORM 10-K                                            Page 54

       Schedule 4.15         Employees and Wage Rates
       Schedule 4.16         Insurance Policies
       Schedule 4.17         Intellectual Property
       Schedule 4.18         Licenses to Intellectual Property;
                             Third-party Patents
       Schedule 4.19         Purchases from One Party
       Schedule 4.22         Real Property
       Schedule 4.23         Business Names
       Schedule 4.24         Environmental Matters
       Schedule 9.4          Facility 5 Remediation Plan

FORM 10-K                                            Page 55

                    OLYMPIC DIVISION ACQUISITION AGREEMENT


       THIS AGREEMENT is made and entered as of the 19th day of January, 1996, and is by and among CONE MILLS CORPORATION, a North Carolina corporation ("Seller"), BRITISH VITA PLC, a United Kingdom company ("British Vita"), and VITAFOAM INCORPORATED, a North Carolina corporation and an indirect wholly owned subsidiary of British Vita ("Buyer").

                             Background Statement

       Seller is engaged in the business of manufacturing, converting and selling polyurethane foam, polyester fiber and related products at six facilities located in Tupelo, Mississippi (one facility), Greensboro, North Carolina (two facilities), Trinity, North Carolina (one facility) and High Point, North Carolina (one facility), Thomasville, North Carolina (one facility), all of which together are organized as and constitute the "Olympic Products Company" or "Olympic Division" of Seller (the "Business"). Buyer desires to buy, and Seller desires to sell, certain of the assets, as described herein, that are used in, or in connection with, the Business, on the terms and conditions set forth herein.

                            Statement of Agreement

       In consideration of the premises and the mutual covenants herein contained, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

       1.1. Defined Terms. The following terms shall have the following meanings:

       "Arbitration Rules" shall have the meaning given to it in
Section 11.9.

       "Assigned Contracts" shall have the meaning given to it in Section 4.8.

       "Assumption Agreement" shall mean an assignment and assumption agreement of the form attached hereto as Exhibit G pursuant to which Seller shall assign to Buyer and Buyer shall

FORM 10-K                                            Page 56
assume certain of Seller's contracts and liabilities and obligations to the extent, but only to the extent, provided in
Section 2.8.

       "British Vita" shall mean British Vita PLC, a United
Kingdom company.

       "Business" shall have the meaning given to it in the Background Statement.

       "Business Day" shall mean any day other than a Saturday or Sunday, a United States of America or North Carolina legal holiday, or a day on which commercial banks in Greensboro, North Carolina are required by law to be closed.

       "Business Employees" shall have the meaning given to it in Section 7.3(a).

       "Buyer" shall mean Vitafoam Incorporated, a North
Carolina corporation.

       "Buyer Entity" shall have the meaning given to it in
Section 9.2.

       "Buyer Leases" shall mean the lease agreements, to be executed at closing in substantially the forms attached hereto as Exhibits A-1 and A-2, between Buyer, as tenant, and Seller, as landlord, pursuant to which Seller will lease the Leaseback Realty to Buyer.

       "Buyer's Accountants" shall have the meaning given to it in Section 2.3.

       "Buyer's Damages" shall have the meaning given to it in
Section 9.2.

       "Carpenter Agreement" shall have the meaning given to it in Section 4.26.

       "Cash" shall mean cash, any cash equivalent, or any other kind of same-day available funds.

       "Closing" shall have the meaning given to it in Section
3.1.

       "Closing Date" shall mean the date referred to in Section
3.1.

FORM 10-K                                            Page 57

       "Decision" shall have the meaning given to it in Section
9.4(b).

       "Disputes" shall have the meaning given to it in Section
11.9.

       "Environmental Law" shall mean any presently existing federal, state or local law (including common law), statute, ordinance, rule, regulation, permit, directive, license, approval, guidance, interpretation, order, or other legal requirement relating to the protection of human health or the environment, including, but not limited to, any requirement pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of materials that are or may constitute a threat to human health or the environment. Without limiting the foregoing, each of the following is an Environmental Law: the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA"), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300 et seq.) and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) ("OSHA"), as such laws and regulations have been amended or supplemented, and each similar federal, state or local statute, and each rule and regulation promulgated under such federal, state and local laws.

       "Escrow Agent" shall mean the Person named as escrow agent under the Escrow Agreement.

       "Escrow Agreement" shall mean the Holdback Escrow
Agreement of the form attached hereto as Exhibit B to be entered into on the Closing Date by Buyer, Seller and the Escrow Agent to be named therein.

       "Estimated Fixed Assets Payment" shall have the meaning given to it in Section 2.2(a).

FORM 10-K                                            Page 58

       "Excluded Assets" shall mean the Leaseback Realty; the Licensed Technology; any insurance policies and claims receivable thereunder, or bonds, letters of credit or similar items or any cash surrender value in regard thereto; any of Seller's cash or cash equivalents; the books, records and documents relating to the Business (except that Seller shall provide Buyer, on the Closing Date and from time to time thereafter, with access to and/or copies of such books, records and documents, provided that Buyer will reimburse Seller for the reasonable cost of such copies); any claims or rights against third parties (other than express or implied warranties or other similar claims that Seller may have with respect to the Purchased Assets) that Seller may have or hereafter acquire arising out of any matters occurring prior to the close of business on the Closing Date, including without limitation claims for refunds of federal, state or local franchise, income or other taxes; Receivables, provided that Seller shall offer to sell Receivables to Buyer at the times and in the manner set forth in Section 2.5; and the properties and rights listed on Schedule 1.1(a).

       "Existing Lease" shall mean the Lease Agreement dated July 18, 1977, between High Point Industrial Leasing, a North Carolina limited partnership, as landlord, and Seller, as tenant, pursuant to which Seller leases Facility 3 (High Point).

       "Facility" or "Facilities" shall mean one or more of the following six (6) manufacturing facilities owned or leased by Seller in connection with its operation of the Business:

       (1) "Facility 1" is located on a 81.73 acre tract of land located on Pleasant Garden Road in Fentress Township, Guilford County, North Carolina, which is described more specifically in Exhibit C-1.

       (2) "Facility 2" is located on a 15.14 acre tract of land located at 2005 Yanceyville Street in the City of Greensboro, Guilford County, North
                Carolina, which is described more specifically in Exhibit C-2.

       (3) "Facility 3" is located on a 6.32 acre tract of land located on Shore Drive in the City of High Point, Guilford County, North Carolina, which is described more specifically in Exhibit C-3.

FORM 10-K                                            Page 59

       (4) "Facility 4" is located on a 21.79 acre tract of land located on Trinity Street Extension in Thomasville Township, Davidson County, North Carolina, which is described more specifically in Exhibit C-4.

       (5) "Facility 5" is located on a 54.8 acre tract of land located on State Road 1571 at State Road
                1532 in New Market Township, Randolph County,
                North Carolina, which is described more
                specifically in Exhibit C-5.

       (6) "Facility 6" is located on a 23.76 acre tract of land located on South Veterans Boulevard in the City of Tupelo, Lee County, Mississippi, which is described more specifically in Exhibit C-6.

       "Final Fixed Assets Value" shall have the meaning given to it in Section 2.3(a).

       "Financial Statements" shall have the meaning given to it in Section 4.20.

       "Fixed Assets Report" shall have the meaning given to it in Section 2.3(a).

       "GAAP" shall mean generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and Financial Accounting
Standards Board, consistently applied.

       "Governmental Authority" shall mean any nation, province, state or other political subdivision thereof, and any agency, natural person or other entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government.

       "Hazardous Material" shall mean any substance or material meeting any one or more of the following criteria: (i) it is or contains a substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law;
(ii) it is toxic, explosive, corrosive, reactive, ignitable, infectious, radioactive, mutagenic, dangerous or otherwise hazardous; (iii) its presence at some quantity requires investigation, notification or remediation under any Environmental Law or common law; (iv) it constitutes a

FORM 10-K                                            Page 60
nuisance or a health or safety hazard to persons or property; or (v) it is or contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, petroleum hydrocarbons, petroleum derived substances or waste, crude oil or any fraction thereof, nuclear fuel, natural gas or synthetic gas.

       "HSR Act" shall have the meaning set forth in
Section 7.5.

       "Hydrophilic Foam Business" shall mean that portion of the Business comprising the manufacture and sale of reticulated absorbent foam products based on the proprietary technology currently employed at Facility 1.

       "Information" shall have the meaning given to it in
Section 7.2(b).

       "Inspection Date" shall have the meaning given to in
Section 4.13(c).

       "Intangibles Payment" shall have the meaning given to it in Section 2.2(a).

       "Intellectual Property Rights" shall mean all copyrights, patents, trademarks, trade names, processes, computer programs and program rights, trade secrets, customer lists, goodwill and other similar intangible rights and interests owned or used by Seller in connection with the Business, including licenses thereof, except as set forth on Schedule 1.1(a).

       "Inventory" shall mean the raw materials, work-in-process, finished goods inventories and other inventories, and supplies and spare parts, owned or used by Seller to be used in, or in connection with, or relating to, the Business, which are to be transferred to Buyer from Seller pursuant to this Agreement.

       "Inventory Payment" shall have the meaning given to it in
Section 2.2(a).

       "Inventory Report" shall have the meaning given to it in
Section 2.3(a).

       "Inventory Value" shall have the meaning given to it in
Section 2.3(a).

FORM 10-K                                            Page 61

       "Leaseback Realty" shall mean the real property on which Facility 2 (Greensboro-Rebond) and Facility 5 (Trinity-Comfort Sleep) are located, and all improvements located thereon and all easements appurtenant thereto, all of which will be leased by Seller to Buyer pursuant to the Buyer Leases.

       "Leased Realty" shall mean the real property on which Facility 3 (High Point) is located, and all improvements located thereon and all easements appurtenant thereto, all of which is leased by Seller pursuant to the Existing Lease.

       "Leased Vehicles" shall mean the vehicles used by Seller primarily in the Business that are leased from Third Parties and are more particularly described in Schedule 1 to the Services Agreement.

       "License Agreement" shall mean a license agreement of the form attached hereto as Exhibit J pursuant to which Seller shall license to Buyer the Licensed Technology and Seller shall grant to Buyer an option to purchase the Licensed
Technology.

       "Licensed Technology" shall mean any and all copyrights, patents, patent applications, processes, computer programs and program rights, know-how, trade secrets, goodwill and other similar intangible rights and interests owned or used by Licensor in connection with the Hydrophilic Foam Business, including licenses and all written specifications, manuals, drawings, diagrams, flow charts and other documents which relate to the Licensed Technology and which are necessary or helpful with respect to the operations of the Hydrophilic Foam Business and Seller's rights and interests under the Settlement Agreement dated July 11, 1995 among Seller, Time Release Sciences, Inc. and the shareholders of Time Release Sciences, Inc.

       "Material Adverse Effect on the Business" shall mean any effect that could be materially adverse to the Business, its assets, financial condition, results of operations or prospects in an amount in excess of $75,000.

       "Periphlex" shall have the meaning given to it in Section
4.27.

       "Periphlex Contract" shall have the meaning given to it in Section 4.27.

FORM 10-K                                            Page 62

       "Permitted Encumbrances" shall have the meaning given to it in Section 4.13(a).

       "Person" shall mean a corporation, an association, a joint venture, an organization, a business, an individual, a trust or a government or political subdivision thereof, a government agency, or any other legal entity.

       "Purchased Assets" shall mean the collective assets and properties of Seller, whether real, personal, tangible or intangible, that are used in connection with the Business (specifically excepting the Excluded Assets), including all additions thereto prior to the Closing Date, but less all dispositions of finished goods inventory and scrap inventory in the ordinary course of business and other assets consumed or disposed of in the ordinary course of business prior to the Closing Date, including the following items used in connection with the Business: the Purchased Realty and Seller's rights with respect to the Leased Realty, to the extent transferred in the Sublease Agreement; the Inventory; Seller's other tangible personal property including all machinery, equipment, vehicles, rolling stock, furniture and furnishings, and fixtures, including without limitation the tangible personal property listed in Schedule 4.14; a. all of Seller's right, title and interest in and to, or under, all contracts, agreements, options, leases and other similar arrangements related to the Business, including without limitation the Assigned Contracts, as listed in Schedule 4.8; b. the Intellectual Property Rights as listed in Schedule 4.17; all licenses, permits (including environmental permits) and authorizations issued by or obtained from any Governmental Authority or other Person required for the conduct of the Business as presently conducted to the extent the transfer of which is permitted by law; and any and all express or implied warranties or other similar claims that Seller may have with respect to any of the Purchased Assets.

       "Purchase Price" shall mean the aggregate of all amounts paid or to be paid to Seller by Buyer pursuant to Article II hereof.

       "Purchased Realty" shall mean the real property on which Facility 1 (Greensboro-Pleasant Garden), Facility 4
(Thomasville) and Facility 6 (Tupelo) are located, and all improvements located thereon and all easements appurtenant thereto, all of which will be conveyed in fee simple by Seller to Buyer.

FORM 10-K                                            Page 63

       "Realty" shall mean, collectively, the Leaseback Realty, the Leased Realty, and the Purchased Realty.

       "Referee Accountant" shall have the meaning given to it in Section 2.3(b).

       "Receivables" shall mean all "accounts," within the meaning of the Uniform Commercial Code, of Seller arising out of the operation of the Business.

       "Seller" shall mean Cone Mills Corporation, a North
Carolina corporation.

       "Seller's Accountants" shall mean McGladrey & Pullen,
LLP, Seller's independent accountants.

       "Services Agreement" shall have the meaning given to it in Section 2.14.

       "Sublease Agreement" shall mean the Sublease Agreement, to be executed at Closing in substantially the form attached hereto as Exhibit D, pursuant to which Seller will sublease to Buyer Facility 3 after Closing for a period of approximately two years.

       "Tangible Fixed Assets" shall mean the fixed assets, as defined in accordance with GAAP, of Seller used in the Business, to be transferred to Buyer from Seller pursuant to this Agreement all of which are listed in Schedule 1.1(b).

       "Taxes" shall mean all taxes, charges, fees, levies or other assessments (whether federal, state, local or foreign), including, without limitation, income, gross receipts, excise, property, estate, sales, use, transfer, license, payroll, franchise, ad valorem, withholding, Social Security and unemployment taxes; and such term shall include any interest, penalties and additions to such taxes, charges, fees, levies or other assessments.

       "Tax Returns" shall mean any report, return, or statement required to be supplied to a taxing authority in connection with Taxes.

       "Third Party" shall mean any Person other than Buyer or Seller.

       "Third-Party Claim" shall have the meaning given to it in
Section 9.4.

FORM 10-K                                            Page 64

       1.2. References to Exhibits, Schedules, and Sections. References to "Exhibits" and "Schedules" herein shall refer to those certain Exhibits and Schedules, respectively, attached hereto. References to "Sections" herein shall refer to the various sections of this Agreement.

       1.3. Accounting Terms. Any accounting terms used in this Agreement that are not specifically defined herein shall have the meanings customarily given to them in accordance with GAAP; provided, however, that in the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, to the extent that such changes would modify or could modify such accounting terms or the interpretation or computation thereof, such changes shall not be followed until and unless the parties hereto have agreed to amend this Agreement to reflect any such change.

       1.4. Seller's Knowledge. As used herein, the phrase "to the best of Seller's knowledge" and phrases of similar construction shall be deemed to mean the actual knowledge of the officers of Seller and Seller's Corporate Environmental Manager (Arthur J. Toompas) upon each such Person's due inquiry of the management of the Business (including the President of the Olympic Division and the plant manager of each of the six facilities operated by the Business) as a prudent seller of a business would make in similar circumstances.


                                  ARTICLE II
           SALE, LEASE AND LICENSE OF ASSETS; TERMS OF PAYMENT; AND
NONCOMPETE

       2.1. The Sale. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller will sell and deliver to Buyer, and Buyer will purchase and accept from Seller, the Purchased Assets.

       2.2. Consideration. a. Upon the terms and subject to the conditions contained in this Agreement, and in consideration of the sale of the Purchased Assets, at the following times, Buyer will pay to Seller the following amounts in the following manner:

FORM 10-K                                            Page 65

       (i)      On the Closing Date, the sum of Nineteen Million
Six Hundred Fifty Thousand Dollars ($19,650,000) and, on
January 26, 1996, the sum of Four Hundred Seventy-two Thousand
One Hundred Sixty-two Dollars ($472,162) (such aggregate sum, the "Estimated Fixed Assets Payment") in Cash, subject, however, to the adjustment set forth in Section 2.3;

       (ii)     On the Closing Date, the sum of Ten Million
Dollars ($10,000,000) in Cash (the "Intangibles Payment"); and

       (iii)As provided in Section 2.4, the payment in cash for all of the Inventory (the "Inventory Payment").

        (b) Notwithstanding any other provision set forth herein, Four Million Dollars ($4,000,000) of the Inventory Payment otherwise payable to Seller shall be paid into escrow pursuant to the Escrow Agreement at the time the Inventory Payment is to be paid to Seller as provided in Section 2.4.

       2.3.     Final Fixed Assets Payment. (a)  Within thirty
(30) days after the Closing Date, Seller shall prepare and deliver to Buyer a schedule (the "Fixed Assets Report"), setting forth all of the Tangible Fixed Assets and their respective depreciated book values as of the Closing Date determined in accordance with GAAP, and such work papers and other supporting detail as Buyer and its independent public accounts ("Buyer's Accountants") shall reasonably request. Depreciation shall be calculated consistent with Seller's past practice and shall be based on the actual number of days elapsed for any portion of a year. Seller shall deliver to Buyer, simultaneously with delivery of the Fixed Assets Report, a certificate of Seller's chief financial officer that the valuation set forth on the Fixed Assets Report sets forth the book value of the Tangible Fixed Assets in accordance with this Agreement. The sum of the values of all Tangible Fixed Assets reflected in the Fixed Assets Report, less $1,500,000 and adjusted as provided in paragraph (b) below, shall constitute the final Fixed Assets Value (the "Final Fixed Assets Value").

       (b) Following delivery of the Fixed Assets Report, Buyer and Buyer's Accountants shall have twenty (20) days in which to review and examine the Fixed Assets Report. If following such review, Buyer disputes the accuracy of the Fixed Assets Report or the determination of the Final Fixed Assets Value, Buyer and Seller, or each of their accountants, shall meet to reconcile any such dispute. If such dispute has

FORM 10-K                                            Page 66
not been reconciled within ten (10) days of Buyer's notification to Seller of the existence of such dispute, or such longer period upon which Buyer and Seller shall agree, they shall refer such dispute to an accountant or accounting firm on whom Buyer's and Seller's Accountants shall mutually agree to resolve the dispute ("Referee Accountant"). Seller and Buyer shall furnish to the Referee Accountant copies of the Fixed Assets Report and all such working papers and supporting detail as the Referee Accountant shall reasonably request. The decision of the Referee Accountant shall be final and binding upon all parties, absent manifest error. Seller and Buyer each shall pay one-half of the fees and expenses of the Referee Accountant.

       (c) Following determination of the Final Fixed Assets Value as set forth in subparagraphs (a) and (b), Seller and Buyer shall adjust the Estimated Fixed Assets Payment in accordance with this subparagraph (c). If the Final Fixed
Assets Value exceeds the Estimated Fixed Assets Payment, Buyer shall promptly pay in Cash to Seller the amount of such difference. If the Final Fixed Assets Value is less than the Estimated Fixed Assets Payment, Seller shall promptly pay to Buyer in Cash, the amount of such difference.

       2.4. Inventory Payment. (a) On the Closing Date (or such earlier date as agreed by Seller and Buyer), Seller shall conduct a physical count of the Inventory, which count shall be observed by Buyer and Buyer's Accountants, and shall as promptly as practicable thereafter, and in no event more than thirty (30) days thereafter, prepare and deliver to Buyer a schedule (the "Inventory Report") setting forth the quantity and value of each particular type of Inventory as of the Closing Date. The valuation of the Inventory shall be determined in accordance with the principles set forth in
Exhibit I. Seller shall deliver to Buyer, simultaneously with delivery of the Inventory Report, a certificate of Seller's chief financial officer that the valuation set forth on the Inventory Report has been prepared in accordance with this Agreement and such work papers and other supporting detail as Buyer and Buyer's Accountants shall reasonably request. The sum of the values of all Inventory reflected in the Inventory Report, adjusted as provided in paragraph (b) below, shall constitute the inventory value (the "Inventory Value").

       (b) Following delivery of the Inventory Report, Buyer and Buyer's Accountants shall have twenty (20) days in which to review and examine the Inventory Report. If Buyer does not

FORM 10-K                                            Page 67
give Seller notice of any dispute with respect to the accuracy of the Inventory Report or the determination of the Inventory Value within such period, the Inventory Value shall be the amount set forth in such Inventory Report. If, following such review, Buyer disputes the accuracy of the Inventory Report or the determination of the Inventory Value, Buyer and Seller or each of their accountants, shall meet to reconcile any such dispute. If such dispute has not been reconciled within twenty (20) days following delivery of the Inventory Report, Seller and Buyer shall refer such dispute to the Referee Accountant for resolution. Seller and Buyer shall furnish to the Referee Accountant copies of the Inventory Report and all such working papers and supporting detail as the Referee Accountant shall reasonably request. Seller and Buyer each shall use reasonable efforts to obtain a decision from the Referee Accountant, and such decision of the Referee Accountant shall be final and binding upon all parties, absent manifest error. Seller and Buyer each shall pay one-half of the fees and expenses of the Referee Accountant.

       (c) Immediately following the determination of the Inventory Value, Buyer shall make the Inventory Payment in Cash in an amount equal to the Inventory Value to Seller in the manner provided in Section 2.2. In the event of any dispute in the amount of the Inventory Value, Buyer shall promptly pay to Seller in the manner provided in Section 2.2 an amount equal to the portion of the Inventory Value not in dispute (the first $4,000,000 of which shall be paid into escrow as provided in Section 2.2(b)) and shall pay an amount equal to the remainder of the Inventory Value immediately upon the determination thereof in the manner set forth in
Section 2.4(b).

       2.5. Offer of Receivables. Seller agrees that prior to commencing any legal proceedings for the collection of any Receivable, Seller shall notify Buyer in writing of its intent to do so and shall enter into good faith negotiations to sell such Receivable to Buyer. In the event that Buyer and Seller have not agreed to the terms of sale of such Receivable within ten (10) Business Days following Buyer's receipt of such notice, Seller may commence such legal proceedings. Upon Seller's request, Buyer shall provide to Seller reasonable assistance (including access to applicable records transferred to Buyer) in connection with the collection of such Receivables.

FORM 10-K                                            Page 68

       2.6.     License of Hydrophilic Foam Technology.  At the
Closing, Buyer and Seller shall enter into the License
Agreement in substantially the form of the License Agreement attached hereto as Exhibit J.

       2.7. Real Property and Other Expenses; Proration. (a) Seller shall pay all applicable real property transfer taxes on the deeds conveying the Purchased Realty. Buyer shall pay any recording fees for recording all deeds, the assignment of the Existing Lease and memoranda of the Buyer Leases, any sales or use taxes, and the cost of any title insurance and surveys obtained by Buyer.

       (b) All ad valorem taxes on real and personal property for the year in which the Closing occurs shall be prorated per diem on a calendar-year basis up to the Closing Date. If any such taxes are not due until after the Closing Date, Buyer shall assume the responsibility of paying the taxes when the tax bill is submitted, and at such time upon Buyer's request, Seller will remit its pro rata share of such taxes to Buyer.

       (c) All other expenses of the Business shall be prorated on a daily basis between Seller and Buyer as of the Closing Date. Seller agrees to pay in full its pro rata share of all expenses of the Business as of the Closing Date.
Seller agrees that all expenses, charges, bills, or trade accounts maintained or incurred by Seller or its agents in connection with the management or operation of the Business or otherwise accrued for the period prior to the Closing Date will be paid in full on or before the date past due; provided, however, that all such expenses, charges, bills, or trade accounts that have accrued but have not been billed as of the Closing Date will be paid in full by Seller after the time Seller receives the bills and before the date such bills become past due. Without limiting the generality of the foregoing, the following items will be adjusted as of the Closing Date:

                (i) rent and other charges payable under the Existing Lease for the calendar month in which the Closing
Date occurs;

                (ii) water and utility charges and sanitary sewer taxes, if any;

                (iii) charges under service, management or other agreements, if any, that remain in effect after the Closing
Date; and

FORM 10-K                                            Page 69

                (iv) other operating expenses not covered by any of the above subparagraphs.

       2.8. Assumption of Obligations and Liabilities. In addition to Buyer's obligations to make payments pursuant to
Section 2.2, Buyer shall: (i) assume and pay, discharge and perform the obligations and liabilities of Seller under the contracts, leases and other agreements listed in Schedule 2.8; and (ii) enter into the Sublease Agreement. Except as specifically set forth in the immediately preceding clauses
(i) and (ii), Buyer shall assume no other obligations or liabilities of Seller in connection with the Business or the Purchased Assets, including without limitation products liability claims for goods sold by Seller, liabilities under any employee benefit plans adopted by Seller, and liabilities under any contracts or agreements regarding the Business not specifically set forth in Schedule 2.8.

       2.9. Seller's Assignments of Warranty Claims. Upon Buyer's request, Seller shall assign and confirm in writing such assignment to Buyer of any warranty or any warranty claim, express or implied, that Seller has or may have against another Person with respect to any of the Purchased Assets.

       2.10. Allocation of Purchase Price. The Purchase Price shall be allocated between the different types of Purchased
Assets as set forth in Schedule 2.10. The parties hereto shall report on applicable tax returns the allocation of Purchase Price among the Purchased Assets to which they have mutually agreed.

       2.11 Leaseback Realty. On the Closing Date, Buyer and Seller shall enter into the Buyer Leases pursuant to which Buyer will lease the Leaseback Realty from Seller in accordance with the terms and conditions thereof, in addition to the memoranda of the Buyer Leases in recordable form.

       2.12.    Leased Realty.  On the Closing Date, Buyer and
Seller shall enter into the Sublease Agreement.

       2.13. Noncompete. For a period of three (3) years from the Closing Date, Seller will not directly or indirectly, either as principal, agent, manager, member, partner, shareholder, consultant or otherwise:

FORM 10-K                                            Page 70

       (a) Conduct, become associated with, or otherwise interested in any business operation, whether financially or in any other capacity, if such business competes in any way whatsoever with the Business in the sale of polyurethane foam products within the following geographical areas: (i) North Carolina; (ii) the Southeastern states; (iii) all states east of the Mississippi; (iv) each state in which customers of the Business are located as of the Closing Date; (v) each state in which customers of the Business are located at any time after the Closing Date; (vi) each state in which potential customers of the Business are located as of the Closing Date; (vii) each state in which potential customers of the Business are located after the Closing Date; and (viii) the United States of America;

       (b) In any way solicit or attempt to solicit for the sale of polyurethane foam products any customer to which the Business has provided goods or services during the three (3)- year period immediately preceding the Closing Date; or

       (c) In any way, induce or attempt to induce any employee of the Business as of the Closing Date or as of any future date to leave his or her position with Buyer to become associated in any way with a competing business.

       Seller and Buyer agree that the geographical areas in subparagraph (a) and the other restrictions set forth in this
Section 2.13 are completely severable and independent, and any invalidity or unenforceability of this Agreement with respect to any one area or any one restriction in this Section 2.13 shall not render this Agreement unenforceable as applied to any one or more of the other areas or other restrictions herein.

       Seller acknowledges both (i) that Buyer will need injunctive relief in order to adequately enforce its rights under this Section 2.13, and (ii) that Buyer's recovery of any monetary damages for Seller's breach of this Section 2.13 will not by itself be an adequate means with which to redress such breach. Accordingly, Seller agrees that Buyer will be entitled to enforce this Agreement by obtaining a preliminary and permanent injunction and any other appropriate equitable relief in any court of competent jurisdiction. Nothing in this Section 2.13 shall be construed to prohibit Buyer from pursuing any and all of its legal remedies for a breach of this Section 2.13, including the recovery of monetary damages. This Section 2.13 is expressly excepted from the arbitration provision set forth in Section 11.9.

FORM 10-K                                            Page 71

       2.14. Services Agreement. On the Closing Date, Buyer and Seller shall enter into a Services Agreement in substantially the form of the Services Agreement attached hereto as Exhibit H (the "Services Agreement").

       2.15. Credit to Buyer. Seller hereby grants to Buyer, effective upon the Closing, a $300,000 credit against amounts payable by Buyer to Seller under the Lease Agreements, the Sublease Agreement, the License Agreement and the Services Agreement and, other than payments due under Sections 3.3(a) and (b), amounts due under this Agreement or any other agreement between Buyer and Seller. In the event that the amount of such credit has not been fully applied upon the last to expire of the Lease Agreements, the Sublease Agreement and the Services Agreement, Seller shall promptly pay the remaining portion of such credit to Buyer in cash.

       2.16. No Amendment to Carpenter Agreement; Polymer Inventory. Seller shall not amend the Carpenter Agreement without Buyer's prior written consent, which consent shall not be unreasonably withheld. Buyer shall not amend the Carpenter Agreement to affect the minimum purchase requirements of Polymer A thereunder without the prior written consent of Seller, which consent shall not be unreasonably withheld. By no later than November 15 of each of 1996 and 1997, Buyer shall provide written notice to Seller of its purchases of Polymer A under the Carpenter Agreement (as well as purchases of Polymer A by Time Release Sciences, Inc., to the extent known by Buyer and to the extent such purchases apply to the minimum purchase requirement) to date for such year and its good faith estimate of anticipated purchases of Polymer A under the Carpenter Agreement for the remaining portion of the year (the sum of such actual and estimated purchases is referred to as the "Purchase Amount"), along with its good faith estimate of the supply of Polymer A then held in inventory. On each of December 31, 1996 and December 31, 1997, Buyer shall maintain levels of inventory of Polymer A (as defined in the Carpenter Agreement) reasonable for its use of such Polymer A in the ordinary course of business. From the Closing Date until December 31, 1997, Buyer shall purchase all Polymer A needed by it in the operation of the Hydrophilic Foam Business from Carpenter Co. and its affiliates.

FORM 10-K                                            Page 72

                                  ARTICLE III
                                  THE CLOSING

       3.1. Time and Place of Closing. The closing (the "Closing") of the transactions contemplated hereby shall take place as of the commencement of business on January 22, 1996, at the offices of Robinson, Bradshaw & Hinson, P.A. in Charlotte, North Carolina, or at such other time or place as shall be mutually satisfactory to the parties hereto (the "Closing Date").

       3.2. Deliveries by Seller. At the Closing, Seller will deliver to Buyer the following:

       (a)      General warranty deeds to the Purchased Realty;

       (b) The Buyer Leases and memoranda thereof (in recordable form);

       (c)      The Escrow Agreement;

       (d)      The Sublease Agreement;

       (e)      The Assumption Agreement;

       (f)      The Services Agreement;

       (g)      The License Agreement;

       (h) All bills of sale, certificates of title, assignments of leases and agreements, and other instruments of transfer necessary to transfer title to the Purchased Assets, as may be reasonably required by Buyer;

       (i) The opinions, certificates, consents and other documents contemplated by Section 8.3; and

       (j) All other documents, certificates, instruments and writings required hereunder to be delivered by Seller, or as may reasonably be requested by Buyer at or prior to the Closing Date pursuant to this Agreement.

       3.3. Deliveries by Buyer. At the Closing, Buyer will deliver to Seller the following:

       (a) A wire transfer of Cash equal to $29,650,000 (the first installment of the Estimated Fixed Assets Payment and the Intangibles Payment);

FORM 10-K                                            Page 73

       (b) A wire transfer of any other amounts required to be paid at the Closing by Buyer pursuant to this Agreement;

       (c) The Buyer Leases and memoranda thereof (in recordable form);

       (d)      The Escrow Agreement;

       (e)      The Sublease Agreement;

       (f)      The Services Agreement;

       (g)      The License Agreement;

       (h) The opinions, certificates and other documents contemplated by Section 8.2 hereof;

       (i)      The Assumption Agreement; and

       (j) All other documents, certificates, instruments and writings required hereunder to be delivered by Buyer, or as may reasonably be requested by Seller at or prior to Closing pursuant to this Agreement.


                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF SELLER

       Except as otherwise set forth in any Schedules hereto specifically referencing applicable Sections of this Agreement, Seller represents and warrants to Buyer and British
Vita as follows:

       4.1. Organization; Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the operation of the Business makes such qualification necessary, except in those jurisdictions where the failure to be so qualified and in good standing would not have a material adverse effect on the Business. Seller has the full power and authority to own, lease and operate the Purchased Assets and carry on the Business as such operations are now being conducted.

FORM 10-K                                            Page 74

       4.2. Authority Relative to this Agreement. Seller has the full corporate power, authority and legal right to execute and deliver this Agreement and to carry out its transactions and perform its obligations contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and this Agreement has been duly and validly executed and delivered by Seller, and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally or the fact that specific performance is a remedy within the discretion of any court.

       4.3. Consent and Approvals; No Violation. Except as set forth in Schedule 4.3, there is no requirement applicable to Seller to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Authority as a condition to the lawful consummation by Seller of the transactions contemplated hereby, other than the filings, if any, required under the HSR Act and the expiration of the waiting period thereunder. Except as set forth in
Schedule 4.3, the execution and delivery of this Agreement by Seller and the performance of this Agreement by Seller will not (a) conflict with any provision of the articles of incorporation or bylaws of Seller, (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation relating to the Business and to which Seller is a party or to which any of the Purchased
Assets may be subject, except for defaults that individually or in the aggregate would not have a Material Adverse Effect on the Business and except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been or will be obtained prior to the Closing Date, or (c) violate any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority that is applicable to Seller or any of the Purchased Assets.

       4.4.     Purchased Assets Conveyed.  (a)  The Purchased
Assets, the Licensed Technology, the Leased Vehicles, the
Leased Realty and the Leaseback Realty comprise all of the

FORM 10-K                                            Page 75
assets (including all governmental authorizations and permits, the transfer of which is permitted by law) currently used in the Business.

       (b) The Inventory as of the Closing Date is consistent with operation of the Business in the ordinary course and past practice.

       4.5. Business and Trading Relations. To the best of Seller's knowledge, (i) no material supplier will cease supplying goods or services to the Business or substantially reduce its supplies to the Business as a result of the acquisition of the Business by Buyer, and (ii) no material customer of the Business will, as a result of the acquisition of the Business by Buyer, terminate or materially reduce its relationship with the Business.

       4.6. Joint Ventures and Partnerships. Seller has not conducted any part of the Business through a joint venture with any Person through a branch, agency or permanent establishment outside the United States.

       4.7. Certain Contracts and Arrangements. Schedule 4.7 lists all contracts, agreements and other legally binding commitments of Seller in existence on the date hereof affecting the Business, separated into the following categories:

       (a)      union contracts;

       (b) employment contracts and other employee benefit and/or employee remuneration plans, arrangements, contracts or agreements, including pension and stock option plans;

       (c)      contracts relating to Intellectual Property
Rights;

       (d)      sales agency, sales representation and
distributorship contracts; and

       (e)      all other contracts not of the types covered by
(a) through (d) inclusive except contracts involving payment by or to Seller of less than $25,000 during any twelve-month period and purchase orders received or issued in the ordinary course of business and not requiring performance over a period in excess of ninety (90) days. Except as set forth in
Schedule 4.7, there is not, under any of the agreements designated in Schedule 4.7, any existing default, event of

FORM 10-K                                            Page 76
default or other event, that with or without due notice or lapse of time or both, would constitute a default or event of default on the part of Seller.

       4.8. Assigned Contracts. (a) Schedule 2.8 lists the contracts, agreements, options, leases and similar arrangements that are related to the Business to be assigned by Seller to Buyer pursuant to this Agreement (the "Assigned
Contracts").

       (b) To the best of Seller's knowledge, the execution and delivery of this Agreement by Seller and the performance of this Agreement by Seller will not relieve any other party to any Assigned Contract from its obligations or enable it to terminate any of them.

       (c) Seller is not and will not, as a result of the sale of the Business contemplated hereby, be in default under any of the Assigned Contracts that are material to the operation of the Business.

       (d) Except as set forth in Schedule 2.8, no threat or claim of default under any of the Assigned Contracts has been made and Seller has no knowledge of anything that could reasonably be expected to result in a claim of default.

       (e) To the best of Seller's knowledge, no other party to any of the Assigned Contracts is in breach, violation or default thereof, and each Assigned Contract is in full force and effect.

       4.9. Litigation. Except as set forth in Schedule 4.9, there are no legal, administrative, arbitration or other proceedings pending or, to the best of Seller's knowledge, threatened against Seller or any governmental investigation pending, in connection with the operation of the Business that, if decided adversely to Seller, would have a Material Adverse Effect on the Business or seeking to enjoin the transactions contemplated herein or recover damages in connection therewith.

       4.10. Labor Matters. Seller has not recognized, nor has Seller received, a demand for recognition of, any collective bargaining representative in connection with the Business.
There are no strikes, labor disputes or work stoppages in effect or threatened against Seller that may have a material adverse effect on the Business.

FORM 10-K                                            Page 77

       4.11. Taxes. Seller has filed, or caused to be filed, all federal, state and local Tax Returns required to be filed by Seller. Except as set forth in Schedule 4.11, Seller has paid, or made provisions for the payment of, its respective allocable share of (i) all Taxes due for the periods covered by such Tax Returns, except such accrued and unpaid Taxes for which appropriate accruals have been made in accordance with GAAP, and (ii) all deficiencies assessed as a result of any examination of such Tax Returns.

       4.12. Licenses and Authorizations. All licenses, permits (including environmental permits) and authorizations issued by or obtained from any Governmental Authority or any other Person that are held by Seller as of the date hereof and required for the conduct of the Business as presently conducted: (a) are in full force and effect, with no violations of any of them having occurred or, to the best of Seller's knowledge, alleged to have occurred; (b) have no proceedings pending or, to the best of Seller's knowledge, threatened against them that would have the effect of revoking or materially limiting or affecting the transfer or renewal of any such licenses, permits or authorizations; (c) to the extent permitted by law, shall be transferred to Buyer; and
(d) other than as required by law, shall not be lost or materially modified as a result of the transactions contemplated hereby. All such licenses, permits, and authorizations are listed on Schedule 4.12, which also lists those licenses, permits and authorizations the transfer of which is not permitted by law or which shall be lost or materially modified as a result of the transactions contemplated hereby. Except as set forth in Schedule 4.12 or as otherwise disclosed in this Agreement or in any document delivered pursuant to this Agreement: (x) such scheduled items are not subject to any restrictions or conditions that could or would limit operation of the Business as presently conducted; and (y) there are no applications by Seller in connection with the Business or complaints by others pending or, to the best of Seller's knowledge, threatened as of the date hereof before any Governmental Authority relating to the Business.

       4.13. Title to Real Property. (a) The Realty comprises all real property currently owned or leased by Seller and used in, or in connection with, the operation of the Business.
Except with respect to the Leased Realty, Seller has good and marketable fee simple title to all of the Realty, free and clear of all material liens, mortgages, pledges and

FORM 10-K                                            Page 78
encumbrances whatsoever other than the following permitted encumbrances (collectively, the "Permitted Encumbrances"):
(i) real estate taxes not yet due and payable; and
(ii) easements, rights of way, mineral rights or other similar reservations and restrictions that are set forth in the deeds to such real property and that in the aggregate do not materially and adversely affect or interfere with the use of such property in the Business.

       (b) With respect to the Leased Realty: (i) the Existing Lease is in full force and effect; (ii) Seller has the right to sublease the Leased Realty on the terms set forth in the Sublease Agreement; and (iii) neither Seller nor, to the best of Seller's knowledge, the landlord thereunder is in default under the terms of the Existing Lease, nor has an event occurred that, but for the giving of notice or the passage of time, would constitute such a default by Seller or, to the best of Seller's knowledge, such landlord.

       (c) On or before January 22, 1996 (the "Inspection Date"), Buyer shall deliver to Seller a statement of any objections to Seller's title, excluding the Permitted Encumbrances, and shall notify Seller in writing of the nature of such objections. If objections to title are made as provided above, Seller shall use reasonable efforts to cure the objections prior to the Closing Date, but shall not be required to expend in excess of $10,000. If Seller fails to cure the objections within such period, Buyer may, by delivery of written notice to Seller, either (i) terminate this Agreement; (ii) elect to consummate the purchase of the Business in the same manner as if there had been no title objections (in which event Buyer shall be deemed to have waived such objections); or (iii) cure the title objections at Seller's reasonable expense, not to exceed $25,000, and treat that expense as a credit against the Purchase Price. On or before the Inspection Date, Buyer shall cause to be prepared, at its expense, a survey of each parcel of Realty certified by a registered land surveyor, showing the boundaries and the acreage of each parcel of Realty, and the location of all easements, buildings, improvements and encroachments, if any, located thereon. Buyer's objections to title may be based solely on such surveys.

       4.14. Title to Personal Property. Schedule 4.14 lists, as of a recent date, all material tangible personal property
(exclusive of Inventory) owned or leased by Seller and used in connection with the Business. Except with respect to any

FORM 10-K                                            Page 79
leased property or as set forth in Schedule 4.14, Seller owns and has good and valid title to all tangible personal property that is included in the Purchased Assets, free and clear of all material liens and encumbrances, except for liens for taxes not yet due and payable. Seller has delivered or made available to Buyer true and complete copies of all leases and other agreements affecting the properties listed in
Schedule 4.14, all of which leases are, to the best of Seller's knowledge, valid and binding on the lessor thereunder, and with respect to which Seller is not in material default.

       4.15.    Corporate and Personnel Data; Labor Relations.
Schedule 4.15 lists the names and current salary or hourly rates of all the employees of Seller who are employed in connection with the Business. Except as set forth in Schedule 4.15, the operation of the Business has complied in all material respects with all applicable laws and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, the payment of Social Security or similar taxes, and discrimination laws. There are no unfair labor practice claims or charges pending involving Seller relating to the Business.

       4.16. Insurance. Schedule 4.16 lists all of Seller's outstanding insurance policies relating to the Purchased
Assets or the Business, and indicates the insurer's name, policy number, expiration date and amount and type of coverage. Seller maintains product liability insurance with respect to the Business in the amounts and coverages set forth on Schedule 4.16.

       4.17.    Intellectual Property Rights.   Schedule 4.17
lists the Intellectual Property Rights, together with any applicable registrations. Except as shown in Schedule 4.17, all trademarks, trade names, copyrights and patents, and any applicable registrations, are owned by Seller and are not the subject of any proceeding challenging their use, or seeking to deny, modify or revoke any registration or application therefor or renewal thereof. Except as shown in Schedule 4.17, Seller is entitled to use all of its respective Intellectual Property Rights, and Seller has not granted any right, title or interest in or to any such Intellectual Property Rights to any other Person.

FORM 10-K                                            Page 80

       4.18. Infringements. Seller has not received any written notice of any claim of infringement with respect to the Business, and the Business does not infringe any patent, registered design, trademark, copyright or other intellectual property right of any other person. Except as listed on
Schedule 4.18, Seller does not require nor has it been granted any license (other than a shrink-wrap license for computer software) relating to any intellectual property right of any kind whatsoever.

       4.19. Purchases and Sales from or to One Party. Except as set forth in Schedule 4.19, neither more than ten percent (10%) of the aggregate amount of all the purchases nor more than ten percent (10%) of the aggregate amount of all the sales of the Business are obtained or made from or to a single supplier or customer (including any Person associated or affiliated with a supplier or customer), and Seller has not received any written notification nor any oral notification from any such source of supply or outlet for sales that such Person intends to terminate its relationship with the Business.

       4.20. Financial Statements. Seller has delivered to Buyer statements of assets and operations of the Business for the fiscal year ended January 1, 1995 and the 39-week period ended October 31, 1995 and Cost Department Reports for the Business for the fiscal years ended January 3, 1993, January 2, 1994 and January 1, 1995, and the 39-week period ended October 31, 1995 (the "Financial Statements"). The Financial Statements fairly present in all material respects the assets and results of operations of the Business as of the respective dates and for the respective periods indicated, including normal accruals and intercompany eliminations.

       4.21. Books and Records. All the books and records of Seller related to the Business and the Purchased Assets, copies of which are to be delivered at Buyer's expense to Buyer as it may request, have been maintained in the ordinary course of business consistent with the past practices of Seller and do not contain any material inaccuracies or discrepancies.

       4.22. Condition of Real Property. Except as set forth in Schedule 4.22:

       (a)      Seller has not received any notice of
administrative agency action, litigation, condemnation

FORM 10-K                                            Page 81
proceeding, or proceeding of any kind pending against Seller that relates to or affects any portion of the Realty, including any requests for public dedication, nor does Seller know of any basis for any such action;

       (b) To the best of Seller's knowledge, all buildings and improvements located on the Realty fully conform with all applicable zoning regulations and building codes and restrictions and are located entirely within the boundary lines of the Realty. To the best of Seller's knowledge,
(i) none of the buildings or improvements located on the Realty are prior, nonconforming structures under either the applicable zoning regulations or the applicable building codes, and (ii) all of the buildings are structurally sound in all material respects consistent with their current use;

       (c) To the best of Seller's knowledge, each parcel of Realty may be used for the operation of the Business without violating any federal, state, local, or any other governmental building, zoning, health, safety, platting, subdivision or other statute, ordinance or regulation, or any applicable private restriction; such use is not a pre-existing, nonconforming use; and no notice of the violation of any of the same has been received by Seller; and

       (d) To the best of Seller's knowledge, each parcel of Realty is currently served by the following public utility services sufficient for the operation of such Realty:
electricity, gas, water, sanitary sewer and telephone. Seller will reasonably cooperate with Buyer to assure that those utility services will continue after the Closing.

       4.23. Business Names. Schedule 4.23 lists all names under which the Business, or any portion thereof, has been operated during the past five years.

       4.24.    Environmental Matters.  Except as set forth in
Schedule 4.24:

       (a) The Realty and any other real property owned, leased or operated by Seller in connection with the Business currently or in the past (all of which Realty and other real property is listed in Schedule 4.24), including without limitation the improvements thereon and the soil and groundwater thereunder, (i) does not contain and is not contaminated by any Hazardous Material, other than Hazardous

FORM 10-K                                            Page 82

Materials at naturally occurring background levels and Hazardous Materials properly stored and used in the ordinary course of business as listed on current MSDS reports for each facility operated by the Business; (ii) does not contain underground storage tanks (other than one petroleum underground storage tank located on the Leased Realty); (iii) has never been used for the generation, treatment, storage or disposal of any Hazardous Material (other than in the ordinary course of business in compliance with applicable Environmental
Laws), or for mining, land filling, dumping, gasoline station, dry cleaning or commercial petroleum product storage purposes;
(iv) has not been the subject of any activities representing a violation or alleged violation of any Environmental Law or any action by a governmental authority pursuant to any Environmental Law within the past five years, and is in compliance in all material respects with all Environmental Laws; (v) does not otherwise contain a condition that is a threat to the safety or health of the public or environment;
(vi) has not had any release of any Hazardous Material from, on, in or upon it (other than in the ordinary course of business in compliance with applicable Environmental Laws) and does not face any current risk, to Seller's knowledge, of contamination by any Hazardous Material from any nearby property; and (vii) to Seller's knowledge, has never been the subject of an environmental audit or assessment, or remedial action for an environmental problem performed by a Person other than Seller or an agent of Buyer in connection with this Agreement. With respect to any real property owned, leased or operated by Seller in the past in connection with the Business, but not currently owned, leased or operated by Seller, the representations set forth above in this Section
4.24 shall be deemed to apply as of the last date that Seller owned, leased or operated the property in question.

       (b) Except as set forth in Schedule 4.24, in connection with the Business, Seller: (i) has never sent a Hazardous Material to a site that, pursuant to any Environmental Law, (1) has been placed on the "National Priorities List", the "CERCLIS" list, or any similar state or federal list, or (2) is subject to or the source of a claim, an administrative order or other request to take "removal", "remedial", "corrective" or any other "response" action, as defined in any Environmental Law, or to pay for the costs of any such action at the site; (ii) is in material compliance with all Environmental Laws in all of its activities and operations; (iii) is not involved in any suit or proceeding

FORM 10-K                                            Page 83
and has not received any notice or request for information from any governmental authority or other third party with respect to a release or threatened release of any Hazardous Material or a violation or alleged violation of any Environmental Law, and has not received notice of any claims from any person or entity relating to property damage or to personal injuries from exposure to any Hazardous Material; and
(iv) has timely filed every report required to be filed, acquired all necessary material certificates, approvals and permits (all of which shall be transferred to Buyer to the extent permitted by law, none of which shall be lost or materially modified as a result of this transaction other than as required by law and all of which are listed on Schedule 4.12, which also specifically identifies any such material certificates, approval or permit that are not permitted by law to be transferred or may be lost or materially modified as a result of this transaction as required by law), and generated and maintained all required data, documentation and records under all Environmental Laws.

       (c) To the best knowledge of Seller, no material expense or change in the Business will be required to comply with any prospective requirement adopted or promulgated prior to the date hereof under any Environmental Law and to be applicable to the Business in the future, other than permits required under Title V of the Clean Air Act for Facility 6.

       4.25. Compliance With Laws. In connection with the Business, Seller has duly complied in all material respects with the provisions of all federal, state and local law, rules and regulations (other than Environmental Laws, compliance with which by Seller is described in Section 4.24) applicable to the Purchased Assets or the Business.

       4.26. Minimum Purchases. Pursuant to the Agreement dated March 30, 1994 between Seller and Cook Composites and Polymers (including all amendments and supplements thereto, the "Carpenter Agreement"), Seller has purchased an aggregate amount of Polymer A (as defined in the Carpenter Agreement) in 1995 equal to or exceeding the minimum purchase requirement for such period necessary to maintain Seller's exclusive "Field of Uses" (as defined in the Carpenter Agreement). Cone's minimum purchase requirements of Polymer A under the Carpenter Agreement for 1996, 1997, 1998 and 1999 are 400,000 pounds, 600,000 pounds, 1,000,000 pounds and 1,000,000 pounds, respectively, of Polymer A, provided that any purchases in any

FORM 10-K                                            Page 84
year in excess of such amount shall be carried forward and applied to the threshold in subsequent periods. Seller has delivered to Buyer a true and correct copy of the Carpenter Agreement and such document states the entire agreement between Carpenter Co. and Seller purported to be addressed thereby. Seller's inventory of such Polymer A was approximately 300,000 pounds at December 31, 1995. There are no outstanding purchase orders for Polymer A. Polymer A has a shelf-life (for the purposes of the proposed use of Polymer A in the Hydrophilic Foam Business) of at least two years.

       4.27. Periphlex Agreement. Seller is a party to a Contract dated as of June 30, 1994 with Periphlex U.S.A. Ltd. ("Periphlex"), as amended by an Addendum to Contract dated April 24, 1995 (the "Periphlex Contract"), pursuant to which, to Seller's knowledge, Periphlex has completed the Project (as defined in the Periphlex Contract and which includes the fabrication, construction and assembly of a machine and related equipment to manufacture hydrophilic foam, which will incorporate Seller's proprietary processes and technology necessary to produce such foam). Seller has performed all of its obligations under the Periphlex Contract. Seller has delivered to Buyer a true and correct copy of the Periphlex Contract and such document states the entire agreement between Periphlex and Seller purported to be addressed thereby.
Seller has not requested that Periphlex perform any services with respect to the Business other than the services required under the Periphlex Contract.

       4.28. Accuracy of Information. All written information given to Buyer by Seller relating to the Business or Purchased Assets, taken as a whole, does not contain any material inaccuracies. Seller makes no representations or warranties regarding the Business or Purchased Assets other than as set forth in this Agreement.


                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF BUYER

       Buyer represents and warrants to Seller as follows:

       5.1. Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

FORM 10-K                                            Page 85

       5.2. Authority Relative to this Agreement. Buyer has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Buyer and no other proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This
Agreement has been duly and validly executed and delivered by Buyer and constitutes the legal, valid and binding agreement of Buyer.

       5.3. Consents and Approvals; No Violation. To the best knowledge of Buyer, there is no requirement applicable to Buyer to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental
Authority as a condition to the lawful consummation by Buyer of the transactions contemplated hereby, other than the filings, if any, required under the HSR Act and the expiration of the waiting period thereunder. Neither the execution, delivery and performance of this Agreement by Buyer nor the operation of the Business by Buyer will: (a) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of Buyer; (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which Buyer is a party or by which any of its assets may be bound, except for such defaults
(or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or will be obtained prior to the Closing Date; or (c) violate any law, statute, rule, regulation, order, writ, injunction or decree of any federal, state or local governmental authority or agency that is applicable to Buyer.

       5.4. Qualification. Buyer knows of no facts that would, under present law, disqualify Buyer as a transferee of any of the licenses, permits and authorizations described in
Section 4.12 that are transferrable or as owner and operator of the Business. In the event Buyer becomes aware of any such facts, it will promptly notify Seller in writing thereof and use its best efforts to prevent any such disqualification.

       5.5. Litigation. There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of Buyer,

FORM 10-K                                            Page 86
threatened against Buyer seeking to enjoin the transactions contemplated hereby or recover damages in connection therewith.

                                  ARTICLE VI
                REPRESENTATIONS AND WARRANTIES OF BRITISH VITA

       British Vita represents and warrants to Seller as follows:

       6.1. Organization and Authority. British Vita is a company duly organized, validly existing and in good standing under the laws of the United Kingdom with the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by British Vita and no other proceedings on the part of British Vita are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by British Vita and constitutes the legal, valid and binding agreement of British Vita.

       6.2. Consents and Approvals; No Violation. To the best knowledge of British Vita, there is no requirement applicable to British Vita to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Authority as a condition to the lawful consummation by British Vita of the transactions contemplated hereby, other than the filings, if any, required under the HSR
Act and the expiration of the waiting period thereunder. The execution, delivery and performance of this Agreement by British Vita will not: (a) conflict with or result in any breach of any provision of the organizational documents of British Vita; (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which British Vita is a party or by which any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or will be obtained prior to the Closing Date; or (c) violate any law, statute, rule, regulation, order, writ, injunction or decree of any federal, state or local governmental authority or agency and that is applicable to British Vita.

FORM 10-K                                            Page 87

       6.3. Litigation. There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of British Vita, threatened against British Vita seeking to enjoin the transactions contemplated herein or recover damages in connection therewith.

                                  ARTICLE VII
                         COVENANTS OF SELLER AND BUYER

       7.1. Conduct of Business. Except as otherwise expressly provided in or contemplated by this Agreement, prior to the Closing Date, without the prior written consent of Buyer, Seller will not, except in the ordinary course of business:

       (a) enter into any contract or commitment material to the Business;

       (b) create or assume any mortgage, pledge, lien, or other encumbrance with respect to the Purchased Assets, whether now owned or hereafter acquired;

       (c) sell, assign, lease, transfer or otherwise dispose of any of the Purchased Assets; or

       (d) increase the rate of compensation payable to any of the Business Employees, other than increases in the ordinary course of business consistent with past practices.

       7.2. Access to Information. (a) Between the date of this Agreement and the Closing Date, Seller shall: (i) give Buyer and its authorized representatives reasonable access during normal business hours to the Purchased Assets and to all books, records, offices and other facilities and properties relating to the Business; (ii) permit Buyer to make such inspections thereof and perform such soil and groundwater tests, surveys, environmental assessments and audits, and other inspections, tests and inquiries as Buyer may desire; and (iii) cause its officers or other appropriate officials to furnish Buyer with such financial and operating data and other information with respect to the Business as Buyer may from time to time reasonably request; provided, however, that any such investigation by Buyer shall be conducted in such a manner as not to interfere unreasonably with the operation of the Business, and Buyer shall promptly repair and indemnify Seller against any damages, costs or claims caused by it or

FORM 10-K                                            Page 88
such representatives in connection with such inspections, tests and inquiries (other than damages, costs or claims caused by Seller or arising with respect to the condition of any of the facilities or Business prior to such inspection, test or inquiry).

       (b) From the date of this Agreement until the Closing Date (or at any time after the date hereof if this Agreement is terminated pursuant to Article X, Buyer and British Vita:
(i) will hold, and will use its best efforts to cause its officers, directors, employees, lenders, accountants, representatives, agents, consultants and advisors to hold, in strict confidence all information (other than such information as may be publicly available) furnished to Buyer in connection with the transactions contemplated by this Agreement (collectively, the "Information"); and (ii) will not, without the prior written consent of Seller, release or disclose any Information to any other person, except to Buyer's officers, directors, employees, lenders, attorneys, accountants, representatives, agents, consultants and advisors who need to know the Information in connection with the consummation of the transactions contemplated by this Agreement, who are informed by Buyer of the confidential nature of the Information, and who agree to be bound by the terms and conditions of this Section 7.2(b) and will use the Information solely for the purposes of evaluating the transactions contemplated hereby. In the event Buyer or any Person to whom Buyer transmits the Information pursuant to this Agreement becomes legally compelled to disclose any of the Information, Buyer will provide Seller with prompt notice so that Seller may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 7.2(b), or both. If the transactions contemplated by this Agreement are not consummated, the Information will be returned to Seller immediately upon Seller's request therefor.

       7.3. Employees and Employee Benefits. (a) Buyer and Seller agree that on the Closing Date the employees of Seller employed solely in the Business (the "Business Employees") shall cease to be employees of Seller and shall be employed by Buyer on an employment-at-will basis (except to the extent otherwise agreed in writing by Buyer or to the extent employment agreements are assumed by Buyer pursuant to Section 2.8). Seller shall be responsible for payment of any vested vacation or holidays or similar benefits earned prior to the Closing Date, even if such vacation or holidays are taken after the Closing Date. Seller represents that pursuant to

FORM 10-K                                            Page 89
its vacation policies the full amount of vacation to which an employee of the Business is entitled in any fiscal year vests on the first day of such fiscal year.

       (b) Concurrently with the Closing, Seller shall notify the employees of the Business of such employees' rights to receive the full amount of vested vacation pay in connection with the termination of such employees' employment with Seller and shall permit such employees to waive the right to receive such payment at such time and in lieu thereof to receive such payments from Buyer. Within 30 days following the Closing
Date, Seller shall provide to Buyer a list of all employees electing to so defer the payment of such vacation pay, each such employee's salary or wage rate and the aggregate amount of such vacation pay for 1996 based upon such salary and wage rates, and Seller shall pay to Buyer such aggregate amount at such time. Buyer shall permit employees of the Business to take vacation time during 1996 consistent with Seller's vacation policies (with such employees' service with Seller to constitute service with Buyer for such purpose) and shall pay such employees set forth in the list described in the foregoing sentence (at the salary rate set forth in such list) such vacation pay upon two-weeks' written notice therefor in accordance with Seller's current vacation pay policy. All amounts received by Buyer pursuant to this Section 7.3(b) shall be maintained by Buyer in a segregated account until applied from time to time to fund the payment to employees of vacation pay as contemplated hereby and, prior to such time such funds are so applied, such funds shall not be commingled with other funds of Buyer.

       (c) Seller shall, if requested by Buyer, assign to Buyer the unemployment insurance and worker's compensation experience ratings applicable to the Business and take such steps as Buyer shall reasonably request to effect such assignment, if such assignment is permitted by law and is not prejudicial to Seller. Buyer shall pay to Seller any cost, expense or penalty of Seller relating to such assignment.

       7.4. Consummation of Agreement. Buyer and Seller will use each of their reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by each of them under this Agreement so that the transactions contemplated hereby shall be consummated. Except for events that are the subject of specific provisions of this Agreement,

FORM 10-K                                            Page 90
if any event should occur, either within or outside the control of Buyer or Seller, that could materially delay or prevent fulfillment of the conditions upon the obligations of any party hereto to consummate the transactions contemplated by this Agreement, Buyer and Seller will notify the others of any such event and each of them will use their reasonable, diligent and good faith efforts to cure or minimize the same as expeditiously as possible.

       7.5. Filings. Buyer and Seller have filed Notification and Report Forms under the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended, and regulations thereunder (the "HSR Act") with the Federal Trade Commission
(the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and shall respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

       7.6. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated hereby.

       7.7. Actions by British Vita. British Vita shall cause Buyer to perform its obligations hereunder, and in the event of any failure by Buyer to perform such obligations, British
Vita shall perform such obligations, without any requirement that Seller first exhaust any legal remedies it may have against Buyer.

       7.8. Assistance in Pending Litigation. After the Closing Date, Buyer shall upon Seller's reasonable request, in connection with any litigation described in Schedule 4.9 or any other litigation arising after the date hereof involving the Business, provide reasonable assistance to Seller in connection with such litigation or investigation by providing Seller reasonable access to applicable records transferred to Buyer hereunder, permitting its employees to be available to provide applicable information or testify in such litigation (including depositions) and to otherwise reasonably cooperate with Seller in connection with such litigation. Seller shall reimburse Buyer for its reasonable expenses incurred in providing such assistance.

FORM 10-K                                            Page 91

       7.9. Other Covenants. Buyer and Seller will take all action, do, or cause to be done all other covenants and agreements contained in this Agreement other than in this
Article VII. Buyer and Seller will not take any action and will not cause any action to be taken prohibited from being taken by any covenants and agreements contained in this Agreement other than in this Article VII.


                                 ARTICLE VIII
                              CLOSING CONDITIONS

       8.1. Conditions to Each Party's Obligations to Effect the Transactions Contemplated Hereby. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date (subject to Article X hereof) of the following conditions:

       (a) Neither Seller nor Buyer shall be subject on the Closing Date to any order, decree or injunction of a court of competent jurisdiction that enjoins or prohibits the consummation of this Agreement or the transactions contemplated hereby, nor shall there be pending a suit or proceeding by any Governmental Authority that seeks injunctive or other relief in connection with this Agreement or the transactions contemplated hereby.

       (b) Seller and Buyer shall have received the approval or consent of all Governmental Authorities required to approve or consent to the transactions contemplated hereby, including without limitation the filings contemplated by Section 7.5.

       8.2. Conditions to the Obligations of Seller to Effect the Transactions Contemplated Hereby. The obligations of
Seller to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date (subject to Article X hereof) of the following conditions, any one or more of which may be waived by Seller:

       (a) Buyer shall have executed and delivered to Seller the Assumption Agreement, the Buyer Leases and memorandum thereof (in recordable form), the Escrow Agreement, and the Sublease Agreement.

FORM 10-K                                            Page 92

       (b) All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made as of such date (except as otherwise contemplated by this Agreement). Buyer shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing Date. Seller shall have received a certificate to the matters set forth in this subparagraph (a) signed on behalf of Buyer by its President;

       (c) All documents required to have been delivered by Buyer to Seller, and all actions required to have been taken by Buyer, at or prior to the Closing Date, shall have been delivered or taken;

       (d) Seller shall have received an opinion from Robinson, Bradshaw & Hinson, P. A., dated as of the Closing
Date in substantially the form attached hereto as Exhibit E;

       (e) Seller shall have received from Buyer copies, certified by its Secretary or an Assistant Secretary, of resolutions of Buyer's board of directors authorizing the execution, delivery and performance of this Agreement and all instruments and documents to be delivered in connection herewith and the transactions contemplated hereby;

       (f) As of the Closing Date, Seller shall have received from Buyer the following documents:

                (i) A long-form certificate of good standing of Buyer's corporate status from the State of North Carolina;

                (ii) A true and complete copy of Buyer's articles of incorporation and all amendments thereto, certified by the Secretary of State of the State of North Carolina;

                (iii) A true and complete copy of Buyer's bylaws, certified by its Secretary;

                (iv) A certificate of Buyer's Secretary that Buyer's articles of incorporation have not been amended since the date of the certificate described in subsection (ii) above and that nothing has occurred since the date of issuance of the good standing certificate specified in subsection (i) above that would adversely affect Buyer's corporate good standing; and

FORM 10-K                                            Page 93

                (v)     A certificate from Buyer's Secretary
attesting to the incumbency and signatures of any of Buyer's officers who will execute documents at the closing or who have executed the Agreement.

       8.3. Conditions to the Obligations of Buyer to Effect the Transactions Contemplated Hereby. The obligations of
Buyer to effect any transaction contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date (subject to Article X hereof) of the following conditions, any one or more of which may be waived by Buyer:

       (a) Seller shall have delivered and executed: (i) the general warranty deeds to the Purchased Realty; (ii) the Buyer Leases and memorandum thereof (in recordable form); (iii) the Escrow Agreement; (iv) the Sublease Agreement; (v) the
Assumption Agreement; and (vi) all bills of sale, certificates of title, odometer affidavits, assignments of leases and agreements and other instruments necessary to transfer title to the Purchased Assets to Buyer in accordance with this Agreement.

       (b) All representations and warranties of Seller contained in this Agreement shall be true and correct as of the Closing Date as though made as of such date. Seller shall have performed and complied with all covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing Date. Buyer shall have received a certificate to the matters set forth in this subparagraph (a) signed on behalf of Seller by its President or a Vice President.

       (c)      Consents from third parties and Governmental
Authorities as shall be required and that are listed in
Schedule 4.3 shall have been obtained.

       (d) All documents required to have been delivered by Seller to Buyer, and all actions required to have been taken by Seller, at or prior to the Closing Date, shall have been delivered or taken.

       (e)      Buyer shall have received an opinion from Neil W.
Koonce, dated as of the Closing Date in substantially the form attached hereto as Exhibit F.

FORM 10-K                                            Page 94

       (f) Buyer shall have received from Seller copies, certified by its respective Secretary or an Assistant Secretary, of resolutions adopted on behalf of Seller authorizing the execution, delivery and performance of this Agreement and all instruments and documents to be delivered in connection herewith and the transactions contemplated hereby.

       (g) As of the Closing Date, Buyer shall have received from Seller the following documents:

                (i) A long-form certificate of good standing of Seller's corporate status from its jurisdiction of incorporation, and certificates of qualification to do business as a foreign corporation for Seller from such jurisdictions where Seller's activities in the Business would require it to be so qualified;

                (ii)    A true and complete copy of Seller's
articles of incorporation and all amendments thereto certified by the jurisdiction of incorporation;

                (iii) A true and complete copy of Seller's bylaws certified by its respective Secretary;

                (iv) A certificate from Seller's Secretary that its respective articles of incorporation have not been amended since the date of the certificate described in subsection (ii) above and that nothing has occurred since the date of issuance of the good standing certificate specified in subsection (i) above that would adversely affect Seller's corporate good standing; and

                (v)     A certificate from Seller's Secretary
attesting to the incumbency and signatures of any of Seller's officers who will execute documents at the Closing or who have executed the Agreement.

       (h) Buyer shall have completed a review of the Business and shall not have given notice to Seller that Buyer has determined not to proceed with the consummation of the transactions contemplated hereby because a representation or warranty of Seller set forth herein (without regard to any qualification set forth therein with respect to Seller's knowledge) is not true, accurate or complete.

       (i) To the extent deemed necessary by Buyer, Buyer shall have received environmental assessment and audit

FORM 10-K                                            Page 95
reports, prepared at the expense of Buyer, for each site listed on Schedule 4.13, by a qualified independent environmental consultant acceptable to Buyer, and such other analyses, reports and examinations as Buyer shall request, at its expense, and Buyer shall be satisfied on the basis of such studies, in its sole, absolute and unqualified discretion, that no material environmental problems exist with respect to the Business or any of the Purchased Assets. Buyer shall deliver copies of such reports to Seller.

       (j) Buyer shall have received at its own expense policies of title insurance with respect to the Realty (excluding any Leased Real Property), along with as-built surveys of such Realty, such insurance policies insuring that title to all such properties is in accordance with this Agreement.

       (k) Pursuant to the Lease Agreement dated as of December 1, 1984 between Seller and City of Tupelo,
Mississippi, Seller shall have repurchased the "Project" (as defined in such Lease Agreement), and shall hold such Project free and clear of all liens and encumbrances.

       (l) Buyer shall have received such other documents, opinions and certificates that it has reasonably requested in connection with the conveyance of the Purchased Assets and the consummation of the other transactions contemplated hereby.

       (m) No events or conditions shall have occurred with respect to the Purchased Assets or the Business or any of Seller's relationships with customers or suppliers of the Business that have or would be likely to have a Material
Adverse Effect on the Business.


                                  ARTICLE IX
                 SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

       9.1. Survival of Representations. All representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive the Closing, subject to the limitations set forth in this Article IX. All claims of any kind against Seller (except as provided in Sections 9.2(b)(iii) and 11.13 and except for claims of actual

FORM 10-K                                            Page 96
intentional fraud) that relate in any way to the repre-sentations, warranties, this Agreement or any document delivered hereunder shall be made under, and subject to the limitations set forth in, this Article IX.

       9.2. Seller's Agreement to Indemnify. Subject to the limitations, conditions and provisions set forth herein, Seller agrees to indemnify, defend and hold harmless Buyer, its affiliates, their respective officers, directors, employees, agents, representatives, successors and assigns (each, a "Buyer Entity") from and against all demands, claims, actions, losses, damages, liabilities, fines, penalties, governmental requirements, administrative proceedings, personal injury claims, property damage claims, liens, costs and expenses, including, without limitation, attorney's fees and consultant and expert witness fees, asserted against or incurred by a Buyer Entity: (i) resulting from a breach of any covenant, agreement, representation or warranty of Seller, individually or in the aggregate, contained in this Agreement or any document delivered hereunder; (ii) resulting from, arising out of, or in connection with any violation or alleged violation of any Environmental Law with respect to the Business that occurs or commences prior to the Closing Date
(but not to the extent such violation or alleged violation is continued by Buyer by an act or omission after a reasonable period after the management of Buyer become aware of such violation (other than violations currently known by employees of the Business)), any violation or alleged violation of any Environmental Law that results from any act or omission of Seller or any of tenants of Seller (other than Buyer), any presence, generation, treatment, storage, disposal, transport, release, threatened release or suspected release of any Hazardous Material in connection with the Business, or on, in, to or from the Purchased Assets or Realty (or any part thereof including without limitation the soil and groundwater thereunder), that occurs or results from activities occurring prior to the Closing Date, and/or any presence, generation, treatment, storage, disposal, transport, release, threatened release or suspected release of any Hazardous Material by Seller or through any act or omission of Seller or any tenant of Seller (other than Buyer); (iii) resulting from, arising out of, or in connection with any loss or modification of use of any of the Facilities or any portion of any Facility as a result of any order, decree, decision or other action by any judicial authority or Governmental Authority under any Environmental Law or in connection with the release or

FORM 10-K                                            Page 97
discharge of any Hazardous Material requiring the cessation or material modification of business operations at such Facility or portion thereof to the extent that such releases, discharges and operations are in all applicable regards consistent with those releases, discharges and operations historically made or conducted at such Facility by the Seller;
(iv) resulting from any claim made by Andrew W. Gordon with respect to any matter existing or commencing on or prior to the Closing Date; and (v) resulting from, arising out of, or in connection with any liability of Seller not specifically assumed by Buyer pursuant to this Agreement (the immediately preceding clauses (i), (ii), (iii) and (iv), collectively, "Buyer's Damages").

       9.3.     Limitation of Seller's Indemnification
Obligations. Seller's obligation to indemnify Buyer against any Buyer's Damages is subject to all of the following limitations:

       (a) Notwithstanding anything to the contrary contained in this Agreement, Seller will have indemnity obligations hereunder only with respect to Buyer's Damages (other than Buyer's Damages listed in clause (ii), (iii) or (iv) of
Section 9.2) that in the aggregate exceed $50,000, as measured beginning on the Closing Date.

       (b) Except as set forth in subparagraph (c) below, a claim, or notice of a claim or a potential claim for Buyer's Damages must be in writing and (other than Buyer's Damages listed in clauses (ii) or (iv) of Section 9.2) must be delivered to Seller within two (2) years after the Closing
Date; provided, however, that a claim, or notice of a claim or a potential claim, for Buyer's Damages with respect to any liability of Seller not expressly and voluntarily assumed by Buyer pursuant to this Agreement must be delivered in writing to Seller within three (3) years after the Closing Date. Notwithstanding anything to the contrary contained in this Agreement, a Buyer Entity is not required to institute proceedings of any kind whatsoever within such three-year or two-year period, as the case may be.

       (c) Notwithstanding anything to the contrary contained in this Agreement, any claim for Buyer's Damages that any Buyer Entity may have against Seller (i) arising in connection with tax liabilities of any kind whatsoever, (ii) arising in connection with Seller's breach of any of its representations and warranties contained in Section 4.13 or (iii) as described

FORM 10-K                                            Page 98
in clauses (ii) or (iv) of Section 9.2 may be made by such Buyer Entity Buyer at any time without regard to the time limitations imposed by the immediately preceding subparagraph
(b), but shall in all other respects remain subject to the provisions of this Article IX, including without limitation, to the extent applicable, the provisions of subparagraph 9.3(a).

       (d) Notwithstanding anything to the contrary contained in this Agreement, with respect to Seller's indemnification obligations of Buyer hereunder, Buyer first shall have recourse against the balance of all monies held in escrow pursuant to the Escrow Agreement (which is provided for in Section 2.2(b)) and then against Seller.

       (e) Seller's obligation to indemnify Buyer Entities hereunder (other than its obligation with respect to Buyer's Damages listed in clause (ii) of Section 9.2, which obligation shall not be subject to any dollar limitation) shall terminate upon payment in the aggregate by Seller to Buyer Entities of Buyer's Damages (other than Buyer's Damages listed in clause
(ii) of Section 9.2) equal to the Purchase Price; provided that Seller's obligation to indemnify Buyer's Entities hereunder as a result of Seller's breach of the warranty set forth in Section 4.18 (but only to extent that such breach of warranty arises with respect to any claim of infringement of United States Patent Number 5,460,655) shall terminate upon payment in the aggregate by Seller to Buyer's Entities of Buyer's Damages in connection with any such claim of infringement of such patent equal to $2,500,000.

       (f) Any claim for Buyer's Damages hereunder shall be reduced by the amount of any insurance (including title insurance) proceeds actually received by Buyer in respect of the same matter underlying such claim for Buyer's Damages.

       (g) Buyer's exclusive remedies following the Closing Date for any breach by Seller of a representation, warranty, covenant, agreement or provision set forth in this Agreement shall be the indemnification set forth herein and exercise of its rights under the Escrow Agreement; provided, however, that Buyer may set-off against any Buyer's Damages, any amounts payable to Seller pursuant to this Agreement or any agreement delivered upon consummation of the transactions contemplated hereby.

FORM 10-K                                            Page 99

       9.4. Third Party Actions or Claims; Remediation Procedures. (a) Defenses. If any action or claim shall be brought or asserted against any Buyer Entity by a Third Party (a "Third-Party Claim") in respect of which indemnity may be sought from Seller, such Buyer Entity shall promptly notify Seller in writing of such claim, and Seller shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Buyer Entity shall have the absolute right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Buyer Entity unless: (i) the employment thereof has been specifically authorized by Seller in writing; (ii) Seller shall have failed to assume the defense and to employ counsel satisfactory to such Buyer Entity in such Buyer Entity's good faith discretion; or (iii) the named parties to any such action (including any impleaded parties) include both such Buyer Entity and Seller, and such Buyer Entity shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to Seller, in which case, if such Buyer Entity notifies Seller in writing that it elects to employ separate counsel at the expense of Seller, Seller shall not have the right to assume the defense of such action on behalf of such Buyer Entity, it being understood, however, that Seller shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Buyer Entities.

       (b) Resolution of Third-Party Claims. Upon a judgment, order, decree or decision being rendered by any court of law or equity or any proper arbitral tribunal or Governmental Authority (a "Decision"), Seller agrees to, and shall, indemnify and hold harmless each Buyer Entity against the amount of the Decision (plus any other losses or liabilities relating to such Decision). If any Third-Party Claim is settled with the written consent of Seller, Seller agrees to, and shall, indemnify and hold harmless each Buyer Entity against the amount of such settlement (plus any other liabilities relating to such settlement).

       (c) Remediation Procedures. (i) Prior to the implementation of any plan to remediate any violation or alleged violation of any Environmental Law or any Hazardous

FORM 10-K                                            Page 100

Material or other environmental condition with respect to which it has rights of indemnification hereunder, Buyer shall provide reasonable written notice thereof to Seller setting forth such remediation plan and the estimated costs thereof. Seller shall have the right to approve Buyer's remediation plan, which approval shall not be unreasonably withheld and shall be deemed given if within ten (10) days after Seller's receipt of such remediation plan Seller fails to provide Buyer with written notice of its objection to such plan, identifying specific reasonable objections. Buyer shall revise the remediation plan to address any reasonable objections of Seller. Buyer's failure to provide such notice or plan of remediation or Buyer's implementation of a plan of remediation as to which Seller has objected shall not limit in any way Buyer's right to indemnification as set forth herein, but may give rise to a separate action by Seller against Buyer for any actual loss caused by a breach of this Section 9.4(c)(i), which action is subject to arbitration pursuant to Section
11.9.  Notwithstanding the foregoing provisions of this
Section 9.4(c)(i), in the event that Buyer reasonably and in good faith determines that it must act with immediacy to remediate any violation or alleged violation of any Environmental Law or any Hazardous Material or other environmental condition, it shall not be required to provide the notice or a plan of remediation to Seller as set forth in the first sentence of this Section 9.4(c)(i), but shall provide a copy of its remediation plan to Seller as promptly as is reasonably possible. In the event Buyer conducts remediation work for which it has rights of indemnification hereunder pursuant to a plan approved by Seller, Seller shall reimburse Buyer for the cost of such work. In the event Buyer conducts remediation work for which it has rights of indemnification hereunder that is not pursuant to a plan approved by Seller, Seller shall reimburse Buyer for the reasonable cost of such work. Subject to the foregoing, all such reimbursement payments shall be made by Seller to Buyer within ten (10) days after Seller's receipt of Buyer's written request therefor.

                (ii) Notwithstanding the foregoing provisions of this Section 9.4(c)(i), Buyer may at its option require that Seller remediate any violation or alleged violation of any Environmental Law or any Hazardous Material or other environmental condition with respect to which Buyer has rights of indemnification hereunder, in which case Buyer shall provide reasonable written notice thereof to Seller and Seller shall within a reasonable period provide to Buyer Seller's

FORM 10-K                                            Page 101
plan of remediation. Buyer shall have the right to approve Seller's remediation plan, which approval shall not be unreasonably withheld and shall be deemed given if within ten
(10) days after Buyer's receipt of such remediation plan Buyer fails to provide Seller with written notice of its objection to such plan, identifying specific reasonable objections. Seller shall revise the remediation plan to address any reasonable objections by Buyer, and upon approval or deemed approval of the plan, Seller shall at its sole cost and expense complete the required remediation work. Without limiting the foregoing, Seller shall complete all remediation work currently underway by Seller at any Facility (including without limitation remediation work underway at Facility 1 and Facility 5, remediation work reasonably contemplated at Facility 5 as described in Schedule 9.4 and remediation work reasonably contemplated by the Comprehensive Site Assessment Plan submitted to the North Carolina Department of Environment, Health and Natural Resources on or about December 31, 1995 with respect to Facility 1; provided that all such remediation work shall be performed pursuant to a plan approved by the Buyer and otherwise in accordance with this
Section 9.4(c)(ii)). Seller shall perform all remediation work required by Buyer under this Section 9.4(c)(ii) at Seller's risk and expense in accordance with applicable Environmental Laws and the requirements of Governmental Authorities as promptly as is reasonably possible, minimizing interference with Buyer's operations and property. Seller shall maintain in good and safe condition all wells, borings, equipment and other property relating to remediation work by Seller, and Buyer shall have no responsibility of any kind in connection therewith. Seller shall make such reports to Governmental Authorities as are required, and simultaneously send copies of such reports to Buyer. Seller shall conduct remediation work only through qualified professional environmental contracting firms approved in advance by Buyer, which approval shall not to be unreasonably withheld (Law Engineering and Environmental Services ("Law Engineering") is hereby approved by Buyer with respect to continuing ongoing remediation work at Facility 1). The scheduling of all remediation work and the location of all wells, borings, equipment and operations by Seller and its contractors must be approved in advance by Buyer, which approval shall not be unreasonably withheld. Buyer shall provide Seller and its contractors reasonable access to Buyer's facilities necessary for Seller and its contractors to perform such remediation work. Seller or its contractors shall remain the owner of all such wells and equipment installed at a Facility by Seller or its contractors, as well as all Hazardous Materials, samples

FORM 10-K                                            Page 102
and contaminated media removed by them, all of which promptly shall be properly disposed of by Seller at an off-site location. At the conclusion of remediation work at any Facility, Seller and its contractors shall close all wells and borings in accordance with legal requirements and remove all of their equipment. Upon the completion of each phase of remediation work, Seller and its contractors shall restore the Facility in question to its condition prior to the commencement of the remediation work, reasonable wear and tear excepted. Seller shall provide evidence of, and shall cause to be maintained throughout the period of remediation work, comprehensive general public liability insurance coverage for Seller and its contractors in amounts reasonably satisfactory to Buyer covering all actions of Seller and its contractors at any Facility. Seller agrees, upon Buyer's request, promptly to supply to Buyer copies of all written information in its possession relating to remediation work by Seller, and to notify Buyer at least two (2) business days in advance of any remediation work to be performed by Seller. Buyer shall have the right to observe and verify all such work. Seller shall also provide Buyer with copies of all notices, orders, claims, lawsuits, actions, complaints, requests for information and other correspondence with any Governmental Authority, or any private third party, relating to any alleged violation of any Environmental Law or Hazardous Material with respect to any Facility. Seller agrees to indemnify, defend and hold harmless each Buyer Entity from and against all demands, claims, actions, losses, damages, liabilities, fines, penalties, governmental requirements, administrative proceedings, personal injury claims, property damage claims, liens, costs and expenses, including without limitation attorneys' fees and consultant and expert witness fees, arising in any manner, directly or indirectly, out of or by reason of any remediation work by Seller or its contractors or agents.

                (iii) For the purposes of this Section 9.4, the terms "remediation" or "remediate" shall include investigative, response, removal, remedial, treatment, cleanup, disposal and other corrective actions.

       9.5. Seller's Payment of Its Indemnification Obligations. Within a reasonable time after delivery by a Buyer Entity to Seller of a claim for Buyer's Damages, Seller shall pay such Buyer Entity in Cash, subject to prior arbitration as may be required in accordance with Section 11.9 and subject to the other provisions of this Article IX, the amount set forth in such claim for Buyer's Damages.

FORM 10-K                                            Page 103

       9.6. Conflict with the Escrow Agreement. In the event there is any inconsistency or conflict, regarding the payment and disbursement of the portion of the Purchase Price held back from Seller and placed in escrow pursuant to the Escrow Agreement (which is provided for in Section 2.2(b)), between this Article IX and the Escrow Agreement, for so long as the Escrow Agreement is effective and is applicable, the Escrow Agreement shall control over the provisions of this Article
IX.

       9.7. Indemnification by Buyer. Buyer agrees to indemnify, defend and hold harmless Seller from and against all demands, claims, actions, losses, damages, liabilities, fines, penalties, governmental requirements, administrative proceedings, personal injury claims (including claims for death), property damage claims, liens, costs and expenses, including, without limitation, attorney's fees and consultant and expert witness fees, asserted against or incurred by Seller resulting from Buyer's use of any vehicle to be transferred by Seller to Buyer pursuant to this Agreement or the Services Agreement prior to Buyer's completion of the retitling and licensing of such vehicle as contemplated hereby and thereby.


                                   ARTICLE X
                                  TERMINATION

       10.1.    Termination.  This Agreement may be terminated:

       (a)      At any time by mutual consent of Seller and Buyer;

       (b) By either party, if Closing hereunder has not taken place on or before January 31, 1996 (subject, however, to the provisions of Section 7.4);

       (c) By Seller if all the conditions in Sections 8.1 and 8.2 have not been satisfied or waived by the Closing Date;


       (d) By Buyer if all the conditions set forth in Sections 8.1 and 8.3 have not been satisfied or waived by the Closing Date;

       10.2.    Procedure and Effect of Termination or Failure to
Close. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by any or

FORM 10-K                                            Page 104
all of the parties pursuant to Section 10.1, prompt written notice thereof shall be given to the other party, and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

       (a) None of the parties hereto nor any of their partners, directors, officers, shareholders, employees, agents, or affiliates shall have any liability or further obligation to the other party or any of its partners, directors, officers, shareholders, employees, agents, or affiliates pursuant to this Agreement with respect to which termination has occurred, except as stated in Article IX or in
Section 10.2(b) and in Sections 7.2(b), 11.1 and 11.2 hereof;
and

       (b) All filings, applications and other submissions relating to the transfer of the Purchased Assets shall, to the extent practicable, be withdrawn from the agency or other
Person to which made.


                                  ARTICLE XI
                           MISCELLANEOUS PROVISIONS

       11.1. Commissions. Seller and Buyer represent and warrant to each other that no broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the party making such representation. Seller and Buyer will pay or otherwise discharge, and will indemnify and hold each other harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees incurred by reason of any action taken by such party.

       11.2. Expenses. Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

       11.3. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary,

FORM 10-K                                            Page 105
Exhibit 2.4   (continued)

proper or advisable under applicable laws and regulations to consummate and make effective the sale of the Purchased Assets pursuant to this Agreement. From time to time after the Closing Date, without further consideration, Seller will, at its expense, execute and deliver, or cause to be executed and delivered, such documents to Buyer as Buyer may reasonably request in order to more effectively vest in Buyer good title to the Purchased Assets. From time to time after the Closing Date, without further consideration, Buyer will, at Buyer's expense, execute and deliver such documents to Seller as Seller may reasonably request in order to consummate the sale of the Purchased Assets pursuant to this Agreement.

       11.4. Amendment and Modification. This Agreement may not be amended, modified or supplemented except by written agreement executed by Seller and Buyer.

       11.5. Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.5.

       11.6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

       (a)      If to Seller, to:

                    Cone Mills Corporation
                    1201 Maple Street
                    Greensboro, North Carolina  27405
                    Attention:  Mr. Neil W. Koonce, Vice President
                                  and General Counsel
                    Telecopy:  (910) 379-6972

FORM 10-K                                            Page 106

       (b)      If to Buyer or British Vita, to:

                    British Vita PLC
                    Middleton, Manchester M24 2DB
                    United Kingdom
                    Attention:  Mr. Mark Stirzaker, Company Solicitor
                    Telecopy:  011 44 161-655-3957

                with copies to:

                    Vitafoam Incorporated
                    2222 Surrett Drive
                    High Point, North Carolina 27263
                    Attention: Stephen M. Lynch,
                               Corporate Secretary
                    Telecopy:  (910) 431-7747

                and

                    Robinson, Bradshaw & Hinson, P.A.
                    101 North Tryon Street
                    Suite 1900
                    Charlotte, North Carolina 28246
                    Attention:  Mr. Stephen M. Lynch
                    Telecopy:  (704) 378-4000

       11.7. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder, other than Buyer's collateral assignment thereof to any lenders, shall be assigned by any party hereto without the prior written consent of the other party, which shall not be unreasonably withheld, nor is this Agreement intended to confer upon any other Person except the parties hereto any rights or remedies hereunder.

       11.8. Governing Law; Jurisdiction. The execution, interpretation and performance of this Agreement shall be governed by the internal laws and judicial decisions of the State of North Carolina, without regard to its conflicts-of-laws principles. Buyer, British Vita and Seller hereby irrevocably consent, to the maximum extent permitted by law, that any legal action or proceeding against them under, arising out of or in any manner relating to, this Agreement may be brought in any court of general jurisdiction of Guilford County, North Carolina, or in the United States

FORM 10-K                                            Page 107

District Court for the Middle District of North Carolina, Greensboro Division. By its execution and delivery of this Agreement, each such party expressly and irrevocably assents and submits to the personal jurisdiction of either of such courts in any such action or proceeding. Each such party further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by mail in the manner provided for in Section 11.6, and expressly and irrevocably waives its respective claims and defenses in any such action or proceeding in either such court based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens, or any similar basis to the maximum extent permitted by law.

       11.9. Arbitration. Except as otherwise provided herein or in any other agreement contemplated hereby between Seller and Buyer (including without limitation the exceptions set forth in Section 2.13 hereof) and notwithstanding Section
11.8, upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement, or any other agreement entered into pursuant to this Agreement (including without limitation the Escrow Agreement) (collectively, "Disputes"), between
Seller and Buyer shall be resolved by binding arbitration as provided in this Section 11.9. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration. Disputes may include, without limitation, tort claims, counterclaims, claims arising from modifications, amendments or supplements to this Agreement or any other agreement provided for herein executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with this Agreement.

       Arbitration shall be conducted under and governed by the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted either in Guilford County or Mecklenburg County, North Carolina. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $500,000.
All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court of competent jurisdiction. The arbitrators shall be appointed as provided in the Arbitration Rules.

FORM 10-K                                            Page 108

       Notwithstanding anything to the contrary contained in this Section 11.9, Seller and Buyer preserve, without diminution, certain remedies that either of them may employ or exercise freely, either alone, in conjunction with, or during a Dispute. Seller and Buyer both have the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable: (i) all rights of self help including peaceful occupation of real property and collection of rents, set off and peaceful possession of personal property; (ii) obtaining provisional or ancillary remedies including injunctive relief, requestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and (iii) when applicable, a judgment by confession of judgment.
Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

       11.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       11.11. Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

       11.12. Public Announcements. Prior to the Closing Date, any public announcement or press release by either party describing the transactions provided for herein must be approved in advance by the other party, subject, however, to any securities law disclosure requirements.

       11.13. Entire Agreement. This Agreement, including the Exhibits and Schedules hereto and the documents delivered pursuant to this Agreement, embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. The Exhibits and Schedules hereto are an integral part of this Agreement and are incorporated by reference herein. Each party hereto acknowledges to the other that it has not made any, and makes no, promises, representations, warranties, covenants or undertakings, other than those expressly set forth herein. Except as otherwise provided herein, this Agreement supersedes all prior agreements and understandings between the parties with respect

FORM 10-K                                            Page 109
to the transactions contemplated by this Agreement, including the letter of intent signed by British Vita on September 18, 1995 and accepted by Seller on September 19, 1995, and the amendment thereto signed by British Vita on November 27, 1995 and accepted by Seller on November 27, 1995.

       11.14. Bulk Sales. Buyer waives compliance by Seller with respect to any bulk sales or other transfer laws applicable to the transactions contemplated hereunder. Seller hereby agrees to indemnify and hold Buyer harmless from and against any and all losses, claims, costs, charges, and expenses arising out of or resulting from noncompliance by Seller or Buyer with respect to any bulk sales laws or transfer laws applicable to the transactions contemplated hereunder.


                        [Signatures begin on next page]

FORM 10-K                                            Page 110

       IN WITNESS WHEREOF, Seller and Buyer have caused this
Agreement to be signed by their respective duly authorized officers as of the date first above written.



                                  CONE MILLS CORPORATION


                                  By:   /s/ Neil W. Koonce
                                  Title: Vice President and
                                           General Counsel




                                  VITAFOAM INCORPORATED


                                  By:    /s/ Stephen M. Lynch
                                  Title:Corporate Secretary




                                  BRITISH VITA PLC


                                  By:    /s/ Mark R. Stirzaker
                                  Title:Company Solicitor

FORM 10-K                                                 Page 111

STATE OF NORTH CAROLINA
                                             LEASE AGREEMENT
COUNTY OF GUILFORD


       THIS LEASE AGREEMENT is made and entered into as of the 22nd day of January, 1996, by and between CONE MILLS
CORPORATION, a North Carolina corporation with offices in Greensboro, North Carolina ("Landlord") and VITAFOAM
INCORPORATED, a North Carolina corporation with offices in High Point, North Carolina ("Tenant").


                             PRELIMINARY STATEMENT

       A.    Landlord is the owner of that certain parcel of land
(the "Land") containing approximately 15.14 acres, located on the northwest side of Yanceyville Street, in the City of Greensboro, Guilford County, North Carolina, identified as
Guilford County Tax Parcel No. 251-061-01 and outlined in blue on Exhibit A attached hereto.

       B. Landlord or its predecessor in title has previously constructed on the Land a manufacturing/warehouse building
(the "Building") containing approximately 144,000 square feet of floor area, and outlined in red on Exhibit A attached hereto, and certain improvements appurtenant to the Building, such as roadways, rail spurs, loading docks, parking areas, and utility facilities (collectively, with the Building, the "Improvements"). The Building, the Improvements, and the portion of the Land on which the Building and the Improvements are located, are referred to collectively in this Lease as the "Premises."

       C. Under the terms of an Acquisition Agreement dated January 19, 1996 between Landlord and Tenant (the "Acquisition Agreement"), Landlord has agreed to convey certain assets to Tenant, and also has agreed to lease the Premises to Tenant for a period of approximately six (6) months. Tenant intends to occupy the Building and use the other Improvements for the manufacture of rebonded polyurethane foam, carpet underlay and related products. In order to evidence their agreement regarding Tenant's lease of the Premises, the parties are entering into this Lease Agreement (this "Lease").

FORM 10-K                                                 Page 112

                                     LEASE

       NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Lease, including the covenant to pay rent, and other good and valuable consideration, Landlord and Tenant hereby agree, for themselves, their successors and assigns, as follows:

       1. Premises. Landlord leases to Tenant, and Tenant accepts and rents from Landlord, the Premises, for the term and on the terms and conditions set forth in this Lease. In additon to the Premises, Tenant shall have the non-exclusive right to use all other improvements located on the Land that are necessary to its use and enjoyment of the Premises.

       2. Term. The term of this Lease shall begin on the date that the Premises are delivered to Tenant, as provided in
Section 3, and shall end at midnight on the last day of the sixth (6th) complete calendar month following the commencement date; provided, however, that Tenant in its sole discretion may extend the term of this Lease for an additional period of six (6) months by delivery of written notice to Landlord at least thirty (30) days prior to the expiration of the initial term of this Lease.

       3. Delivery of Premises. Landlord shall remove from the Premises all chemicals and other "Hazardous Material" (as defined in the Acquisition Agreement) that have no further use in operations at the Premises, all drums containing unidentified substances, all spilled chemicals and other Hazardous Material, and all unidentified substances on floors or in spill containment areas. Landlord shall complete this work and deliver the Premises on or before January 22, 1996. Tenant acknowledges that it has inspected the Improvements, that Landlord makes no representations or warranties as to the condition of the Improvements or their suitability for any particular purpose, except as may be expressly set forth in the Acquisition Agreement, and that Landlord shall have no responsibility to make any repairs or alterations to the Improvements prior to their delivery to Tenant, except as provided above.

       4. Rent. Tenant shall pay to Landlord as monthly rent the sum of $8,164.97 per month, payable in advance on the first day of each calendar month, commencing on the commencement date of the term of this Lease and continuing

FORM 10-K                                                 Page 113
throughout the term of this Lease. If the commencement date falls on a day other than the first day of a calendar month, the installment of rent payable for the initial partial calendar month shall be payable on the first day of the following calendar month. All rent shall be paid to Landlord at the address to which notices to Landlord are given as set forth in Section 22 below, and shall be paid without demand, setoff or deduction. Rent for any partial month shall be prorated on a daily basis.

       5. Additional Rent. If Tenant does not pay such expenses directly as provided in this Lease, Tenant shall pay to Landlord, as additional rent, the following operating expenses incurred by Landlord with respect to the Premises during the term of this Lease:

             (a)    All real estate taxes and assessments
       levied or assessed against the Premises;

             (b) The cost of all utility services provided to the Premises, including but not limited to electricity, natural gas, water and sewer services and trash removal; and

             (c)    All other costs incurred by Landlord in
       performing any items of maintenance that are the obligation of Tenant under Section 6 below, including but not limited to the cost of janitorial services, security services, maintenance of landscaped and paved areas, maintenance of utility systems and other similar expenditures.

       Tenant shall reimburse Landlord for each of the foregoing expenses within ten (10) days after receipt of a written statement from Landlord, detailing the expense incurred by Landlord.

       6. Repair and Maintenance. Landlord shall maintain the entire Premises in the condition existing as of the date of this Lease (ordinary wear and tear excepted), including without limitation the Building and other Improvements on the Premises, and all roofs and exterior walls, driveways and parking areas, and shall make all necessary repairs to the building structure and concealed systems (including without limitation plumbing, electrical, heating and air conditioning) within or servicing the Premises; provided, however, that

FORM 10-K                                                 Page 114

Landlord shall not be required to effect any repair the reasonable cost of which would exceed $50,000, in which case Tenant may immediately terminate this Lease or may effect such repair and offset against payments due to Landlord hereunder or under any other agreement its reasonable cost of effecting such repair. Landlord shall also make any modifications to the Premises required to comply with applicable legal requirements, including without limitation the Americans with Disabilities Act. If any repairs required to be made by Landlord to the Premises are not completed within ten (10) days after written notice of the need for the repairs has been given by Tenant to Landlord (or, in the event of an emergency, if not made as soon as reasonably practical), then Tenant may make the needed repairs on behalf of and at the expense of Landlord. Landlord shall reimburse Tenant for the reasonable cost of the repairs within ten (10) days after written demand, accompanied by supporting invoices. If any repairs required to be made by Landlord are commenced when necessary, but cannot be completed within ten (10) days, then Landlord shall have an additional reasonable period of time to complete the repairs, so long as it continues to prosecute the completion of the repairs with due diligence, and provided it keeps Tenant fully informed as to the progress of the repairs.

       Tenant shall keep the Premises in a safe, neat and clean condition at all times, and shall be responsible the routine maintenance and upkeep of the Improvements (including minor non-structural repairs to the interior of the Building, and
the general policing of paved and landscaped areas).   Tenant
also shall be responsible for any repairs to Tenant's personal property and equipment placed on the Premises.

       7. Alterations and Personal Property. Subject to the proviso of the first sentence of Section 6, Tenant shall have no right to make any structural alterations to the Building without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion. If Landlord approves any such alterations, Tenant must obtain from Landlord approval in writing in advance of plans and specifications for the work, and shall keep the Premises free and clear of any lien or claim of lien arising out of any such work occurring, or allegedly occurring, by, through or under Tenant. Tenant shall immediately pay and discharge any such lien or claim of lien that is filed.

FORM 10-K                                                 Page 115

       All inventory, equipment, fixtures and furnishings installed in or attached to the Premises by and at the expense of Tenant may be removed by Tenant at any time during the Lease term provided Tenant is not in default hereunder, and provided that such removal will not damage the Premises or that any damage caused by such removal will be promptly repaired by Tenant at its expense. Any such property not so removed before the expiration of the term of this Lease or the earlier termination of this Lease shall, as Landlord's option, become the property of Landlord, or shall be removed by Tenant. Tenant shall repair any damage caused by removal, and these obligations shall survive termination of this Lease or expiration of the Lease term. All personal property owned by Tenant shall be brought onto the Premises at Tenant's sole risk, and Tenant hereby releases Landlord from any liability for damage to such property, no matter how caused.

       8. Taxes. Landlord shall pay, prior to delinquency, all real estate taxes and assessments that are levied or assessed against the Land during the term of this Lease. Tenant shall pay, prior to delinquency, all taxes, assessments, license fees and other charges of any nature whatsoever that are levied or assessed against any personal property or equipment of Tenant or are otherwise based on Tenant's operations within the Premises during the term of this Lease. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of the payments.

       9. Utilities and Services. Tenant shall make all arrangements for and pay for all utilities and services furnished to the Premises, including, without limitation, gas, electricity, water, sewer and telephone service, and for all charges for initiation of service therefor. Notwithstanding the foregoing, Landlord agrees to continue to supply steam to the Premises, in the manner, quantity and price ($4.80 per 1,000 pounds) that it currently is being supplied from Landlord's adjacent manufacturing facility.

       10. Damage by Casualty or Fire. If the Building or other Improvements are totally or partially damaged or destroyed by casualty, explosion or fire, however caused, or by the elements, and Landlord's architect reasonably estimates that the damage will take longer than thirty (30) days to repair, then either party shall have the right to terminate this Lease by delivery of written notice of such termination

FORM 10-K                                                 Page 116
to the other party within thirty (30) days after such damage or destruction. Upon any such termination, Landlord shall be entitled to receive all insurance proceeds payable with respect to such damage or destruction, excluding the proceeds of any separate policy of insurance maintained by Tenant on its personal property, equipment or trade fixtures. If this Lease is not terminated as provided above, then Landlord shall repair and restore the Building and the other Improvements to substantially the same condition as existed prior to the casualty, and Tenant shall be entitled to an abatement of rent in proportion to the degree in which Tenant's use and enjoyment of the Premises is interfered with during the period of damage, repair or restoration.

       11. Insurance. Landlord shall maintain, at its expense, throughout the term of this Lease, a policy of standard fire and extended coverage insurance on the Improvements in an amount equal to the full replacement cost of the Improvements. Tenant shall maintain, at its expense, throughout the term of this Lease, a policy of commercial general liability insurance with a single limit of liability of not less than $5,000,000 per occurrence, and shall maintain on all its personal property, inventory, fixtures and equipment a policy of standard fire and extended coverage insurance, in an amount sufficient to meet the co-insurance requirements of such policy. Prior to the commencement of the term of this Lease, and thereafter from time to time upon request, each party shall provide the other party with certificates (or upon request, copies) of the insurance policies required to be maintained under this Section 11.

       12. Taking for Public Use. If the entire Premises are taken for any public or any quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, then this Lease shall automatically terminate as of the date that title is vested in the condemning authority. If any part of the Premises is so taken as to render the remainder thereof unusable for the purposes for which the Premises are leased, then either party shall have the right to terminate this Lease by delivery of written notice to the other party within thirty (30) days after the date of such taking, time being of the essence.

       If any part of the Premises is so taken and this Lease is not terminated under the provisions of the preceding paragraph of this Section 12, then the rent shall be apportioned according to the space so taken, and Landlord shall, to the

FORM 10-K                                                 Page 117
extent possible with any award of damages from such taking, restore the remaining portion of the Premises to the extent necessary to render it reasonably suitable for the purposes for which it is leased, and shall make all repairs to any Building damaged by such taking to the extent necessary to constitute the Building a complete architectural unit.

       All compensation awarded or paid upon such a total or partial taking of the Premises shall belong to and be the property of Landlord without any participation by Tenant; provided, however, that nothing contained herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business, or for depreciation to, damage to, the cost of removal of, or the value of stock, trade fixtures, furniture, and other personal property belonging to Tenant; provided, further, that no such claim shall diminish or otherwise adversely affect Landlord's award.

       13. Indemnity and Waiver. Tenant shall protect, indemnify, defend and save Landlord harmless from and against any and all claims, demands, causes of action and other expenses of any nature whatsoever (including attorneys' fees), for injury to or death of persons, or loss of or damage to property, occurring on or about the Premises, and resulting from the use and occupancy of the Premises by Tenant, its agents or employees. The foregoing indemnity shall not extend to any matters resulting, directly or indirectly, from the negligence or intentional misconduct of Landlord, or to any claims relating to any "Hazardous Material" or "Environmental Law," as those terms are defined in Section 19.

       Landlord shall not be responsible or liable for any event, act or omission to the extent covered by insurance maintained by Tenant, or required by this Lease to be maintained by Tenant, and Tenant shall require its insurers to include in Tenant's insurance policies effective waivers of subrogation rights for the benefit of Landlord, its agents and employees.

       Landlord hereby releases and waives all claims against Tenant, its agents and employees, for injury or damage to the Improvements, to the extent covered by insurance maintained by Landlord, or required by this Lease to be maintained by Landlord, and Landlord shall use its best efforts (but shall not be required to pay any additional or special charges for endorsements) to cause its insurers to include in Landlord's

FORM 10-K                                                 Page 118
insurance policies effective waivers of subrogation rights for the benefit of Tenant, its agents and employees.

       14. Default. The occurrence of any one of the following shall constitute a default by Tenant:

             (a)    Failure to pay rent or any other amount
       payable under this Lease within ten (10) days after written notice that such amount is past due; or

             (b) Failure to perform any other provision of this Lease if the failure to perform is not cured within thirty (30) days after notice thereof has been given to Tenant; provided, however, that if the default is not reasonably capable of being cured in thirty (30) days, Tenant shall not be in default if it commences the cure within that thirty
       (30) day period and diligently prosecutes the cure to completion.

       15. Landlord's Remedies. Landlord shall have the following remedies if Tenant defaults. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

             (a)    Landlord shall have the right to
       terminate Tenant's right of possession of the Premises without terminating this Lease, and as long as Landlord does not terminate this Lease, collect rent when due. Tenant shall surrender possession of the Premises to Landlord and Landlord shall have the right to enter the Premises without notice to vacate (any right to which is hereby waived by Tenant) and relet them, without prior notice or demand, using such reasonable force as may be necessary, changing any or all locks on the Premises all without being liable for forcible entry, trespass, or other tort. Tenant shall be liable immediately to Landlord for all costs
       Landlord shall incur in reletting the Premises including, without limitation, broker's commissions, expenses for remodeling required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of the Lease. Tenant shall pay to Landlord the rent due under this Lease on the date that the rent is due, less the rent Landlord receives from

FORM 10-K                                                 Page 119
       any reletting.  No act by Landlord allowed by this
       Section 15(a) or surrender of possession of the Premises pursuant to this Section 15(a) shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease.

             (b)    Landlord shall have the right to
       terminate this Lease without notice to vacate (any right to which is hereby waived by Tenant) and Tenant's rights to possession of the Premises at any time, and reenter the Premises as described in
       Section 15(a).  No act by Landlord other than the
       giving notice of termination to Tenant shall terminate this Lease. Upon termination, Landlord shall have the right to pursue its remedies at law or in equity to recover of Tenant all amounts of rent then due or thereafter accruing and such other damages as are caused by Tenant's default.

       Without limiting the foregoing, Tenant shall pay, upon demand, all cost and expenses, including reasonable attorneys' fees, incurred by Landlord in enforcing Tenant's obligations under this Lease.

       16. Assignment and Subleasing. Tenant shall not sell, assign, pledge or hypothecate this Lease or sublease the Premises or any part thereof without the prior written consent of Landlord, which may be withheld by Landlord in its sole discretion. Consent by Landlord to one assignment or subleasing shall not destroy or operate as a waiver of the prohibitions contained in this Section 16 as to future assignments or subleases, and all such later assignments or subleases shall be made only with Landlord's prior written consent. In the event any assignment of this Lease or sublease of the Premises or any part thereof is made by Tenant, whether or not the same is consented to by Landlord, Tenant shall remain liable to Landlord for payment of all rent and other charges provided in this Lease, and for the faithful performance of all of the covenants and conditions of this Lease by any assignee or subtenant to the same extent as if the Lease had not been assigned or the Premises had not been subleased.

       17. Quiet Enjoyment. Provided Tenant performs all its covenants, agreements and obligations hereunder, Landlord will warrant and defend Tenant in the peaceful and quiet enjoyment of the Premises, subject to enforceable easements, restrictive covenants and rights of way, if any, against the lawful claims of all persons claiming under Landlord.

FORM 10-K                                                 Page 120

       18. Use Clause/Compliance with Legal Requirements. Tenant shall use the Premises only for general manufacturing and related office purposes. Tenant shall obey and comply with all laws, rules, regulations, ordinances and other legal requirements of all legally constituted authorities existing at any time during the Lease term that are applicable to Tenant's operations at the Premises. Tenant shall not cause or permit a nuisance to exist on or about the Premises, and shall at all times maintain the Premises in a clean and attractive condition; provided, however, that the foregoing provision shall not be deemed to impose upon Tenant any obligation to remedy any situation or condition in existence as of the date of this Lease.

       19. Hazardous Materials. The environmental provisions set forth in this Section 19 are in addition to and supplement the environmental provisions of the Acquisition Agreement, which shall remain in full force and effect with respect to the Premises notwithstanding this Lease. For the purposes of this Lease, the terms "Hazardous Material" and "Environmental Law" shall have the meanings given those terms in the Acquisition Agreement.

       Landlord and Tenant shall promptly, after either of them learns of the occurrence thereof, give written notice to the other of receipt of any notice of violation or claim, or a request for information, relating in any manner to any Hazardous Material or Environmental Law in connection with the Premises. Landlord and Tenant shall, upon receipt by either of them of any environmental sampling or testing results relating in any manner to the Premises, provide the other with copies of documents relating to such environmental investigations.

       Tenant agrees that it shall not generate, use, store, release or dispose of any Hazardous Material on the Premises except in material compliance with applicable Environmental Laws. Tenant shall, at its sole cost and expense, cure within thirty (30) days after written notice from Landlord any breach of this Section 19 by Tenant by taking all necessary response and corrective actions in accordance with all applicable Environmental Laws. If Tenant is responsible by virtue of this Section 19 for the removal or remediation of any Hazardous Material, Tenant shall carry out and complete, at

FORM 10-K                                                 Page 121
its sole cost and expense, such response actions, including without limitation, any investigation, reporting, removal, remediation, repair, closure, detoxification, decontamination, restoration and other clean-up of the Premises required under applicable Environmental Laws, as promptly as reasonably possible. All response actions shall be undertaken with disclosure to Landlord of and approval by Landlord of response plans.

       Landlord shall, at its sole cost and expense, cure within thirty (30) days after written notice from Tenant any breach by Landlord of this Section 19 by taking all necessary response and corrective actions in accordance with all applicable Environmental Laws. If Landlord is responsible for the removal or remediation of any Hazardous Material by virtue of this Section 19, Landlord shall carry out and complete, at its sole cost and expense, such response actions, including without limitation, any investigation, reporting, removal, remediation, repair, closure, detoxification, decontamination, restoration and other clean-up of the Premises required under applicable Environmental Laws, as promptly as reasonably possible. All response actions shall be undertaken so as to minimize interruption of Tenant's business and with disclosure to Tenant of and approval by Tenant of response plans. IT IS UNDERSTOOD AND AGREED THAT TENANT HAS NO RESPONSIBILITY FOR OR AUTHORITY OVER ANY HAZARDOUS MATERIALS LOCATED IN, ON OR ABOUT THE PREMISES, EXCEPT TO THE EXTENT, IF ANY, BROUGHT THEREON BY OR AT THE DIRECTION OF TENANT AND THOSE HAZARDOUS MATERIALS PROPERLY STORED AND LISTED ON AN MSDS REPORT MAINTAINED BY LANDLORD WITH RESPECT TO THE PREMISES ON THE DATE OF THIS
LEASE AND ACQUIRED BY TENANT PURSUANT TO THE ACQUISITION AGREEMENT. LANDLORD RETAINS COMPLETE RESPONSIBILITY FOR AND AUTHORITY OVER ANY AND ALL HAZARDOUS MATERIALS IN, ON OR ABOUT THE PREMISES EXCEPT FOR THOSE BROUGHT THEREON BY TENANT AND SO ACQUIRED.

       Tenant agrees to indemnify, defend and hold harmless Landlord, its officers, directors, shareholders, employees, agents, successors and assigns, from and against all claims, damages, actions, proceedings, costs, liens, requirements, judgments, losses, penalties, fines, settlements and liabilities of any kind (including without limitation attorneys' fees and court costs, and consultant and expert witness fees arising in any manner, directly or indirectly, out of or by reason of (1) any breach of any of the warranties, representations, covenants or agreements in this
Section 19 by Tenant, (2) any violation or alleged violation

FORM 10-K                                                 Page 122
of any Environmental Law by Tenant with respect to the Premises (provided such violation or alleged violation does not represent the substantial continuation of a violation or alleged violation that commenced prior to the Term when
Landlord operated the Premises, except for a violation that continues beyond a reasonable period after the management of Tenant become aware of such violation (other than violations currently known by employees of Landlord who have been or may become employees of Tenant as contemplated by the Acquisition Agreement)), and/or (3) any presence, generation, treatment, storage, disposal, transport, release, threatened release or suspected release of any Hazardous Material brought on, in, to or from the Premises by Tenant. Tenant agrees to employ security measures, consistent with the security measures historically employed by Landlord at the Premises, to prevent unauthorized dumping of Hazardous Materials on the Premises by third parties.

       Landlord agrees to indemnify, defend and hold harmless Tenant, its officers, directors, shareholders, employees, agents, successors and assigns, from and against all claims, damages, actions, proceedings, costs, liens, requirements, judgments, losses, penalties, fines, settlements and liabilities of any kind (including without limitation attorneys' fees and court costs, and consultant and expert witness fees arising in any manner, directly or indirectly, out of or by reason of (1) any breach by Landlord of this
Section 19, (2) any violation or alleged violation of any Environmental Law by Landlord, and/or (3) any presence, generation, treatment, storage, disposal, transport, release, threatened release or suspected release of any Hazardous Material on, in, to or from the Premises that does not result solely and directly from Tenant's activities in the Premises.

       In the event of a breach by Landlord of this Section 19, Tenant may at any time thereafter terminate this Lease by written notice to Landlord. The provisions of this Section 19 shall survive the expiration or earlier termination of the term of this Lease.

       20.   [INTENTIONALLY DELETED]

       21. Waiver. The waiver by either Landlord or Tenant of any breach of any covenant or agreement of this Lease shall not be deemed a waiver of any other default concerning the same or any other covenant or agreement of this Lease. The receipt and acceptance by Landlord of delinquent or partial rent shall not constitute a waiver of that or any other default.

FORM 10-K                                                 Page 123

       22. Notice. Any notice that either party desires or is required to give the other party shall be in writing and shall be deemed to have been sufficiently given if either delivered by hand delivery or sent by prepaid, registered or certified mail, addressed to the other party at the address set forth below:

             Landlord:          Cone Mills Corporation
                                1201 Maple Street
                                Greensboro, North Carolina  27405
                                Attention: Mr. Neil W. Koonce, Vice
                                   President and General Counsel
                                Telecopy:  (910) 329-6972

             Tenant:            Vitafoam Incorporated
                                2222 Surrett Drive
                                High Point, North Carolina 27263
                                Attention:  Corporate Secretary
                                Telecopy:  (910) 431-7747


             With a copy to:

                                British Vita PLC
                                Middleton, Manchester M24 2DB
                                United Kingdom
                                Attention: Mr. Mark Stirzaker
                                Telecopy:  011 44 161-655-3957

       Either party may change its address by notifying the other party of the change of address in the foregoing manner.

       23. Surrender and Holding Over. Upon the expiration or earlier termination of the Lease term, Tenant shall surrender possession of the Premises in as good a condition as delivered to it, reasonable wear and tear and damage by fire and other casualty excepted. Upon the expiration or earlier termination of this Lease, Tenant shall remove from the Premises all chemicals and other Hazardous Material that have been placed on the Premises by or at the direction of Tenant and have no further use in operations at the Premises, all drums containing unidentified substances that have been placed on the Premises by or at the direction of Tenant, all chemicals or other Hazardous Materials spilled at the Premises by Tenant, and all unidentified substances on floors or in spill

FORM 10-K                                                 Page 124
containment areas placed there by or at the direction of Tenant. If Tenant remains in possession of the Premises following the expiration or earlier termination of this Lease term with the consent of Landlord but without any written agreement between the parties, Tenant shall be only a tenant at will, and there shall be no renewal of this Lease or exercise of any option by operation of law.

       24. Applicable Law. This Lease has been entered into under, and shall be governed by, the laws of the State of North Carolina.

       25. Nature and Extent of Agreement. This instrument and the Acquisition Agreement contain the complete agreement of the parties regarding the terms and conditions of the lease of the Premises, and there are no oral or written conditions, terms, understandings or other agreements pertaining thereto which have not been incorporated in this Lease or in the Acquisition Agreement. This instrument creates only the relationship of landlord and tenant between the parties as to the Premises. This Lease may be amended only by a written instrument executed by Landlord and Tenant.





                        [signatures on following page]

FORM 10-K                                                 Page 125

       IN WITNESS WHEREOF, the parties have executed this Lease under seal as of the day and year first above written.

                                       CONE MILLS CORPORATION

[CORPORATE SEAL]                       By:    /s/ Neil W. Koonce
                                             Title:  Vice President

Attest:

__________________________
        Secretary



                                       VITAFOAM INCORPORATED


[CORPORATE SEAL]                       By:    /s/ M. R. Stirzaker
                                             Title:  Vice President

Attest:

__________________________
        Secretary

FORM 10-K                                                 Page 126

STATE OF NORTH CAROLINA
                                        LEASE AGREEMENT
COUNTY OF RANDOLPH                      AND OPTION TO PURCHASE


      THIS LEASE AGREEMENT AND OPTION TO PURCHASE is made and entered into as of the 22nd day of January, 1996, by and between CONE MILLS CORPORATION, a North Carolina corporation with offices in Greensboro, North Carolina ("Landlord") and VITAFOAM INCORPORATED, a North Carolina corporation with offices in High Point, North Carolina ("Tenant").


                             PRELIMINARY STATEMENT

      A. Landlord is the owner of that certain parcel of land (the "Land") containing approximately 54.8 acres, located at the southwest corner of State Route 1532 and State Route 1571 (Glenola Road), in New Market Township, Randolph County, North Carolina. The Land is more particularly described on Exhibit
A attached hereto.

      B. Landlord or its predecessor in title has previously constructed on the Land a manufacturing building (the "Building") containing approximately 97,000 square feet of floor area, together with associated improvements such as parking areas and utility facilities (collectively, with the Building, the "Improvements") on the Land. The Land, the Building and the other Improvements are referred to collectively in this Lease as the "Premises."

      C. Under the terms of an Olympic Division Acquisition Agreement dated January 19, 1996 between Landlord and Tenant (the "Acquisition Agreement"), Landlord has agreed to convey certain assets to Tenant, and also has agreed to lease the Premises to Tenant for a period of approximately six (6) months, with an option to extend the term for an additional six (6) months, and to grant to Tenant an option to purchase the Premises for its book value as of the date of the exercise of the option. Tenant intends to occupy the Building and use the other Improvements for the manufacture of beds, mattresses, bedding and related products. In order to evidence their agreement regarding Tenant's lease and purchase option of the Premises, the parties are entering into this Lease Agreement and Option to Purchase (this "Lease").

FORM 10-K                                                 Page 127

                                     LEASE

      NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Lease, including the covenant to pay rent, and other good and valuable consideration, Landlord and Tenant hereby agree, for themselves, their successors and assigns, as follows:

      1. Premises. Landlord leases to Tenant, and Tenant accepts and rents from Landlord, the Premises, for the term and on the terms and conditions set forth in this Lease.

      2. Term. The term of this Lease shall begin on the date that the Premises are delivered to Tenant, as provided in
Section 3, and shall end at midnight on the last day of the sixth (6th) complete calendar month following the commencement date.

      At the expiration of the initial term of this Lease, provided Tenant is not in material default under this Lease beyond the expiration of any applicable cure period, Tenant shall have one option to extend the term for an additional period of six (6) months (the "Renewal Period"), upon the same terms and conditions set forth in this Lease. The "Option" (as defined in Section 26) shall remain in effect during the Renewal Period. Tenant shall exercise its renewal option by delivery of written notice to Landlord on or before the
expiration of the initial term.   All references to the "Lease
term" or the "term of this Lease" shall, unless the context clearly indicates a different meaning, be deemed to include the Renewal Period, if properly exercised.

      3. Delivery of Premises. Landlord shall remove from the Premises all chemicals and other "Hazardous Material" (as defined in the Acquisition Agreement) that have no further use in operations at the Premises, all drums containing
unidentified substances, all spilled chemicals and other Hazardous Material, and all unidentified substances on floors or in spill containment areas.  Landlord shall complete this work and deliver the Premises to Tenant on or before January
22, 1996.   Tenant acknowledges that it has inspected the
Improvements, that Landlord makes no representations or warranties as to the condition of the Improvements or their suitability for any particular purpose, except as may be expressly set forth in the Acquisition Agreement, and that Landlord shall have no responsibility to make any repairs or alterations to the Improvements prior to their delivery to Tenant, except as provided above.

FORM 10-K                                                 Page 128

      4. Rent. Tenant shall pay to Landlord as monthly rent the sum of $10,015.26 per month, payable in advance on the first day of each calendar month, commencing on the commencement date of the term of this Lease and continuing throughout the term of this Lease. If the commencement date falls on a day other than the first day of a calendar month, the installment of rent payable for the initial partial calendar month shall be payable on the first day of the following calendar month. All rent shall be paid to Landlord at the address to which notices to Landlord are given as set forth in Section 22 below, and shall be paid without demand, setoff or deduction. Rent for any partial month shall be prorated on a daily basis.

      5. Additional Rent. If Tenant does not pay such expenses directly as provided in this Lease, Tenant shall pay to Landlord, as additional rent, the following operating expenses incurred by Landlord with respect to the Premises during the term of this Lease:

            (a)   All real estate taxes and assessments
      levied or assessed against the Premises;

            (b) The cost of all utility services provided to the Premises, including but not limited to electricity, natural gas and water services and trash removal; and

            (c)   All other costs incurred by Landlord in
      performing any items of maintenance that are the obligation of Tenant under Section 6 below, including but not limited to the cost of janitorial services, security services, maintenance of landscaped and paved areas, maintenance of utility systems and other similar expenditures.

      Tenant shall reimburse Landlord for each of the foregoing expenses within ten (10) days after receipt of a written statement from Landlord, detailing the expense incurred by Landlord.

      6. Repair and Maintenance. Landlord shall maintain the entire Premises in the condition existing as of the date of this Lease (ordinary wear and tear excepted), including without limitation the Building and other Improvements on the Premises, and all roofs and exterior walls, driveways and

FORM 10-K                                                 Page 129
parking areas, and shall make all necessary repairs to the building structure and concealed systems (including without limitation plumbing, electrical, heating and air conditioning) within or servicing the Premises; provided, however, that Landlord shall not be required to effect any repair the reasonable cost of which would exceed $50,000, in which case Tenant may immediately terminate this Lease or may effect such repair and offset against payments due to Landlord hereunder or under any other agreement its reasonable cost of effecting such repair. Landlord shall also make any modifications to the Premises required to comply with applicable legal requirements, including without limitation the Americans with Disabilities Act. If any repairs required to be made by Landlord to the Premises are not completed within ten (10) days after written notice of the need for the repairs has been given by Tenant to Landlord (or, in the event of an emergency, if not made as soon as reasonably practical), then Tenant may make the needed repairs on behalf of and at the expense of Landlord. Landlord shall reimburse Tenant for the reasonable cost of the repairs within ten (10) days after written demand, accompanied by supporting invoices. If any repairs required to be made by Landlord are commenced when necessary, but cannot be completed within ten (10) days, then Landlord shall have an additional reasonable period of time to complete the repairs, so long as it continues to prosecute the completion of the repairs with due diligence, and provided it keeps
Tenant fully informed as to the progress of the repairs.

      Tenant shall keep the Premises in a safe, neat and clean condition at all times, and shall be responsible the routine maintenance and upkeep of the Improvements (including minor non-structural repairs to the interior of the Building, and
the general policing of paved and landscaped areas).   Tenant
also shall be responsible for any repairs to Tenant's personal property and equipment placed on the Premises.

      7. Alterations and Personal Property. Subject to the proviso of the first sentence of Section 6, Tenant shall have no right to make any structural alterations to the Building without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion. If Landlord approves any such alterations, Tenant must obtain from Landlord approval in writing in advance of plans and specifications for the work, and shall keep the Premises free and clear of any lien or claim of lien arising out of any such work occurring, or allegedly occurring, by, through or under Tenant. Tenant shall immediately pay and discharge any such lien or claim of lien that is filed.

FORM 10-K                                                 Page 130

      All inventory, equipment, fixtures and furnishings installed in or attached to the Premises by and at the expense of Tenant may be removed by Tenant at any time during the Lease term provided Tenant is not in default hereunder, and provided that such removal will not damage the Premises or that any damage caused by such removal will be promptly repaired by Tenant at its expense. Any such property not so removed before the expiration of the term of this Lease or the earlier termination of this Lease shall, as Landlord's option, become the property of Landlord, or shall be removed by Tenant. Tenant shall repair any damage caused by removal, and these obligations shall survive termination of this Lease or expiration of the Lease term. All personal property owned by Tenant shall be brought onto the Premises at Tenant's sole risk, and Tenant hereby releases Landlord from any liability for damage to such property, no matter how caused.

      8. Taxes. Landlord shall pay, prior to delinquency, all real estate taxes and assessments that are levied or assessed against the Premises during the term of this Lease. Tenant also shall pay, prior to delinquency, all taxes, assessments, license fees and other charges of any nature whatsoever that are levied or assessed against any personal property or equipment of Tenant or are otherwise based on Tenant's operations within the Premises during the term of this Lease.
On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of the payments.

      9. Utilities and Services. Tenant shall make all arrangements for and pay for all utilities and services furnished to the Premises, including, without limitation, gas, electricity, water and telephone service, and for all charges for initiation of service therefor.

      10. Damage by Casualty or Fire. If the Building or other Improvements are totally or partially damaged or destroyed by casualty, explosion or fire, however caused, or by the elements, and Landlord's architect reasonably estimates that the damage will take longer than thirty (30) days to repair, then either party shall have the right to terminate this Lease by delivery of written notice of such termination to the other party within thirty (30) days after such damage or destruction. Upon any such termination, Landlord shall be entitled to receive all insurance proceeds payable with respect to such damage or destruction, excluding the proceeds of any separate policy of insurance maintained by Tenant on its personal property, equipment or trade fixtures. If this

FORM 10-K                                                 Page 131

Lease is not terminated as provided above, then Landlord shall repair and restore the Building and the other Improvements to substantially the same condition as existed prior to the casualty, and Tenant shall be entitled to an abatement of rent in proportion to the degree in which Tenant's use and enjoyment of the Premises is interfered with during the period of damage, repair or restoration. Notwithstanding the foregoing, if Landlord notifies Tenant of its election to terminate this Lease and Tenant exercises its Option to purchase the Premises (pursuant to Section 26) within thirty
(30) days after the date of Landlord's notice, then this Lease shall not terminate, nor shall Landlord be required to repair or restore the Building, but the proceeds of insurance shall be applied in the manner provided in Section 26(g).

      11. Insurance. Landlord shall maintain, at its expense, throughout the term of this Lease, a policy of standard fire and extended coverage insurance on the Improvements in an amount equal to the full replacement cost of the Improvements. Tenant shall maintain, at its expense, throughout the term of this Lease, a policy of commercial general liability insurance with a single limit of liability of not less than $5,000,000 per occurrence, and shall maintain on all its personal property, inventory, fixtures and equipment a policy of standard fire and extended coverage insurance, in an amount sufficient to meet the co-insurance requirements of such policy. Prior to the commencement of the term of this Lease, and thereafter from time to time upon request, each party shall provide the other party with certificates (or upon request, copies) of the insurance policies required to be maintained under this Section 11.

      12. Taking for Public Use. If the entire Premises are taken for any public or any quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, then this Lease shall automatically terminate as of the date that title is vested in the condemning authority. If any part of the Premises is so taken as to render the remainder thereof unusable for the purposes for which the Premises are leased, then either party shall have the right to terminate this Lease by delivery of written notice to the other party within thirty (30) days after the date of such taking, time being of the essence.

      If any part of the Premises is so taken and this Lease is not terminated under the provisions of the preceding paragraph of this Section 12, then the rent shall be apportioned according to the space so taken, and Landlord shall, to the

FORM 10-K                                                 Page 132
extent possible with any award of damages from such taking, restore the remaining portion of the Premises to the extent necessary to render it reasonably suitable for the purposes for which it is leased, and shall make all repairs to any Building damaged by such taking to the extent necessary to constitute the Building a complete architectural unit.

      All compensation awarded or paid upon such a total or partial taking of the Premises shall belong to and be the property of Landlord without any participation by Tenant; provided, however, that nothing contained herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business, or for depreciation to, damage to, the cost of removal of, or the value of stock, trade fixtures, furniture, and other personal property belonging to Tenant; provided, further, that no such claim shall diminish or otherwise adversely affect Landlord's award.

      13. Indemnity and Waiver. Tenant shall protect, indemnify, defend and save Landlord harmless from and against any and all claims, demands, causes of action and other expenses of any nature whatsoever (including attorneys' fees), for injury to or death of persons, or loss of or damage to property, occurring on or about the Premises, and resulting from the use and occupancy of the Premises by Tenant, its agents or employees. The foregoing indemnity shall not extend to any matters resulting, directly or indirectly, from the negligence or intentional misconduct of Landlord, or to any claims relating to any "Hazardous Material" or "Environmental Law," as those terms are defined in Section 19.

      Landlord shall not be responsible or liable for any event, act or omission to the extent covered by insurance maintained by Tenant, or required by this Lease to be maintained by Tenant, and Tenant shall require its insurers to include in Tenant's insurance policies effective waivers of subrogation rights for the benefit of Landlord, its agents and employees.

      Landlord hereby releases and waives all claims against Tenant, its agents and employees, for injury or damage to the Improvements, to the extent covered by insurance maintained by Landlord, or required by this Lease to be maintained by Landlord, and Landlord shall use its best efforts (but shall not be required to pay any additional or special charges for endorsements) to cause its insurers to include in Landlord's

FORM 10-K                                                 Page 133
insurance policies effective waivers of subrogation rights for the benefit of Tenant, its agents and employees.

      14. Default. The occurrence of any one of the following shall constitute a default by Tenant:

            (a)   Failure to pay rent or any other amount
      payable under this Lease within ten (10) days after written notice that such amount is past due; or

            (b) Failure to perform any other provision of this Lease if the failure to perform is not cured within thirty (30) days after notice thereof has been given to Tenant; provided, however, that if the default is not reasonably capable of being cured in thirty (30) days, Tenant shall not be in default if it commences the cure within that thirty (30) day period and diligently prosecutes the cure to completion.

      15. Landlord's Remedies. Landlord shall have the following remedies if Tenant defaults. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

            (a) Landlord shall have the right to terminate Tenant's right of possession of the Premises without terminating this Lease, and as long as Landlord does not terminate this Lease, collect rent when due. Tenant shall surrender possession of the Premises to Landlord and Landlord shall have the right to enter the Premises without notice to vacate (any right to which is hereby waived by Tenant) and relet them, without prior notice or demand, using such reasonable force as may be necessary, changing any or all locks on the Premises all without being liable for forcible entry, trespass, or other tort. Tenant shall be liable immediately to Landlord for all costs Landlord shall incur in reletting the Premises including, without limitation, broker's commissions, expenses for remodeling required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of the Lease. Tenant shall pay to Landlord the rent due under this Lease on the date that the rent is due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this

FORM 10-K                                                 Page 134

      Section 15(a) or surrender of possession of the Premises pursuant to this Section 15(a) shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease.

            (b) Landlord shall have the right to terminate this Lease without notice to vacate (any right to which is hereby waived by Tenant) and Tenant's rights to possession of the Premises at any time, and reenter the Premises as described in Section 15(a). No act by Landlord other than the giving notice of termination to Tenant shall terminate this Lease. Upon termination, Landlord shall have the right to pursue its remedies at law or in equity to recover of Tenant all amounts of rent then due or thereafter accruing and such other damages as are caused by Tenant's default.

      Without limiting the foregoing, Tenant shall pay, upon demand, all cost and expenses, including reasonable attorneys' fees, incurred by Landlord in enforcing Tenant's obligations under this Lease.

      16. Assignment and Subleasing. Tenant shall not sell, assign, pledge or hypothecate this Lease or sublease the Premises or any part thereof without the prior written consent of Landlord, which may be withheld by Landlord in its sole discretion. Consent by Landlord to one assignment or subleasing shall not destroy or operate as a waiver of the prohibitions contained in this Section 16 as to future assignments or subleases, and all such later assignments or subleases shall be made only with Landlord's prior written consent. In the event any assignment of this Lease or sublease of the Premises or any part thereof is made by Tenant, whether or not the same is consented to by Landlord, Tenant shall remain liable to Landlord for payment of all rent and other charges provided in this Lease, and for the faithful performance of all of the covenants and conditions of this Lease by any assignee or subtenant to the same extent as if the Lease had not been assigned or the Premises had not been subleased.

      17. Quiet Enjoyment. Provided Tenant performs all its covenants, agreements and obligations hereunder, Landlord will warrant and defend Tenant in the peaceful and quiet enjoyment of the Premises, subject to enforceable easements, restrictive covenants and rights of way, if any, against the lawful claims of all persons claiming under Landlord.

FORM 10-K                                                 Page 135

      18. Use Clause/Compliance with Legal Requirements. Tenant shall use the Premises only for general manufacturing and related office purposes. Tenant shall obey and comply with all laws, rules, regulations, ordinances and other legal requirements of all legally constituted authorities existing at any time during the Lease term that are applicable to Tenant's operations at the Premises. Tenant shall not cause or permit a nuisance to exist on or about the Premises, and shall at all times maintain the Premises in a clean and attractive condition; provided, however, that the foregoing provision shall not be deemed to impose upon Tenant any obligation to remedy any situation or condition in existence as of the date of this Lease.

      19. Hazardous Materials. The environmental provisions set forth in this Section 19 are in addition to and supplement the environmental provisions of the Acquisition Agreement, which shall remain in full force and effect with respect to the Premises notwithstanding this Lease. For the purposes of this Lease, the terms "Hazardous Material" and "Environmental Law" shall have the meanings given those terms in the Acquisition Agreement.

      Landlord and Tenant shall promptly, after either of them learns of the occurrence thereof, give written notice to the other of receipt of any notice of violation or claim, or a request for information, relating in any manner to any Hazardous Material or Environmental Law in connection with the Premises. Landlord and Tenant shall, upon receipt by either of them of any environmental sampling or testing results relating in any manner to the Premises, provide the other with copies of documents relating to such environmental investigations.

      Tenant agrees that it shall not generate, use, store, release or dispose of any Hazardous Material on the Premises except in material compliance with applicable Environmental Laws. Tenant shall, at its sole cost and expense, cure within thirty (30) days after written notice from Landlord any breach of this Section 19 by Tenant by taking all necessary response and corrective actions in accordance with all applicable Environmental Laws. If Tenant is responsible by virtue of this Section 19 for the removal or remediation of any Hazardous Material, Tenant shall carry out and complete, at its sole cost and expense, such response actions, including without limitation, any investigation, reporting, removal,

FORM 10-K                                                 Page 136
remediation, repair, closure, detoxification, decontamination, restoration and other clean-up of the Premises required under applicable Environmental Laws, as promptly as reasonably possible. All response actions shall be undertaken with disclosure to Landlord of and approval by Landlord of response plans.

      Landlord shall, at its sole cost and expense, cure within thirty (30) days after written notice from Tenant any breach by Landlord of this Section 19 by taking all necessary response and corrective actions in accordance with all applicable Environmental Laws. If Landlord is responsible for the removal or remediation of any Hazardous Material by virtue of this Section 19, Landlord shall carry out and complete, at its sole cost and expense, such response actions, including without limitation, any investigation, reporting, removal, remediation, repair, closure, detoxification, decontamination, restoration and other clean-up of the Premises required under applicable Environmental Laws, as promptly as reasonably possible. All response actions shall be undertaken so as to minimize interruption of Tenant's business and with disclosure to Tenant of and approval by Tenant of response plans. IT IS UNDERSTOOD AND AGREED THAT TENANT HAS NO RESPONSIBILITY FOR OR AUTHORITY OVER ANY HAZARDOUS MATERIALS LOCATED IN, ON OR ABOUT THE PREMISES, EXCEPT TO THE EXTENT, IF ANY, BROUGHT THEREON BY OR AT THE DIRECTION OF TENANT AND THOSE HAZARDOUS MATERIALS PROPERLY STORED AND LISTED ON AN MSDS REPORT MAINTAINED BY LANDLORD WITH RESPECT TO THE PREMISES ON THE DATE OF THIS
LEASE AND ACQUIRED BY TENANT PURSUANT TO THE ACQUISITION AGREEMENT. LANDLORD RETAINS COMPLETE RESPONSIBILITY FOR AND AUTHORITY OVER ANY AND ALL HAZARDOUS MATERIALS IN, ON OR ABOUT THE PREMISES EXCEPT FOR THOSE BROUGHT THEREON BY TENANT AND SO ACQUIRED.

      Tenant agrees to indemnify, defend and hold harmless Landlord, its officers, directors, shareholders, employees, agents, successors and assigns, from and against all claims, damages, actions, proceedings, costs, liens, requirements, judgments, losses, penalties, fines, settlements and liabilities of any kind (including without limitation attorneys' fees and court costs, and consultant and expert witness fees arising in any manner, directly or indirectly, out of or by reason of (1) any breach of any of the warranties, representations, covenants or agreements in this
Section 19 by Tenant, (2) any violation or alleged violation of any Environmental Law by Tenant with respect to the Premises (provided such violation or alleged violation does

FORM 10-K                                                 Page 137
not represent the substantial continuation of a violation or alleged violation that commenced prior to the Term when
Landlord operated the Premises, except for a violation that continues beyond a reasonable period after the management of Tenant become aware of such violation (other than violations currently known by employees of Landlord who have been or may become employees of Tenant as contemplated by the Acquisition Agreement)), and/or (3) any presence, generation, treatment, storage, disposal, transport, release, threatened release or suspected release of any Hazardous Material brought on, in, to or from the Premises by Tenant. Tenant agrees to employ security measures, consistent with the security measures historically employed by Landlord at the Premises, to prevent unauthorized dumping of Hazardous Materials on the Premises by third parties.

      Landlord agrees to indemnify, defend and hold harmless Tenant, its officers, directors, shareholders, employees, agents, successors and assigns, from and against all claims, damages, actions, proceedings, costs, liens, requirements, judgments, losses, penalties, fines, settlements and liabilities of any kind (including without limitation attorneys' fees and court costs, and consultant and expert witness fees arising in any manner, directly or indirectly, out of or by reason of (1) any breach by Landlord of this
Section 19, (2) any violation or alleged violation of any Environmental Law by Landlord, and/or (3) any presence, generation, treatment, storage, disposal, transport, release, threatened release or suspected release of any Hazardous Material on, in, to or from the Premises that does not result solely and directly from Tenant's activities in the Premises.

      In the event of a breach by Landlord of this Section 19, Tenant may at any time thereafter terminate this Lease by written notice to Landlord. The provisions of this Section 19 shall survive the expiration or earlier termination of the term of this Lease.

      20.   [INTENTIONALLY DELETED]

      21. Waiver. The waiver by either Landlord or Tenant of any breach of any covenant or agreement of this Lease shall not be deemed a waiver of any other default concerning the same or any other covenant or agreement of this Lease. The receipt and acceptance by Landlord of delinquent or partial rent shall not constitute a waiver of that or any other default.

FORM 10-K                                                 Page 138

      22. Notice. Any notice that either party desires or is required to give the other party shall be in writing and shall be deemed to have been sufficiently given if either delivered by hand delivery or sent by prepaid, registered or certified mail, addressed to the other party at the address set forth below:

      Landlord:     Cone Mills Corporation
                    1201 Maple Street
                    Greensboro, North Carolina  27405
                    Attention: Mr. Neil W. Koonce, Vice President
                      and General Counsel
                    Telecopy:  (910) 329-6972


      Tenant:       Vitafoam Incorporated
                    2222 Surrett Drive
                    High Point, North Carolina 27263
                    Attention: Corporate Secretary
                    Telecopy:  (910) 431-7747


      With a copy to:

                    British Vita PLC
                    Middleton, Manchester M24 2DB
                    United Kingdom
                    Attention: Mr. Mark Stirzaker
                    Telecopy:  011 44 161-655-3957

       Either party may change its address by notifying the other party of the change of address in the foregoing manner.

       23. Surrender and Holding Over. Upon the expiration or earlier termination of the Lease term, Tenant shall surrender possession of the Premises in as good a condition as delivered to it, reasonable wear and tear and damage by fire and other casualty excepted. Upon the expiration or earlier termination of this Lease, Tenant shall remove from the Premises all chemicals and other Hazardous Material that have been placed on the Premises by or at the direction of Tenant and have no further use in operations at the Premises, all drums containing unidentified substances that have been placed on the Premises by or at the direction of Tenant, all chemicals or other Hazardous Materials spilled at the Premises by Tenant, and all unidentified substances on floors or in spill

FORM 10-K                                                 Page 139
containment areas placed there by or at the direction of Tenant. If Tenant remains in possession of the Premises following the expiration or earlier termination of this Lease term with the consent of Landlord but without any written agreement between the parties, Tenant shall be only a tenant at will, and there shall be no renewal of this Lease or exercise of any option by operation of law.

       24. Applicable Law. This Lease has been entered into under, and shall be governed by, the laws of the State of North Carolina.

       25. Nature and Extent of Agreement. This instrument and the Acquisition Agreement contain the complete agreement of the parties regarding the terms and conditions of the lease of the Premises, and there are no oral or written conditions, terms, understandings or other agreements pertaining thereto which have not been incorporated in this Lease or in the Acquisition Agreement. This instrument creates only the relationship of landlord and tenant between the parties as to the Premises. This Lease may be amended only by a written instrument executed by Landlord and Tenant.

       26.   Option to Purchase.  Landlord hereby grants unto
Tenant the right, privilege and option ("Option") to purchase the Premises upon the following terms and conditions:

             (a) The purchase price for the Premises shall be the book value of the Premises, as reflected on Landlord's financial statements maintained in accordance with generally accepted accounting principles consistently applied, as of the date of exercise of the Option. The purchase price shall be payable in cash or certified Greensboro, North Carolina funds at closing.

             (b)    Tenant must exercise this Option on or
       before the date of expiration or earlier termination of the Lease term pursuant to the terms hereof, as the term may be extended under Section
       2, by delivery of written notice to Landlord, accompanied by an earnest money deposit in the amount of Ten Thousand and No/100 Dollars
       ($10,000.00). The Option shall lapse if not properly exercised within the time period set forth above, and Tenant may not exercise the Option if it is in default, beyond the expiration of any

FORM 10-K                                                 Page 140
       applicable cure period, in any material respect under this Lease. Upon proper exercise of this Option, the provisions of this Section 26 shall constitute a contract of sale and shall be binding upon Landlord and Tenant.

             (c)    If Tenant exercises this Option, the
       closing of the purchase and sale of the Premises shall occur on or before the date thirty (30) days after the date of Tenant's notice exercising the Option, on a date acceptable to Landlord and Tenant, at the offices of Tenant's attorney in Charlotte, North Carolina. Time shall be of the essence. If the date of closing falls after the expiration of the Lease term, this Lease shall continue in full force and effect through that date; otherwise, this Lease shall terminate upon closing.

             (d)    At the closing, Landlord shall execute
       and deliver to Tenant the following items:

              (i)    A good and sufficient general
                     warranty deed conveying valid,
                     insurable, marketable and
                     indefeasible fee simple title to the
                     Premises free and clear of all liens
                     and encumbrances of any nature,
                     except for liens and encumbrances
                     created by Tenant and restrictions
                     and rights of way of record in
                     existence as of the date hereof; ad
                     valorem real property taxes for the
                     calendar year of sale (which shall be
                     prorated on a calendar year basis
                     through the date of closing); and
                     such other matters as are expressly
                     approved by Tenant in writing.

             (ii)    An Owner's Affidavit in a form
                     reasonably acceptable to Tenant and
                     its title insurer, affirming that
                     there has been no skill, labor or
                     material furnished to the Premises by
                     Landlord for which mechanics' or
                     materialmen's liens could be filed;

FORM 10-K                                                 Page 141

            (iii)    An affidavit stating that Landlord is
                     not a "foreign person" within the
                     meaning of Section 1445(f)(3) of the
                     Internal Revenue Code of 1986, as
                     amended; and

             (iv)    All other documents affecting title
                     to the Premise and necessary to
                     transfer title to Tenant, free and
                     clear of all liens and encumbrances
                     (except as set forth in subparagraph
                     (i) above).

               (e)   Landlord shall be responsible for the
        cost of preparation of its deed and the payment of revenue stamps thereon. Tenant shall be responsible for the cost of recording the deed.
        Landlord and Tenant will each be responsible for the remainder of their respective closing costs, including attorneys' fees.

               (f)   On or before the tenth day after the
        delivery to Landlord of the notice exercising the Option (the "Inspection Date"), Tenant shall deliver to Landlord a statement of objections to Landlord's title and shall notify Landlord in writing of the nature of such objections. If objections to title are made as provided in the foregoing sentence, Landlord shall use reasonable efforts to cure the objections within ten (10) days after receipt of Tenant's statement, but shall not be required to expend in excess of $10,000. If Landlord fails to cure the objections within that ten (10)-day period, Tenant may, by delivery of written notice to Landlord, either (i) terminate its obligation to purchase the Premises and receive a return of all earnest money paid to Landlord in connection with the exercise of the Option; (ii) proceed to close the purchase of the Premises, in which case the purchase price for the Premises shall not be adjusted and such objectives shall be deemed to have been waived; or (iii) cure the objections at Landlord's reasonable expense, not to exceed
        $25,000, and treat that expense as a credit against the purchase price for the Premises. On

FORM 10-K                                    Page 142
        or before the Inspection Date, Tenant may cause to be prepared, at its expense, a survey of the Premises certified by a registered land surveyor, showing the boundaries and the acreage of the Premises, and the location of all easements, buildings, improvements and encroachments, if any, located thereon. Tenant's objections to title may be based solely on such surveys.

               (g)   If, after the date of exercise of this
        Option, but prior to closing, any eminent domain proceedings are commenced against the Premises, or the Premises is damaged by fire or other casualty, and the reasonable cost of repairing the damage exceeds Twenty-Five Thousand and No/100 Dollars ($25,000.00), then Tenant may, at its election, either terminate its obligation to purchase the Premises and receive a return of all earnest money paid to Landlord in connection with the exercise of the Option, or proceed to close the purchase of the Premises, in which case the purchase price for the Premises shall not be adjusted, but Landlord shall assign to Tenant all of its right, title and interest in any condemnation or insurance proceeds.

               (h) If Landlord defaults in the performance of its obligations under this Section 26, Tenant shall be entitled to a return of any earnest money it has paid to Landlord in connection with the exercise of this Option, or to obtain the remedy of specific performance, but no other remedy. If Tenant defaults in the performance of any of its obligations under this Section 26, Landlord shall be entitled to retain all earnest money paid by Tenant to Landlord in connection with the exercise of this Option as liquidated damages for that default, and Tenant shall have no further liability for that default.




                        [signatures on following page]

FORM 10-K                                                 Page 143

       IN WITNESS WHEREOF, the parties have executed this Lease under seal as of the day and year first above written.


                                        CONE MILLS CORPORATION

[CORPORATE SEAL]                        By:    /s/ Keil W. Koonce
                                              Title:   Vice President
Attest:

___________________________
         Secretary



                                        VITAFOAM INCORPORATED


[CORPORATE SEAL]                        By:    /s/ M. R. Stirzaker
                                              Title:   Vice President


                                        By:    /s/ Stephen M. Lynch
                                              Title:   Secretary
Attest:

___________________________
        Secretary

FORM 10-K                                                 Page 144

STATE OF NORTH CAROLINA
                                          SUBLEASE AGREEMENT
COUNTY OF GUILFORD


       THIS SUBLEASE AGREEMENT is entered of the 22nd day of January, 1996, by and between CONE MILLS CORPORATION, a North
Carolina corporation with offices in Greensboro, North
Carolina ("Landlord"), and VITAFOAM INCORPORATED, a North
Carolina corporation with offices in High Point, North
Carolina ("Tenant").


                                   RECITALS

       A. High Point Industrial Leasing, a Limited Partnership, a North Carolina limited partnership with offices in High Point, North Carolina ("Prime Landlord") and Landlord previously have entered into a Lease Agreement dated July 18, 1977 (the "Prime Lease"), pursuant to which Prime Landlord leases to Landlord three contiguous tracts of land in the City of High Point, Guilford County, North Carolina, containing an aggregate of approximately 6.32 acres, and the improvements located thereon (collectively, the "Premises"), on the terms and conditions set forth in the Prime Lease. The Premises include a manufacturing building containing approximately _________ square feet of floor area (the "Building") and other related improvements including areas, roadways and utility facilities (collectively, with the Building the "Improvements"). A map showing the location of the Premises is attached hereto as Exhibit A. A memorandum of the Prime Lease is recorded in Deed Book 2892 at Page 120 in the Guilford County Public Registry.

       B. Under the terms of an Acquisition Agreement dated January 19, 1996 between Landlord and Tenant (the "Acquisition Agreement"), Landlord has agreed to convey certain assets to Tenant, and also has agreed to sublease the Premises to Tenant for a period of approximately two (2) years. Tenant intends to occupy the Building and use the other Improvements for the manufacture of beds, mattresses, bedding and related products. In order to evidence their agreement regarding Tenant's sublease of the Premises, the parties are entering into this Sublease Agreement (this "Lease"). Landlord and Tenant have requested Prime Landlord to join in the execution of this Lease, in order to consent to its terms as required by Paragraph 11 of the Prime Lease.

FORM 10-K                                                 Page 145

                                     LEASE

       NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Lease, including the covenant to pay rent, and other good and valuable consideration, Landlord and Tenant hereby agree, for themselves, their successors and assigns, as follows:

       1. Premises. Landlord subleases to Tenant, and Tenant accepts and rents from Landlord, the Premises, for the term and on the terms and conditions set forth in this Lease, and in the Prime Lease, a copy of which has been delivered by Landlord to Tenant.

       2. Term. The term of this Lease shall begin on the date that the Premises are delivered to Tenant, as provided in
Section 3, and shall end at midnight on December 30, 1997.

       3. Delivery of Premises. Landlord shall remove from the Premises all chemicals and other "Hazardous Material" (as defined in the Acquisition Agreement) that have no further use in operations at the Premises, all drums containing unidentified substances, all spilled chemicals and other Hazardous Material, and all unidentified substances on floors or in spill containment areas. Landlord shall complete this work and deliver the Premises to Tenant on or before January
22, 1996.   Tenant acknowledges that it has inspected the
Improvements, that Landlord makes no representations or warranties as to the condition of the Improvements or their suitability for any particular purpose, except as may be expressly set forth in the Acquisition Agreement, and that Landlord shall have no responsibility to make any repairs or alterations to the Improvements prior to their delivery to Tenant, except as provided above.

       4. Rent. Tenant shall pay to Landlord as monthly rent the sum of $9,200.00 per month, payable in advance on the first day of each calendar month, commencing on the commencement date of the term of this Lease and continuing throughout the term of this Lease. If the commencement date falls on a day other than the first day of a calendar month, the installment of rent payable for the initial partial calendar month shall be payable on the first day of the following calendar month. All rent shall be paid to Landlord at the address to which notices to Landlord are given as set forth in Section 22 below, and shall be paid without demand, setoff or deduction. Rent for any partial month shall be prorated on a daily basis.

FORM 10-K                                                 Page 146

       5. Additional Rent. If Tenant does not pay such expenses directly as provided in this Lease, Tenant shall pay to Landlord, as additional rent, the following operating expenses incurred by Landlord with respect to the Premises during the term of this Lease:

             (a)    All real estate taxes and assessments
       levied or assessed against the Premises;

             (b) The cost of all utility services provided to the Premises, including but not limited to electricity, natural gas, water and sewer services and trash removal; and

             (c)    All other costs incurred by Landlord in
       performing any items of maintenance that are the obligation of Tenant under Section 6 below, including but not limited to the cost of janitorial services, security services, maintenance of landscaped and paved areas, maintenance of utility systems and other similar expenditures.

       Tenant shall reimburse Landlord for each of the foregoing expenses within ten (10) days after receipt of a written statement from Landlord, detailing the expense incurred by Landlord.

       6. Repair and Maintenance. Landlord shall maintain, or cause Prime Landlord to maintain, the entire Premises in the condition existing as of the date of this Lease (ordinary wear and tear excepted), including without limitation the Building and other Improvements on the Premises, and all roofs and exterior walls, driveways and parking areas, and shall make all necessary repairs to the building structure and concealed systems (including without limitation plumbing, electrical, heating and air conditioning) within or servicing the Premises; provided, however, that Landlord shall not be required to effect any repair the reasonable cost of which would exceed $50,000, in which case Tenant may immediately terminate this Lease or may effect such repair and offset against payments due to Landlord hereunder or under any other agreement its reasonable cost of effecting such repair.
Landlord shall also make any modifications to the Premises required to comply with applicable legal requirements, including without limitation the Americans with Disabilities
Act. If any repairs required to be made by Landlord to the Premises are not completed within ten (10) days after written

FORM 10-K                                                 Page 147
notice of the need for the repairs has been given by Tenant to Landlord (or, in the event of an emergency, if not made as soon as reasonably practical), then Tenant may make the needed repairs on behalf of and at the expense of Landlord. Landlord shall reimburse Tenant for the reasonable cost of the repairs within ten (10) days after written demand, accompanied by supporting invoices. If any repairs required to be made by Landlord are commenced when necessary, but cannot be completed within ten (10) days, then Landlord shall have an additional reasonable period of time to complete the repairs, so long as it continues to prosecute the completion of the repairs with due diligence, and provided it keeps Tenant fully informed as to the progress of the repairs.

       Tenant shall keep the Premises in a safe, neat and clean condition at all times, and shall be responsible the routine maintenance and upkeep of the Improvements (including minor non-structural repairs to the interior of the Building, and
the general policing of paved and landscaped areas).   Tenant
also shall be responsible for any repairs to Tenant's personal property and equipment placed on the Premises.
Notwithstanding the foregoing, Tenant shall have no responsibility whatsoever for any underground storage tanks located on the Premises as of the date of this Lease.

       7. Alterations and Personal Property. Subject to the proviso of the first sentence of Section 6, Tenant shall have no right to make any structural alterations to the Building without the prior written consent of Landlord and Prime Landlord, which may be withheld in their sole discretion. If Landlord and Prime Landlord approve any such alterations, Tenant must obtain from Landlord and Prime Landlord approval in writing in advance of plans and specifications for the work, and shall keep the Premises free and clear of any lien or claim of lien arising out of any such work occurring, or allegedly occurring, by, through or under Tenant. Tenant shall immediately pay and discharge any such lien or claim of lien that is filed.

       All inventory, equipment, fixtures and furnishings installed in or attached to the Premises by and at the expense of Tenant may be removed by Tenant at any time during the Lease term provided Tenant is not in default hereunder, and provided that such removal will not damage the Premises or that any damage caused by such removal will be promptly repaired by Tenant at its expense. Any such property not so removed before the expiration of the term of this Lease or the

FORM 10-K                                                 Page 148
earlier termination of this Lease shall, as Landlord's option, become the property of Landlord, or shall be removed by Tenant. Tenant shall repair any damage caused by removal, and these obligations shall survive termination of this Lease or expiration of the Lease term. All personal property owned by Tenant shall be brought onto the Premises at Tenant's sole risk, and Tenant hereby releases Landlord from any liability for damage to such property, no matter how caused.

       8. Taxes. Tenant shall pay, prior to delinquency, all real estate taxes and assessments that are levied or assessed against the Premises during the term of this Lease. Tenant also shall pay, prior to delinquency, all taxes, assessments, license fees and other charges of any nature whatsoever that are levied or assessed against any personal property or equipment of Tenant or are otherwise based on Tenant's operations within the Premises during the term of this Lease.
On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of the payments.

       9. Utilities and Services. Tenant shall make all arrangements for and pay for all utilities and services furnished to the Premises, including, without limitation, gas, electricity, water, sewer and telephone service, and for all charges for initiation of service therefor.

       10. Damage by Casualty or Fire. If the Building or other Improvements are totally or partially damaged or destroyed by casualty, explosion or fire, however caused, or by the elements, and Landlord's architect reasonably estimates that the damage will take longer than thirty (30) days to repair, then either party shall have the right to terminate this Lease by delivery of written notice of such termination to the other party within thirty (30) days after such damage or destruction. Upon any such termination, Landlord (subject to the rights of Prime Landlord under the Prime Lease) shall be entitled to receive all insurance proceeds payable with respect to such damage or destruction, excluding the proceeds of any separate policy of insurance maintained by Tenant on its personal property, equipment or trade fixtures. If this Lease is not terminated as provided above, then Landlord shall repair and restore, or cause Prime Landlord to repair and restore, the Building and the other Improvements to substantially the same condition as existed prior to the casualty, and Tenant shall be entitled to an abatement of rent in proportion to the degree in which Tenant's use and enjoyment of the Premises is interfered with during the period of damage, repair or restoration.

FORM 10-K                                                 Page 149

       11. Insurance. Landlord shall maintain, at its expense, throughout the term of this Lease, a policy of standard fire and extended coverage insurance on the Improvements in an amount sufficient to comply with the requirements of the Prime Lease. Tenant shall maintain, at its expense, throughout the term of this Lease, a policy of commercial general liability insurance with a single limit of liability of not less than $5,000,000 per occurrence, and shall maintain on all its personal property, inventory, fixtures and equipment a policy of standard fire and extended coverage insurance, in an amount sufficient to meet the co-insurance requirements of such policy. Prior to the commencement of the term of this Lease, and thereafter from time to time upon request, each party shall provide the other party with certificates (or upon request, copies) of the insurance policies required to be maintained under this Section 11.

       12. Taking for Public Use. If the entire Premises are taken for any public or any quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, then this Lease shall automatically terminate as of the date that title is vested in the condemning authority. If any part of the Premises is so taken as to render the remainder thereof unusable for the purposes for which the Premises are leased, then either party shall have the right to terminate this Lease by delivery of written notice to the other party within thirty (30) days after the date of such taking, time being of the essence.

       If any part of the Premises is so taken and this Lease is not terminated under the provisions of the preceding paragraph of this Section 12, then the rent shall be apportioned according to the space so taken, and Landlord or Prime
Landlord shall, to the extent possible with any award of damages from such taking, restore the remaining portion of the Premises to the extent necessary to render it reasonably suitable for the purposes for which it is leased, and shall make all repairs to any Building damaged by such taking to the extent necessary to constitute the Building a complete architectural unit.

       Subject to the rights of Prime Landlord under the Prime Lease, all compensation awarded or paid upon such a total or partial taking of the Premises shall belong to and be the property of Landlord without any participation by Tenant; provided, however, that nothing contained herein shall be construed to preclude Tenant from prosecuting any claim

FORM 10-K                                                 Page 150
directly against the condemning authority in such condemnation proceedings for loss of business, or for depreciation to, damage to, the cost of removal of, or the value of stock, trade fixtures, furniture, and other personal property belonging to Tenant; provided, further, that no such claim shall diminish or otherwise adversely affect Landlord's award.

       13. Indemnity and Waiver. Tenant shall protect, indemnify, defend and save Landlord harmless from and against any and all claims, demands, causes of action and other expenses of any nature whatsoever (including attorneys' fees), for injury to or death of persons, or loss of or damage to property, occurring on or about the Premises, and resulting from the use and occupancy of the Premises by Tenant, its agents or employees. The foregoing indemnity shall not extend to any matters resulting, directly or indirectly, from the negligence or intentional misconduct of Landlord, or to any claims relating to any "Hazardous Material" or "Environmental Law," as those terms are defined in Section 19.

       Landlord shall not be responsible or liable for any event, act or omission to the extent covered by insurance maintained by Tenant, or required by this Lease to be maintained by Tenant, and Tenant shall require its insurers to include in Tenant's insurance policies effective waivers of subrogation rights for the benefit of Landlord, its agents and employees.

       Landlord hereby releases and waives all claims against Tenant, its agents and employees, for injury or damage to the Improvements, to the extent covered by insurance maintained by Landlord, or required by this Lease to be maintained by Landlord, and Landlord shall use its best efforts (but shall be required to pay additional or special charges for endorsements) to cause its insurers to include in Landlord's insurance policies effective waivers of subrogation rights for the benefit of Tenant, its agents and employees.

       14. Default. The occurrence of any one of the following shall constitute a default by Tenant:

             (a)    Failure to pay rent or any other amount
       payable under this Lease within ten (10) days after written notice that such amount is past due; or

FORM 10-K                                                 Page 151

             (b) Failure to perform any other provision of this Lease if the failure to perform is not cured within thirty (30) days after notice thereof has been given to Tenant; provided, however, that if the default is not reasonably capable of being cured in thirty (30) days, Tenant shall not be in default if it commences the cure within that thirty
       (30) day period and diligently prosecutes the cure to completion.

       15. Landlord's Remedies. Landlord shall have the following remedies if Tenant defaults. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

             (a)    Landlord shall have the right to
       terminate Tenant's right of possession of the Premises without terminating this Lease, and as long as Landlord does not terminate this Lease, collect rent when due. Tenant shall surrender possession of the Premises to Landlord and Landlord shall have the right to enter the Premises without notice to vacate (any right to which is hereby waived by Tenant) and relet them, without prior notice or demand, using such reasonable force as may be necessary, changing any or all locks on the Premises all without being liable for forcible entry, trespass, or other tort. Tenant shall be liable immediately to Landlord for all costs
       Landlord shall incur in reletting the Premises including, without limitation, broker's commissions, expenses for remodeling required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of the Lease. Tenant shall pay to Landlord the rent due under this Lease on the date that the rent is due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this
       Section 15(a) or surrender of possession of the Premises pursuant to this Section 15(a) shall terminate this Lease unless Landlord notifies
       Tenant that Landlord elects to terminate this Lease.

             (b)    Landlord shall have the right to
       terminate this Lease without notice to vacate (any right to which is hereby waived by Tenant) and

FORM 10-K                                                 Page 152

       Tenant's rights to possession of the Premises at any time, and reenter the Premises as described in Section 15(a). No act by Landlord other than the giving notice of termination to Tenant shall terminate this Lease.
       Upon termination, Landlord shall have the right to pursue its remedies at law or in equity to recover of Tenant all amounts of rent then due or thereafter accruing and such other damages as are caused by Tenant's default.

       Without limiting the foregoing, Tenant shall pay, upon demand, all cost and expenses, including reasonable attorneys' fees, incurred by Landlord in enforcing Tenant's obligations under this Lease.

       16. Assignment and Subleasing. Tenant shall not sell, assign, pledge or hypothecate this Lease or further sublease the Premises or any part thereof without the prior written consent of Landlord, which may be withheld by Landlord in its sole discretion. Consent by Landlord to one assignment or subleasing shall not destroy or operate as a waiver of the prohibitions contained in this Section 16 as to future assignments or subleases, and all such later assignments or subleases shall be made only with Landlord's prior written consent. In the event any assignment of this Lease or sublease of the Premises or any part thereof is made by Tenant, whether or not the same is consented to by Landlord, Tenant shall remain liable to Landlord for payment of all rent and other charges provided in this Lease, and for the faithful performance of all of the covenants and conditions of this Lease by any assignee or subtenant to the same extent as if the Lease had not been assigned or the Premises had not been subleased.

       17. Quiet Enjoyment. Provided Tenant performs all its covenants, agreements and obligations hereunder, Landlord will warrant and defend Tenant in the peaceful and quiet enjoyment of the Premises, subject to enforceable easements, restrictive covenants and rights of way, if any, against the lawful claims of all persons claiming under Landlord.

       18. Use Clause/Compliance with Legal Requirements. Tenant shall use the Premises only for general manufacturing and related office purposes. Tenant shall obey and comply with all laws, rules, regulations, ordinances and other legal requirements of all legally constituted authorities existing at any time during the Lease term that are applicable to Tenant's operations at the Premises. Tenant shall not cause

FORM 10-K                                                 Page 153
or permit a nuisance to exist on or about the Premises, and shall at all times maintain the Premises in a clean and attractive condition; provided, however, that the foregoing provision shall not be deemed to impose upon Tenant any obligation to remedy any situation or condition in existence as of the date of this Lease.

       19. Hazardous Materials. The environmental provisions set forth in this Section 19 are in addition to and supplement the environmental provisions of the Acquisition Agreement, which shall remain in full force and effect with respect to the Premises notwithstanding this Lease. For the purposes of this Lease, the terms "Hazardous Material" and "Environmental Law" shall have the meanings given those terms in the Acquisition Agreement.

       Landlord and Tenant shall promptly, after either of them learns of the occurrence thereof, give written notice to the other of receipt of any notice of violation or claim, or a request for information, relating in any manner to any Hazardous Material or Environmental Law in connection with the Premises. Landlord and Tenant shall, upon receipt by either of them of any environmental sampling or testing results relating in any manner to the Premises, provide the other with copies of documents relating to such environmental investigations.

       Tenant agrees that it shall not generate, use, store, release or dispose of any Hazardous Material on the Premises except in material compliance with applicable Environmental Laws. Tenant shall, at its sole cost and expense, cure within thirty (30) days after written notice from Landlord any breach of this Section 19 by Tenant by taking all necessary response and corrective actions in accordance with all applicable Environmental Laws. If Tenant is responsible by virtue of this Section 19 for the removal or remediation of any Hazardous Material, Tenant shall carry out and complete, at its sole cost and expense, such response actions, including without limitation, any investigation, reporting, removal, remediation, repair, closure, detoxification, decontamination, restoration and other clean-up of the Premises required under applicable Environmental Laws, as promptly as reasonably possible. All response actions shall be undertaken with disclosure to Landlord of and approval by Landlord of response plans.

FORM 10-K                                                 Page 154

       Landlord shall, at its sole cost and expense, cure within thirty (30) days after written notice from Tenant any breach by Landlord of this Section 19 by taking all necessary response and corrective actions in accordance with all applicable Environmental Laws. If Landlord is responsible for the removal or remediation of any Hazardous Material by virtue of this Section 19, Landlord shall carry out and complete, at its sole cost and expense, such response actions, including without limitation, any investigation, reporting, removal, remediation, repair, closure, detoxification, decontamination, restoration and other clean-up of the Premises required under applicable Environmental Laws, as promptly as reasonably possible. All response actions shall be undertaken so as to minimize interruption of Tenant's business and with disclosure to Tenant of and approval by Tenant of response plans. IT IS UNDERSTOOD AND AGREED THAT TENANT HAS NO RESPONSIBILITY FOR OR AUTHORITY OVER ANY HAZARDOUS MATERIALS LOCATED IN, ON OR ABOUT THE PREMISES, EXCEPT TO THE EXTENT, IF ANY, BROUGHT THEREON BY OR AT THE DIRECTION OF TENANT AND THOSE HAZARDOUS MATERIALS PROPERLY STORED AND LISTED ON AN MSDS REPORT MAINTAINED BY LANDLORD WITH RESPECT TO THE PREMISES ON THE DATE OF THIS
LEASE AND ACQUIRED BY TENANT PURSUANT TO THE ACQUISITION AGREEMENT. LANDLORD RETAINS COMPLETE RESPONSIBILITY FOR AND AUTHORITY OVER ANY AND ALL HAZARDOUS MATERIALS IN, ON OR ABOUT THE PREMISES EXCEPT FOR THOSE BROUGHT THEREON BY TENANT AND SO ACQUIRED.

       Tenant agrees to indemnify, defend and hold harmless Landlord, its officers, directors, shareholders, employees, agents, successors and assigns, from and against all claims, damages, actions, proceedings, costs, liens, requirements, judgments, losses, penalties, fines, settlements and liabilities of any kind (including without limitation attorneys' fees and court costs, and consultant and expert witness fees arising in any manner, directly or indirectly, out of or by reason of (1) any breach of any of the warranties, representations, covenants or agreements in this
Section 19 by Tenant, (2) any violation or alleged violation of any Environmental Law by Tenant with respect to the Premises (provided such violation or alleged violation does not represent the substantial continuation of a violation or alleged violation that commenced prior to the Term when Landlord operated the Premises, except for a violation that continues beyond a reasonable period after the management of Tenant become aware of such violation (other than violations currently known by employees of Landlord who have been or may become employees of Tenant as contemplates by the Acquisition

FORM 10-K                                                 Page 155

Agreement), and/or (3) any presence, generation, treatment, storage, disposal, transport, release, threatened release or suspected release of any Hazardous Material brought on, in, to or from the Premises by Tenant. Tenant agrees to employ security measures, consistent with the security measures historically employed by Landlord at the Premises, to prevent unauthorized dumping of Hazardous Materials on the Premises by third parties.

       Landlord agrees to indemnify, defend and hold harmless Tenant, its officers, directors, shareholders, employees, agents, successors and assigns, from and against all claims, damages, actions, proceedings, costs, liens, requirements, judgments, losses, penalties, fines, settlements and liabilities of any kind (including without limitation attorneys' fees and court costs, and consultant and expert witness fees arising in any manner, directly or indirectly, out of or by reason of (1) any breach by Landlord of this
Section 19, (2) any violation or alleged violation of any Environmental Law by Landlord, (3) any presence, generation, treatment, storage, disposal, transport, release, threatened release or suspected release of any Hazardous Material on, in, to or from the Premises that does not result solely and directly from Tenant's activities in the Premises, and/or (4) the underground storage tanks located on the premises as of the date of this Lease.

       In the event of a breach by Landlord of this Section 19, Tenant may at any time thereafter terminate this Lease by written notice to Landlord. The provisions of this Section 19 shall survive the expiration or earlier termination of the term of this Lease.

       20.   [INTENTIONALLY DELETED]

       21. Waiver. The waiver by either Landlord or Tenant of any breach of any covenant or agreement of this Lease shall not be deemed a waiver of any other default concerning the same or any other covenant or agreement of this Lease. The receipt and acceptance by Landlord of delinquent or partial rent shall not constitute a waiver of that or any other default.

       22. Notice. Any notice that either party desires or is required to give the other party shall be in writing and shall be deemed to have been sufficiently given if either delivered by hand delivery or sent by prepaid, registered or certified

FORM 10-K                                                 Page 156
mail, addressed to the other party at the address set forth below:

       Landlord:    Cone Mills Corporation
                    1201 Maple Street
                    Greensboro, North Carolina  27405
                    Attention: Mr. Neil W. Koonce, Vice President
                      and General Counsel
                    Telecopy:  (910) 329-6972

       Tenant:      Vitafoam Incorporated
                    2222 Surrett Drive
                    High Point, North Carolina 27263
                    Attention:  Corporate Secretary
                    Telecopy:  (910) 431-7747

       With a copy to:

                    British Vita PLC
                    Middleton, Manchester M24 2DB
                    United Kingdom
                    Attention: Mr. Mark Stirzaker
                    Telecopy:  011 44 161-655-3957

       Either party may change its address by notifying the other party of the change of address in the foregoing manner.

       23. Surrender and Holding Over. Upon the expiration or earlier termination of the Lease term, Tenant shall surrender possession of the Premises in as good a condition as delivered to it, reasonable wear and tear and damage by fire and other casualty excepted. Upon the expiration or earlier termination of this Lease, Tenant shall remove from the Premises all chemicals and other Hazardous Material that have been placed on the Premises by or at the direction of Tenant and have no further use in operations at the Premises, all drums containing unidentified substances that have been placed on the Premises by or at the direction of Tenant, all chemicals or other Hazardous Materials spilled at the Premises by Tenant, and all unidentified substances on floors or in spill containment areas placed there by or at the direction of Tenant. If Tenant remains in possession of the Premises following the expiration or earlier termination of this Lease term with the consent of Landlord but without any written agreement between the parties, Tenant shall be only a tenant at will, and there shall be no renewal of this Lease or exercise of any option by operation of law.

FORM 10-K                                                 Page 157

       24. Applicable Law. This Lease has been entered into under, and shall be governed by, the laws of the State of North Carolina.

       25. Nature and Extent of Agreement. This instrument and the Acquisition Agreement contain the complete agreement of the parties regarding the terms and conditions of the lease of the Premises, and there are no oral or written conditions, terms, understandings or other agreements pertaining thereto which have not been incorporated in this Lease or in the Acquisition Agreement. This instrument creates only the relationship of landlord and tenant between the parties as to the Premises. This Lease may be amended only by a written instrument executed by Landlord and Tenant.

       26. Consent to Sublease. Tenant represents and warrants to Landlord that Prime Landlord has consented to the sublease of the Premises by Landlord to Tenant under this Lease, as required by the terms of the Prime Lease.










                        [signatures on following page]

FORM 10-K                                                 Page 158

       IN WITNESS WHEREOF, the parties have executed this Lease under seal as of the day and year first above written.

                                       LANDLORD:

                                       CONE MILLS CORPORATION


                                       By:    /s/ Neil W. Koonce
                                             Title:  Vice President



                                       TENANT:

                                       VITAFOAM INCORPORATED


                                       By:    /s/ M. R. Stirzaker
                                             Title:  Vice President

FORM 10-K                                                 Page 159

                              SERVICES AGREEMENT


       THIS SERVICES AGREEMENT (the "Agreement") is made as of
January 22, 1996 by and between CONE MILLS CORPORATION, a
North Carolina corporation ("Cone"), and VITAFOAM
INCORPORATED, a North Carolina corporation ("Vita").

                                   RECITALS

       Cone and Vita have entered into an Olympic Division
Acquisition Agreement, dated January 19, 1996, pursuant to which Cone has agreed to sell, and Vita has agreed to purchase, certain real and personal properties and other assets (the "Assets") used in manufacturing, converting and selling polyurethane foam, polyester fiber and related products manufactured at six facilities located in North
Carolina and Mississippi (the "Business").

       Cone provides certain bookkeeping, transportation and other support services and systems in connection with the operation of the Business, and it is willing to provide for a fee those of such services and systems specifically designated herein to Vita upon Vita's purchase of the Assets and Business. Vita desires to obtain those services and the use of those systems as provided herein in connection with its ownership of the Assets and operation of the Business.

       NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, Cone and Vita agree as follows:

       1.    Services and Systems.  (a)  Cone shall provide to
Vita services and systems described below (the "Services and Systems"):

              (i) maintenance of accounts receivable, billing and sales reporting; and

             (ii) mainframe operational support of business unit operating systems related to delivery tickets, order processing and billing; and

            (iii)   preparation of invoices; and

             (iv)   at the request of Vita, provision of
                    transportation services; and

FORM 10-K                                    Page 160

              (v) at the request of Vita, office space and office services to the extent currently made available to management of the Business at Cone's North Pointe Facility located at 3101 North Elm Street, Greensboro, North Carolina; and

             (vi) such other services as may be agreed upon by Cone and Vita from time to time.

The Services and Systems shall be substantially equivalent to the services and systems provided to the Business by Cone during the ninety (90) days prior to the execution of this Agreement. The Services and Systems shall be provided by Cone hereunder for a period of six months commencing on the date hereof, unless any Service or System is earlier terminated by notice from Vita to Cone; provided that Cone shall provide the Services and Systems described in clauses (i), (ii) and (iii) above through March 31, 1997. On January 26, 1996, Vita shall purchase, and Cone shall cause to be sold to Vita, the vehicles listed on Schedule 1 attached hereto, which vehicles are presently leased by Cone from Third Parties and are used primarily in the Business at the prices set forth therein which prices are equal, on an item-by-item basis, to the termination costs changed by the lessors of such vehicles; provided, however, that if the aggregate amount of such termination costs includes breakage fees, penalties or other contractual charges or fees for the early termination of the lease applicable to such vehicles ("Early Termination Fees") in the aggregate in excess of $10,000, then, at Cone's option, either (i) the purchase price to be paid by Vita for such vehicles shall be reduced by such excess amount or (ii) Buyer shall purchase only the number of such vehicles such that the aggregate Early Termination Fees associated therewith do not exceed $10,000. Vita shall notify Cone by 5:00 p.m. on January 25, 1996 if it believes the Early Termination Fees with respect to such vehicles exceeds $10,000, and in the event Vita fails to so notify Cone by such time the Early Termination Fees shall be conclusively presumed to be no more than $10,000. Cone shall permit Vita to use such vehicles from the date hereof until January 26, 1996 (and with respect to vehicles to be purchased hereunder for such additional reasonable period, not to exceed 5 days, until the retitling and transfer of registration of such vehicles is completed).

       (b) In addition, Cone shall provide the following transitional services (the "Assistance") to Vita for a reasonable period of time after the date hereof:

FORM 10-K                                                 Page 161

              (i) assistance in establishing ADP as an outside payroll administrator for all hourly and salaried employees of the Business, including providing necessary employee data with respect to such employees not currently enrolled by ADP;

             (ii) assistance in establishing cash management policies and procedures, including establishing lock-box accounts;

            (iii) provision of hard-copy records of accounts payable of the Business as of the date hereof (Cone shall nonetheless remain liable for the payment of such accounts payable); and

             (iv) assistance in continuing the third-party credit union currently located in the Business's facilities.

       2. Personnel. Cone shall also make available to Vita the expertise and manpower reasonably required in Cone's principal office in Greensboro, North Carolina (the "Office") to provide the Services and to process that part of its work necessary to be performed under the Systems at the Office.
Vita shall permit only William Kenyon (and such other persons approved by Cone) to access Cone's computer network in performing the Services and Systems.

       3.    Fees, Payment of Fees.

             (a) Vita shall pay Cone a monthly fee for Cone's undertakings pursuant to this Agreement equal to Cone's actual cost (the "Cost of Services") of providing the Services and Systems (other than the Services and Systems described in clauses (i), (ii) and (iii) of Section 1(a)) in such calendar month determined in a manner consistent with Cone's historical internal cost-allocation accounting practices and a monthly Fee of $9,583 for the Services and Systems described in clauses (i), (ii) and
                    (iii) of Section 1(a) for such Services and Systems until September 30, 1996 (subject to adjustment upon agreement of the parties to reflect any change in the scope of such Services and Systems); (from October 1, 1996

FORM 10-K                                                 Page 162
                    through March 31, 1997, Cone shall provide the Services and Systems described in clauses (i),
                    (ii) and (iii) of Section 1(a) free of charge) (the "Computer Fee").

             (b) On the first day of each month during the term of the Agreement (beginning February 1, 1996), Vita shall pay Cone for the Services and the Systems to be provided by Cone during that month based Cone's good faith estimate of the Cost of Services for such month (the "Base Fee") and the Computer Fee. Within fifteen
                    (15) days after the last day of each month (a "Period") during the term of this Agreement (e.g. the first Period will begin on the date hereof and will end on January 31, 1996), Cone shall calculate the actual amount of the Cost of Services for such Period (the "Final Fee"). In the event that the Final Fee for such Period exceeds the Base Fee paid for such Period, Vita shall promptly pay such excess to Cone. In the event that the Final Fee for a Period is less than the Base Fee paid for such Period, such difference shall be applied to reduce additional fee payments by Vita hereunder, and to the extent such difference is not fully set off against fees due hereunder the remainder shall be promptly reimbursed by Cone to Vita.

       4. Modification of Services and Systems. Cone's obligation to provide the Services and Systems under this Agreement is limited to those Services and Systems that have been provided to the Business by Cone during the ninety (90) days preceding the execution of this Agreement. Cone shall not be required to increase or modify those Services or Systems except upon its express written agreement entered into in its sole discretion, at Vita's request.

       5. Expense Reimbursement. In addition to all fees and payments described elsewhere in this Agreement, Vita shall reimburse Cone on a monthly basis for all direct out-of-pocket costs and expenses incurred by Cone in providing the Services and Systems hereunder, including, but not limited to, the following:

FORM 10-K                                                 Page 163

             (a)    Travel and subsistence expenses of Cone
                    personnel when away from their principal place of employment and incurred in connection with the Services and Systems and Assistance provided by Cone to Vita under this Agreement; and

             (b)    The cost of any materials, supplies and
                    equipment, including postage, overnight
                    delivery charges and similar expenses,
                    purchased for, or utilized in the provision of the Services and Systems or the Assistance to Vita under this Agreement; and

             (c) Telephone and other communication expenses applicable to the Services and Systems or the Assistance.

       6.    Term and Termination.

             (a) The term of this Agreement shall commence on January 22, 1996 and terminate on January 22,
                    1997.

             (b) This Agreement may be terminated prior to January 22, 1997 (i) as provided in Section 9, and (ii) by Vita upon thirty (30) days prior written notice given as provided in Section 11.

       7.    Custody of Books and Records, Confidentiality.

             (a) Cone may from time to time have custody of "hard copy" books and records of, or pertaining to, Vita. Vita shall have reasonable access to such materials for all purposes, including for the making of copies thereof. Upon the termination of this Agreement, Cone shall deliver custody of such materials (or duplicates of any such materials consolidated into Cone's files or records) to Vita upon Vita's request. Vita acknowledges and agrees that the Systems utilize data which is contained in "soft" computer tapes, disks and data bases, which data is intermingled or otherwise incorporated into data which is essential, proprietary and confidential to

FORM 10-K                                                 Page 164

                    Cone. Vita agrees that such data will not be turned over or made available to Vita during the term, or upon termination, of this Agreement and that Cone shall have no obligation to eradicate, erase or destroy such data.

             (b) Cone shall make all reasonable efforts to hold in confidence and not to disclose to any third party (other than Vita or its agents or accountants and other than pursuant to an order or subpoena of a court or governmental agency) any confidential information or data received from Vita pursuant to this Agreement.

       8. Relationship of Cone and Vita. Cone shall provide the Services, the Systems and the Assistance pursuant to this Agreement solely as an independent contractor. The parties hereto acknowledge and agree that this Agreement is not intended, nor should it be construed, to create a relationship of employer and employee, principal and agent, master and servant, partners, joint venturers, or any other relationship other than independent contractor and contractee. The parties also acknowledge and agree that Cone is not, and should not be deemed to be, acting as an auditor or an accountant on behalf of Vita and shall not be expected to undertake the responsibilities, or to satisfy the standards of care, of an accountant. In connection with its providing the Services and Systems and the Assistance hereunder, Cone shall not be liable for any consequential damages or loss of profits of Vita.

       9. Bankruptcy and Change in Ownership. In the event that either party hereto (i) becomes insolvent, (ii) commits an act of bankruptcy, (iii) takes advantage of any law for the benefit of debtors or such party's creditors, (iv) suffers a receiver to be appointed for it or any of its property, (v) has a change in control of the majority of its stock ownership other than to an assignee permitted under Section 13, or (vi) commits a default of any other agreement between the parties, the other party may, then or thereafter, upon giving written notice, terminate this Agreement and exercise such other and further rights and remedies as it may have pursuant to law.

       10. Impossibility of Performance. If Cone is rendered unable, wholly or in part, by "force majeure" to carry out its obligations under this Agreement, the obligations of Cone, as

FORM 10-K                                                 Page 165
far as they are affected by the "force majeure," shall be suspended during, but no longer than, the continuance of the "force majeure." To the extent possible, Cone shall remove the "force majeure" with all reasonable dispatch, but shall not be required in this connection to settle strikes, lockouts or other labor difficulties contrary to its wishes. The term
"force majeure" as used herein shall mean an act of God, strike, lockout, act of the public enemy, war blockade, public riot, lightning, fire, storm, hurricane, flood, explosion, governmental restraint unavailability of equipment, equipment breakdown or any other cause, whether of the kind specifically mentioned above or otherwise, which is not reasonably within the control of Cone.

       11. Notices. Any notice, request, demand, report or other instrument which may be required or permitted to be given to or furnished to or served upon either party hereto shall be in writing and shall be deemed sufficiently given or furnished or serviced at the time of delivery if delivered to such party or to an officer of such party, or three (3) days after deposit in the United States mail, first class and prepaid, if mailed, addressed to such party at its address set forth below, or at such other address as the party to be addressed shall designate by written notice to the party giving such notice or furnishing such report or making such request or demand. The address of the parties hereto for the foregoing purposes are as follows:

       Vitafoam Incorporated
       2222 Surrett Drive
       High Point, North Carolina 27263
       Attention:  Corporate Secretary
       Telecopy:  (910) 431-7747

       with a copy to:

       British Vita PLC
       Middleton, Manchester M24 2DB
       United Kingdom
       Attention: Mark R. Stirzaker, Company Solicitor
       Telecopy: 011 44 161-655-3957

       Cone Mills Corporation
       1201 Maple Street
       Greensboro, North Carolina 27405
       Attention: Neil W. Koonce, Vice President and
                     General Counsel
       Telecopy: (910) 379-6972

FORM 10-K                                                 Page 166

       12. Controlling Law. This Agreement shall be deemed to be a contract made under the laws of the State of North
Carolina and shall be interpreted in accordance with, and construed under, such laws.

       13. Assignment. This Agreement shall not be assignable in whole or in part by either party hereto.

       14. Section Headings. The section headings throughout this Agreement are for convenience and reference only, and the words contained therein shall not in any way be held to explain, modify, amplify, or aid in the interpretation, construction, or meaning of the provisions of this Agreement.

       15. Complete Agreement. This Agreement contains the entire agreement between the parties with respect to the transactions herein contemplated. This Agreement cannot be modified or amended orally but can only be modified or amended by written instrument executed by both parties.

       16. Severability. In the event any provisions hereof shall be modified or held ineffective by any court in any respect, such adjudication shall not invalidate or render ineffective the balance of the provisions of this Agreement.

       17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                            [Signatures to Follow]

FORM 10-K                                                 Page 167

       IN WITNESS WHEREOF, Cone and Vita have signed this
Agreement as of the day and year first above written.


                                       CONE MILLS CORPORATION



                                       By: /s/ Neil W. Koonce
                                           Title:  Vice President


                                       VITAFOAM INCORPORATED



                                       By: /s/ M. R. Stirzaker
                                           Title:  Vice President

FORM 10-K                                    Page 168

                           Schedule 1 to Services Agreement
                           January 22, 1996
                           ______________________________


                                     Schedule 1

                                   Leased Vehicles


A.  Lessor:  Citicorp

Vehicle Description                            Serial No.              Price

'95 Chevy Caprice Classic                1G1BL52W4SR118719          $15,941.64
'95 Chevy Caprice Classic                1G1BL52P7SR108730          $13,571.52
'95 Ford Crown Victoria                  2FALP74W9SX126058          $15,545.06
'95 Plymouth Voyager SF                  2P4GH45R9SR191654          $15,312.50
'95 Chevy G20 Sport Van                  1GNEG25K6SF103437          $14,970.01
'95 Ford Taurus GL                       1FALP5749SA118775          $13,820.67
'95 Ford Taurus GL                       1FALP57U6SA103506          $13,415.22
'95 GMC Model C7HO42                     1GDM7H1J4SJ505339          $36,013.36
'95 GMC Model C7HO42                     1GDM7H1J9SJ505353          $36,013.36
'95 GMC Model C7HO42                     1GDM7H1J7SJ505433          $36,013.36
'95 GMC Model C7HO42 S/A                 1GDM7H1J7SJ505996          $36,786.95
'95 GMC Model C7HO42 S/A                 1GDM7H1J4SJ500786          $37,068.24
'95 GMC Model C7HO42 S/A                 1GDM7H1J2SJ506117          $37,068.24
'94 GMC Model C7HO42 S/A                 1GBM7H1J9RJ101276          $34,816.93
'95 Buick LeSabre                        1G4HP52L2SH421804          $16,904.79


B.  Lessor:  GE Capital

Vehicle Description                            Serial No.               Price

53' Squeeze Trailer                      1S12E9536LD329536             $36,246


C.  Lessor:  Southern National

Vehicle Description                            Serial No.               Price

35' Furn. Van                            1GDM7H1J9PJ503285             $24,439
GMC Topkick                              1GDP7H1JXMJ509167             $20,817
Chevy Kodiak Tractor                     1GBP7H1J2PJ101503             $24,159
Inthr. 8100 Tractor                      1HSHBAZN5PH494019             $30,543

FORM 10-K                                      Page 169

D.  Lessor:  Fifth Third

Vehicle Description                            Serial No.               Price

'94 Plymouth Grand Voyager SE            2P4GH4537RR589385             $10,116
'94 Chevy Caprice                        1G1BL52W4RR105348             $ 9,511
'94 Chevy Caprice                        1G1BL52W6RR116108             $ 9,066
'94 Chevy Caprice                        1G1BL52W1RR111401             $ 9,066
'94 Chevy Caprice Classic                1G1BL52W2RR103698             $ 9,066
'94 Chevy Caprice Classic                1G1BL52W5RR106105             $ 9,820
'94 Chevy Caprice Classic                1G1BL52W1RR107249             $ 9,754
'94 Chevy Caprice Classic                1G1BL52W4RR122845             $ 9,099
'94 Chevy Caprice Classic                1G1BL52W0RR122843             $ 9,099
'94 Chevy Pickup                         1GCFC24H4RE113043             $ 8,664
'94 Chevy Pickup                         1GCFC24K7RE156453             $ 9,182
'94 Ford Taurus SW                       1FALP5742RA102735             $10,116
GMC Truck C7H042                         1GDM7H1J4RJ507246             $32,064
GMC Truck C7H042                         1GDM7H1J7RJ507323             $32,064
GMC Truck C7H042                         1GDM7H1J2RJ507164             $32,064
'94 Inthr 8100                           1HSHBAZN2RH591150             $37,632

FORM 10-K                                                 Page 170

                               LICENSE AGREEMENT


       THIS LICENSE AGREEMENT (this "License Agreement"), dated as of January 22, 1996, is made by and between CONE MILLS
CORPORATION, a North Carolina corporation ("Licensor"), and
VITAFOAM INCORPORATED, a North Carolina corporation
("Licensee").


                             STATEMENT OF PURPOSE

       Pursuant to an Olympic Division Acquisition Agreement dated January 19, 1996 between Licensee and Licensor (the "Acquisition Agreement"), Licensor has agreed to grant to Licensee an exclusive (subject to an existing license granted by Licensor, the rights and benefits to which are being concurrently transferred to Licensee), irrevocable, transferable, worldwide license to certain proprietary technology owned by Licensor and used in its Hydrophilic Foam Business (as defined below) for a period of five years and to grant to Licensee an option to purchase such technology at the expiration of such period.


                            STATEMENT OF AGREEMENT

       For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

       I. Definitions. In addition to the terms defined elsewhere herein, the following terms shall have the following meanings (capitalized terms used herein and not defined herein shall have the meanings given to them in the Acquisition Agreement):

       "Documentation" means all written specifications, manuals, drawings, diagrams, flow charts and other documents which relate to the Licensed Technology and which are necessary or helpful with respect to the operations of the Hydrophilic Foam Business.

       "Excess Accumulated Sales" shall mean the gross sales, if any, of the Hydrophilic Foam Business for any two-calendar quarter period reduced by the amount of TRS Royalties included in such amount, all as determined in accordance with GAAP, to

FORM 10-K                                                 Page 171
the extent that the cumulative amount of such sales less TRS
Royalties from the date hereof through the end of such period exceeds Fifty Million Dollars ($US 50,000,000).

       "GAAP" shall mean generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and Financial Accounting
Standards Board, consistently applied.

       "Hydrophilic Foam Business" shall mean that portion of the Business comprising the manufacture and sale of reticulated absorbent foam products based on the proprietary technology currently employed by Licensor at its facility located on Pleasant Garden Road in Fentress Township, Guilford County, North Carolina.

       "Licensed Technology" shall mean any and all copyrights, patents, patent applications, processes, computer programs and program rights, know-how, Trade Secrets, goodwill and other similar intangible rights and interests owned or used by Licensor in connection with the Hydrophilic Foam Business, including licenses and Documentation thereof including but not limited to the rights and interests of Licensor under the Settlement Agreement dated July 11, 1995 among Licensor, Time Release Sciences, Inc. and the shareholders of Time Release Sciences, Inc.

       "Licensee" shall mean Vitafoam Incorporated, a North
Carolina corporation, and its successors and assigns.

       "License Termination Date" shall mean the fifth anniversary of the date hereof.

       "Licensor" shall mean Cone Mills Corporation, a North
Carolina corporation, and its successors and assigns.

       "Licensor's Accountants" shall mean McGladrey & Pullen,
LLP, or such other accounting firm that serves as Licensor's independent accountants.

       "Limited Accumulated Sales" shall mean the gross sales, if any, of the Hydrophilic Foam Business for any two-calendar quarter period reduced by the amount of TRS Royalties included in such amount, all as determined in accordance with GAAP, to the extent that the cumulative amount of such sales less TRS Royalties from the date hereof through the end of such period does not exceed Fifty Million Dollars ($US 50,000,000).

FORM 10-K                                                 Page 172

       "Person" shall mean a corporation, an association, a joint venture, an organization, a business, an individual, a trust or a government or political subdivision thereof, a government agency, or any other legal entity.

       "Trade Secrets" means business or technical information of Licensor including, but not limited to, methods, programs, Documentation, formulae, devices, compilations of information, techniques and processes, which information is not generally known to other Persons and which derives actual or potential commercial value from not being generally known or readily ascertainable to other Persons, all with respect to the Hydrophilic Foam Business.

       "TRS Royalties" shall mean all royalties payable by Time Release Sciences, Inc., its successors and assigns, pursuant to the Modification of License Agreement dated as of July 1, 1995 between Licensor and Time Release Sciences, Inc., as amended or modified.

       II. Grant of License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, and Licensee hereby receives and accepts from Licensor, a perpetual, irrevocable, transferable, worldwide license to use, sublicense and in any other manner exploit the Licensed Technology or any portion thereof, whether in its operation of the Hydrophilic Foam Business or otherwise. Such license shall be exclusive, except to the extent that Licensor has granted a license to Time Release Sciences, Inc., its successors and assigns, pursuant to the Modification of License Agreement dated as of July 1, 1995 between Licensor and Time Release Sciences, Inc., as amended or modified. Licensor has assigned to Licensee all of Licensor's rights, benefits and obligations under such agreement with Time Release Sciences, Inc.

       III. Royalties. Licensee shall pay to Licensor the following royalties at the following times:

             A. Within forty-five (45) days after the end of each of the second and fourth calendar quarters through the License Termination Date, an amount equal to five percent (5%) of the Limited Accumulated Sales, if any, for such preceding two-calendar-quarter period; and

FORM 10-K                                                 Page 173

             B. Within forty-five (45) days after the end of each of the second and fourth calendar quarters through the License Termination Date, an amount equal to seven percent
(7%) of Excess Accumulated Sales, if any, for such preceding two-calendar-quarter period; provided, however, that in the event that Licensee ceases to be entitled, under the Carpenter Agreement (as defined in the Acquisition Agreement), to the benefit of the exclusive "Field of Uses" (as defined in the Carpenter Agreement) as a result of the minimum purchase requirements for Polymer A (as defined in the Carpenter Agreement) in 1996 and 1997 not being satisfied, Licensee's obligation to make any payment of royalties pursuant to this
Section 3 of this License Agreement with respect to any sales occurring after such date shall automatically and immediately terminate. The failure of Licensee to pay any royalties to Licensor pursuant to this License Agreement shall not entitle Licensor to terminate this License Agreement.

       IV. Royalty Report. In connection with making payments pursuant to Section 3, Licensee shall deliver to Licensor a report setting forth in reasonable detail the gross sales, as determined in accordance with GAAP, of the Hydrophilic Foam Business, if any, for the period in respect of which such payment is made and the cumulative gross sales, as determined in accordance with GAAP, of the Hydrophilic Foam Business from the date hereof through the end of such period. Upon the reasonable request of Licensor, Licensee shall permit Licensor and Licensor's Accountants to examine and audit the books and records of Licensee solely for the purpose of determining the accuracy of such report.

       V.    Sale of Hydrophilic Foam Business; TRS Royalties.

             A. Licensee agrees that it shall not sell the assets comprising the Hydrophilic Foam Business or sublicense its the rights to the Licensed Technology to any Person at any time prior to the License Termination Date unless: (i) such Person assumes Licensee's obligation to make payments to Licensor under this License Agreement with respect to the period remaining through the License Termination Date (which unless otherwise agreed by Licensee and Licensor will not terminate Licensee's obligation under Section 3); or (ii) Licensee agrees to continue to make payments to Licensor pursuant to Section 3 for the period remaining through the License Termination Date based upon sales of the Hydrophilic Foam Business, or any successor business using such Licensed Technology, as operated by such Person for such periods; or
(iii) Licensor consents to such sale or sublicense in writing.

FORM 10-K                                                 Page 174

             B. Promptly upon receipt by Licensee of any TRS Royalties, to the extent such TRS Royalties are paid in respect of the period commencing on the date hereof and terminating on the License Termination Date, Licensee shall remit to Licensor such TRS Royalties.

       VI. No Sale or Pledge of Licensed Technology. Except as otherwise expressly provided in or contemplated by this License Agreement, prior to the date next following the License Termination Date, without the prior written consent of Licensee, Licensor will not:

             A. create or assume any mortgage, pledge, lien, or other encumbrance with respect to the Licensed Technology; or

             B. sell, assign, license, transfer or otherwise dispose of any of the Licensed Technology.

       VII. Obligations of Licensor. Upon execution of this Agreement, Licensor shall deliver to Licensee all of the Information.

       VIII. Ownership. During the term of this License Agreement, Licensor shall own all right, title and interest in and to the Licensed Technology. Licensee shall own all right, title and interest in and to any developments to, or modifications and enhancements of, the Licensed Technology.

       IX. Option to Purchase Licensed Technology. Licensor hereby grants to Licensee an irrevocable option to purchase the Licensed Technology on the License Termination Date for $1.00 on the License Termination Date. Such option shall be deemed automatically exercised by Licensee unless 60 days prior to the License Termination Date Licensee provides Licensor written notice of its intention not to exercise such option. Upon the exercise of such option, on the License Termination Date, Licensor shall deliver to Licensee such bills of sale, patent assignments (in recordable form) and other documents necessary to transfer to Licensee all of Licensor's rights in the Licensed Technology.

       X.    Term.  The license granted under this License
Agreement shall be effective as of the date hereof and shall remain in effect until the License Termination Date.

FORM 10-K                                                 Page 175

       XI. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

       (a)   If to Licensor, to:

                    Cone Mills Corporation
                    1201 Maple Street
                    Greensboro, North Carolina  27405
                    Attention:  Mr. Neil W. Koonce, Vice President
                                  and General Counsel
                    Telecopy:  (910) 379-6972

       (b)   If to Licensee, to:

                    Vitafoam Incorporated
                    2222 Surrett Drive
                    High Point, North Carolina 27263
                    Attention:  Corporate Secretary
                    Telecopy:  (910) 431-7747

             with a copies to:

                    British Vita PLC
                    Middleton, Manchester M24 2DB
                    United Kingdom
                    Attention:  Mr. Mark Stirzaker, Company Solicitor
                    Telecopy:  011 44 161-655-3957

             and

                    Robinson, Bradshaw & Hinson, P.A.
                    101 North Tryon Street
                    Suite 1900
                    Charlotte, North Carolina 28246
                    Attention:  Mr. Stephen M. Lynch
                    Telecopy:  (704) 378-4000

FORM 10-K                                                 Page 176

       XII. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

       XIII. Governing Law; Jurisdiction. The execution, interpretation and performance of this License Agreement shall be governed by the internal laws and judicial decisions of the State of North Carolina, without regard to its conflicts-of-laws principles. Licensee and Licensor hereby irrevocably consent, to the maximum extent permitted by law, that any legal action or proceeding against them under, arising out of or in any manner relating to, this License may be brought in any court of general jurisdiction of Guilford County, North Carolina, or in the United States District Court for the Middle District of North Carolina, Greensboro Division. By its execution and delivery of this License Agreement, each such party expressly and irrevocably assents and submits to the personal jurisdiction of either of such courts in any such action or proceeding. Each such party further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by mail in the manner provided for in Section 12, and expressly and irrevocably waives its respective claims and defenses in any such action or proceeding in either such court based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens, or any similar basis to the maximum extent permitted by law.

       XIV. Arbitration. Notwithstanding Section 13, upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this License Agreement, or any other agreement entered into pursuant to this License Agreement (collectively, "Disputes"), between Licensor and Licensee shall be resolved by binding arbitration as provided in this Section 14. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration. Disputes may include, without limitation, tort claims, counterclaims, claims arising from modifications, amendments or supplements to this License Agreement or any other agreement provided for herein executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with this License Agreement.

FORM 10-K                                                 Page 177

       Arbitration shall be conducted under and governed by the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted either in Guilford County or Mecklenburg County, North Carolina. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $500,000.
All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court of competent jurisdiction. The arbitrators shall be appointed as provided in the Arbitration Rules.

       Notwithstanding anything to the contrary contained in this Section 14, Licensor and Licensee preserve, without diminution, certain remedies that either of them may employ or exercise freely, either alone, in conjunction with, or during a Dispute. Licensor and Licensee both have the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable:
(i) obtaining provisional or ancillary remedies including injunctive relief, requestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and (ii) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

       XV. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       XVI. Interpretation. The section headings contained in this License Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this License.

       XVII. Entire Agreement. This License Agreement and the documents delivered pursuant to this License Agreement, embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof.



                            [Signatures to Follow]

FORM 10-K                                                 Page 178

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                       CONE MILLS CORPORATION


                                       By:  /s/ Neil W. Koonce
                                              Title:    Vice President




                                       VITAFOAM INCORPORATED


                                       By: /s/ Mark R. Stirzaker
                                              Title:    Vice President

FORM 10-K                                                 Page 179

                          HOLD BACK ESCROW AGREEMENT


       THIS ESCROW AGREEMENT is made and entered into this 22nd day of January, 1996, and is by and between VITAFOAM INCORPORATED, a North Carolina corporation ("Buyer"), FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association ("Escrow Agent"), and CONE MILLS CORPORATION, a North Carolina corporation ("Seller").

                             BACKGROUND STATEMENT

       Buyer, Seller and British Vita PLC have entered into an acquisition agreement ("Acquisition Agreement") for the purchase of the "Olympic Division" of Seller, also known as the "Olympic Products Company," dated as of January 19, 1996. The Acquisition Agreement sets forth certain indemnification obligations of Seller. As required by the Acquisition Agreement on the Inventory Payment Date ( as defined herein), Buyer will deposit with Escrow Agent a portion of the Purchase Price of Seller's Business. Escrow Agent will hold such deposit in escrow in accordance with the terms and conditions hereof for the purpose of securing, to the extent of the escrowed funds, such indemnification obligations of Seller. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings given to them in the Acquisition Agreement.

                            STATEMENT OF AGREEMENT

       In consideration of the premises and mutual covenants contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, agree as follows:

                                   ARTICLE I
                          DEFINITIONS AND REFERENCES

       1.1. Defined Terms. The following terms shall have the following meanings:

       "Acquisition Agreement" shall have the meaning given to it in the Background Statement hereof.

       "Buyer" shall have the meaning given to it in the introduction hereof.

FORM 10-K                                                 Page 180

       "Buyer's Costs and Expenses" shall mean, with respect to a Claim not involving a Third Party, all costs and expenses, including attorney's fees, incurred by Buyer associated with or relating to such Claim.

       "Cash Deposit" shall have the meaning given to it in
Section 2.2.

       "Claim" shall mean a claim for indemnification under the Acquisition Agreement by Buyer; provided, however, that a Claim shall not include Buyer's Costs and Expenses.

       "Closing Date" shall mean January 22, 1996.

       "Escrowed Funds" shall mean the Cash Deposit plus the investment proceeds of the Cash Deposit as invested in accordance with Section 3.1.

       "Escrow Maturity Date" shall have the meaning given to it
Section 2.3.

       "Final Decision" shall have the meaning given to it
Section 4.3.

       "Inventory Payment Date" shall mean the first date upon which Seller is required to make an Inventory Payment pursuant to Article II of the Acquisition Agreement (as such term is defined in the Acquisition Agreement).

       "Negotiation Period" shall have the meaning given to it in Section 4.3(a).

       "Objection" shall mean a written objection by Seller to a Claim stating in reasonable detail the basis for such objection.

       "Proper Settlement" shall have the meaning given to it in
Section 4.3(b).

       "Purchase Price" shall have the meaning given to it in the Acquisition Agreement.

       "Release" shall mean a written declaration, executed by Seller and Buyer, specifying the resolution of an Objection and the disposition to be made of the Escrowed Funds or any portion thereof that was the subject of such Objection.

FORM 10-K                                                 Page 181

       "Reserved Funds" shall have the meaning given to it
Section 4.2.

       "Seller" shall have the meaning given to it in the introduction hereof.

       "Third Party" shall mean a corporation, an association, a joint venture, an organization, a business, an individual, a trust or a government or political subdivision thereof, a government agency, or any other legal entity other than Buyer and Seller.

       "Uncontested Claim" shall have the meaning given to it in
Section 4.3.

       "Unresolved Claim" shall have the meaning given to it in
Section 4.3.

       "Withdrawal of Claim" shall mean a written declaration executed by Buyer withdrawing a Claim.

       "Withdrawal of Objection" shall mean a written declaration executed by Seller withdrawing an Objection.

       1.2. References to Exhibits and Sections. Unless otherwise indicated, references to "Exhibits" and "Sections" herein shall refer to those certain Exhibits attached hereto and Sections herein, respectively.

                                  ARTICLE II
                                  THE ESCROW

       2.1. Appointment of Escrow Agent. Buyer and Seller hereby designate and appoint Escrow Agent to serve as escrow agent, and Escrow Agent hereby confirms its agreement to act as escrow agent upon the terms, conditions and provisions of this Escrow Agreement.

       2.2. Creation of the Escrow Fund. On the Inventory Payment Date, Buyer shall hold back from the portion of the Purchase Price payable by it to Seller on the Inventory Payment Date and deposit with Escrow Agent to be held, invested, administered and distributed in accordance with the terms and conditions hereof (by wire transfer of immediately available funds) the amount of $ 4,000,000 (the "Cash Deposit"), as required by the Acquisition Agreement.

FORM 10-K                                                 Page 182

       2.3. Termination of Escrow Agreement. This Escrow Agreement will terminate on the later of (a) the first anniversary of the Closing Date (the "Escrow Maturity Date"), or (b) the date on which the final Unresolved Claim with respect to the Escrowed Funds is resolved in accordance with
Section 4.3.

       2.4. Administration of the Escrowed Funds. The Escrowed Funds, including the proceeds from investment thereof as provided in Section 3.1, shall be held, invested, administered and distributed by Escrow Agent pursuant to this Escrow Agreement. Seller and Buyer agree that the escrow of the Cash Deposit pursuant to this Escrow Agreement is irrevocable. Neither this Escrow Agreement nor any provision hereof may be amended, modified, waived, discharged, or terminated except in a writing executed by all parties hereto. Escrow Agent acknowledges receipt of the Cash Deposit and agrees not to permit any withdrawal or distribution thereof, or any of the investment proceeds thereof (as invested in accordance with Section 3.1), except pursuant to the terms and conditions of this Escrow Agreement.

                                  ARTICLE III
                       INVESTMENT OF THE ESCROWED FUNDS

       3.1. Investment. With respect to the Escrowed Funds, Escrow Agent shall, upon the written direction of Seller (with a copy to Buyer), from time to time during the term of this Escrow Agreement invest the Escrowed Funds in short-term money market funds maintained by an incorporated bank organized and doing business under the laws of the United States of America, or of any state thereof, provided that the total amount of the combined capital and surplus of such bank is at least $50,000,000.

       3.2. Income and Expenses. All income received from the deposit or investment of the Escrowed Funds shall become part of the Escrowed Funds and shall be disbursed and disposed of in the same manner as the Cash Deposit; provided, however, all income earned on Reserved Funds deposited into an interest-bearing savings account pursuant to Section 4.2 shall become additional Reserved Funds to be disbursed and disposed of in the same manner as Reserved Funds. Expenses incurred by Escrow Agent in the investment of the Escrowed Funds shall be reimbursed to Escrow Agent from the Escrowed Funds.

FORM 10-K                                                 Page 183

       3.3.  Reserved Funds.  Notwithstanding the foregoing,
Escrow Agent shall not invest any Reserved Funds, as defined in Section 4.2, except as expressly provided in that Section.

                                  ARTICLE IV
                      DISTRIBUTION OF THE ESCROWED FUNDS

       4.1. Notice of Claims. At any time prior to the close of business on the Escrow Maturity Date, Buyer may deliver notice of a Claim to Escrow Agent (with a copy being contemporaneously delivered to Seller) ("Notice of Claim"). Any such Notice of Claim by Buyer is conclusive and is given in its sole discretion, limited only by Buyer's obligation to act in good faith.

       4.2. Reservation of Funds. Upon receipt of a Claim, Escrow Agent shall withdraw from the Escrowed Funds an amount equal to the amount stated in the Claim, plus Buyer's good faith estimate of Buyer's Costs and Expenses with respect to such Claim (collectively, the "Reserved Funds"). Escrow Agent shall place such Reserved Funds in an interest-bearing savings account in an institution of the type described in Section 3.1.

       4.3. Objections and Resolution of Claims. (a) If the Claim specified in Buyer's Notice of Claim does not involve a Third Party, Seller shall have fifteen (15) days to deliver to Escrow Agent (with a copy being contemporaneously delivered to Buyer) an Objection. If no Objection is timely delivered, such Claim becomes an "Uncontested Claim." If an Objection is timely filed and Escrow Agent shall not have received a Release, Withdrawal of Claim or Withdrawal of Objection within thirty (30) days (the "Negotiation Period") from the date the Objection was delivered to Escrow Agent, such claim shall become an "Unresolved Claim," and either Buyer or Seller may submit it to arbitration in accordance with Section 10.9 of the Acquisition Agreement. Upon the rendering of the arbitration decision and after any and all appeals of such Final Decision have been exhausted or become untimely (resulting in a "Final Decision"), Buyer shall submit to Escrow Agent a copy of such decision, and Escrow Agent shall make a disbursement of the Escrowed Funds in accordance with
Section 5.1 hereof.

       (b) If the Claim specified in Buyer's Notice of Claim does involve a Third Party, the defense of such Claim shall be

FORM 10-K                                                 Page 184
conducted by Seller in accordance with Article IX of the Acquisition Agreement; provided, however, in the event that Seller does not, in accordance with Article IX of the Acquisition Agreement, assume the defense of such Claim and employ counsel satisfactory to Buyer in Buyer's good faith discretion, such Claim shall become, without further action by anyone, an "Uncontested Claim," and Escrow Agent shall make a disbursement of the Escrowed Funds in accordance with Section
5.1 hereof. Otherwise, if an Objection is timely filed and Escrow Agent shall not have received a Release, Withdrawal of Claim or Withdrawal of Objection within thirty (30) days (the "Negotiation Period") from the date the Objection was delivered to Escrow Agent, such claim shall become an "Unresolved Claim," subject to resolution by a court of competent jurisdiction or a proper arbitral tribunal. Upon the rendering of a judgment or decision by such a court of competent jurisdiction or proper arbitral tribunal and after any and all appeals of such judgment or decision have been exhausted or become untimely, or a settlement agreement has been executed to which Seller has given its written consent, Buyer shall submit such judgment or decision (a "Final
Decision") or settlement agreement (a "Proper Settlement") to Escrow Agent, and Escrow Agent shall make a disbursement of the Escrowed Funds in accordance with Section 5.1 hereof.

       4.4. Unresolved Claims at Maturity Date. All Reserved Funds relating to any Unresolved Claims at the Escrow Maturity Date shall be held by Escrow Agent until Escrow Agent's receipt of a Release, a Withdrawal of Claim, a Withdrawal of Objection, a Final Decision, or a Proper Settlement resolving all disputes with respect to such Unresolved Claims, upon which Escrow Agent shall pay and disburse such Reserved Funds in accordance with Section 5.1.

                                   ARTICLE V
                       DISPOSITION OF THE ESCROWED FUNDS

       5.1.  Payment of Claims and Balance of the Escrowed
Funds.  Escrow Agent shall pay and disburse the Escrowed
Funds, which include the Reserved Funds, as follows:

             (a) On the date six (6) months after the Closing Date, Escrow Agent shall pay and disburse to Seller (in the manner set forth in a written notice delivered by Seller to Escrow Agent) an amount equal to the aggregate of (i) the balance of the Escrowed Funds, less (ii) $2,000,000, less
(iii) any Reserved Funds;

FORM 10-K                                                 Page 185

             (b) As specified in any Claim with respect to which Seller shall have delivered a Withdrawal of Objection;

             (c)  As specified in any Release received by Escrow
Agent;

             (d)  As specified in any Uncontested Claim, Final
Decision, or Proper Settlement;

             (e) Buyer's Cost and Expenses with respect to a Claim that has been resolved favorably to Buyer pursuant to a Final Decision; and

             (f) Upon the Escrow Maturity Date, Escrow Agent shall pay and disburse to Seller (in the manner set forth in a written notice delivered by Seller to Escrow Agent) an amount equal to the balance of the Escrowed Funds, less any Reserved Funds.

       5.2. Timing of Distributions; Cooperation with Escrow Agent. All disbursements hereunder shall be made by Escrow Agent by wire transfer of immediately available funds to such account(s) as may be designated in writing by the receiving party in advance of the disbursement within five (5) business days following the events or dates described in Section 5.1. Each of the parties shall cooperate with and deliver to Escrow Agent such additional information and documents as Escrow Agent shall reasonably request in the performance of its obligations under this Escrow Agreement.

                                  ARTICLE VI
                             ESCROW AGENT'S DUTIES

       6.1. General. Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Escrow Agreement, and shall not be required, in carrying out its duties under this Escrow Agreement to refer to the Acquisition Agreement, except as expressly set forth herein. Escrow Agent may rely on, and shall be protected in acting or refraining from acting upon, any written notice, instruction or request furnished to it under this Escrow Agreement and believed in good faith by it to be genuine and to have been signed or presented by the proper party or parties, provided that, as set forth in Section 7.7, any modification of this Escrow Agreement shall be required to be signed by the parties hereto. Escrow Agent acts under this Escrow Agreement as a

FORM 10-K                                                 Page 186
depositary only and is not a party to or bound by any agreement or undertaking that may be evidenced by or arise out of any items deposited with or delivered to it pursuant to this Escrow Agreement. Escrow Agreement is not responsible or liable in any manner for the sufficiency, correctness, genuineness or validity of any such items, and it undertakes no responsibility or liability for the form or execution of such items presented to it or the identity, authority, title or rights of any person executing or depositing same. Escrow Agent shall not be liable to any of the parties to this Escrow Agreement or their respective heirs, successors and assigns for any action taken or omitted to be taken in good faith; provided, however, that Escrow Agent shall be and remain liable beyond: (a) its resignation or termination as Escrow Agent; (b) the Escrow Maturity Date; and (c) its fulfillment of all of its obligations, responsibilities and duties hereunder for any damages arising from its willful misconduct or gross negligence in connection with the carrying out of its obligations as Escrow Agent hereunder.

       6.2. Indemnification of Escrow Agent. Buyer and Seller, jointly and severally, shall indemnify Escrow Agent for and hold Escrow Agent harmless against, any loss, damage, liability or expense incurred by Escrow Agent not caused by gross negligence or willful misconduct on its part, arising out of, or in connection with, its entering into this Escrow Agreement and the carrying out of its duties under this Escrow Agreement, including the costs and expenses of defending itself against any claim of liability in connection with carrying out its duties or participating in any legal proceedings in connection with this Escrow Agreement
(including reasonable attorneys' fees). Escrow Agent may consult with appropriately qualified counsel of its choice, and shall have full and complete authorization and protection for any action taken or suffered by it under this Escrow Agreement in good faith and in accordance with the opinion of such counsel.

       6.3. Resignation or Termination of Escrow Agent. Escrow Agent may, upon reasonable advance written notice, resign and be discharged from its duties or obligations under this Escrow Agreement by giving notice of such resignation to Buyer and Seller specifying the date upon which such resignation shall take effect. Buyer and Seller shall have the right to terminate by mutual agreement the appointment of Escrow Agent under this Escrow Agreement by giving to it notice of such termination, specifying the date upon which such termination

FORM 10-K                                                 Page 187
shall take effect. In either such event, the resigning or terminated Escrow Agent shall remain liable for any actions taken or omitted in the carrying out of its duties under this Escrow Agreement as Escrow Agent. In either such event, Buyer and Seller shall designate a successor Escrow Agent, who shall become bound by the terms of this Escrow Agreement; provided, however, that the designation of a successor Escrow Agent shall not affect the validity of any action taken or any document executed by the predecessor Escrow Agent. Upon demand of any such successor Escrow Agent, all of the Escrowed Funds shall be turned over and delivered to such successor
Escrow Agent, which shall, thereupon, be bound by all of the provisions of this Escrow Agreement. Escrow Agent's agreements and obligations under this Escrow Agreement shall terminate and Escrow Agent shall be discharged from further duties and obligations under this Escrow Agreement upon the final payment of all of the Escrowed Funds in accordance with the terms of Section 5.1.

                                  ARTICLE VII
                ESCROW AGENT'S FEES AND EXPENSES; MISCELLANEOUS

       7.1. Fee Schedule. Escrow Agent's charges for its services and expenses incurred hereunder shall be as set forth in Exhibit A hereto.

       7.2. Compensation of Escrow Agent. Except as otherwise provided herein, all compensation of Escrow Agent, routine expenses, disbursements and advances (including reasonable attorneys' fees) incurred in the administration of any Claim or pursuant to a dispute among any of the parties hereto shall be paid by Buyer and Seller in equal shares and shall be payable within a reasonable time after their receipt of written notice from Escrow Agent or by set-off against amounts otherwise payable to Buyer or Seller hereunder.

       7.3. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given and received (a) on the date of delivery when delivered by hand or when transmitted by confirmed simultaneous telecopy, (b) on the following business day when sent by receipted overnight courier, or (c) three (3) business days after deposit in the United States Mail when mailed by registered or certified mail, return receipt requested, first class postage prepaid, as follows:

FORM 10-K                                                 Page 188

             If to Cone Mills:

                          Cone Mills Corporation
                          1201 Maple Street
                          Greensboro, North Carolina  27405
                          Attention: Mr. Neil W. Koonce, Vice
                                        President and General Counsel
                          Telecopy:  (910) 379-6972

             If to Buyer:

                          Vitafoam Incorporated
                          2222 Surrett Drive
                          High Point, North Carolina 27263
                          Attention: Corporate Secretary
                          Telecopy:  (910) 431-7747

             With a copy to:

                          British Vita PLC
                          Middleton, Manchester M24 2DB
                          United Kingdom
                          Attention:  Mr. Mark R. Stirzaker
                          Telecopy:  011 44 161-655-3957

             If to Escrow Agent to:

                          First Union National Bank of North Carolina
                          230 South Tryon Street, 9th Floor
                          Charlotte, North Carolina 28288-1179
                          Attention: Bond Administration
                          Telecopy: (704) 383-7316

or such other address as shall be furnished in writing in accordance with the provisions of this Section 7.3 by any party to the other parties.

       7.4. Headings. The Section headings in this Escrow Agreement are inserted solely as a matter of convenience for reference and shall not in any way affect the meaning or interpretation of any of the provisions of this Escrow Agreement.

       7.5. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

FORM 10-K                                                 Page 189

       7.6. Prior Agreements. This Escrow Agreement supersedes all prior agreements, oral and written, among the parties hereto with respect to the subject matter hereunder, except for the Acquisition Agreement.

       7.7 Amendment; Waiver. This Escrow Agreement may not be amended except by an instrument in writing signed by the parties hereto. No term or condition of this Escrow Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Escrow Agreement, except by written instrument signed by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

       7.8. Severability. Should any provision of this Escrow Agreement, or the application thereof, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Escrow Agreement, or alternative applications thereof, other than the provision(s) that shall have been held invalid or unenforceable, shall not be affected thereby and shall continue to be valid and enforceable to the fullest extent permitted by law or equity.

       7.9. Assignment. This Escrow Agreement shall not be assignable by Buyer, except as a collateral assignment to any lender(s), without the written consent of the other parties to this Escrow Agreement. Any attempt to do so shall be null and void and of no legal effect whatsoever. Nothing contained in this Escrow Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their permitted successors, assigns and transferees any rights or remedies under or by reason of this Escrow Agreement.

       7.10. Binding Effect. This Escrow Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective permitted successors, assigns and transferees.

       7.11. Governing Law. This Escrow Agreement shall be construed and enforced in accordance with the laws of the State of North Carolina, without regards to its conflicts-of-laws principles.

FORM 10-K                                                 Page 190

       7.12. Arbitration. All disputes under this Escrow Agreement between or among the parties hereto, including the resolution of any Unresolved Claims in accordance with Section 4.3, shall be submitted to arbitration in accordance with the procedures set forth in Section 10.9 of the Acquisition Agreement.







                            [Signatures to Follow]

FORM 10-K                                                 Page 191

       IN WITNESS WHEREOF, Seller, Buyer and Escrow Agent have caused this Escrow Agreement to be signed by their respective duly authorized officers as of the date first above written.


                                 CONE MILLS CORPORATION


                                 By:     /s/ Neil W. Koonce
                                        Title:  Vice President




                                 VITAFOAM INCORPORATED


                                 By:     /s/  Mark R. Stirzaker
                                        Title:  Vice President




                                 FIRST UNION NATIONAL BANK OF NORTH
                                 CAROLINA, as Escrow Agent


                                 By:   /s/ Shannon Stahel
                                        Title:   Trust Officer

FORM 10-K                                                 Page 192

                                Exhibit A to Escrow Agreement
                                Acquisition of the Olympic Division
                                of Cone Mills Corporation
                                January 22, 1996
                                ______________________________



                                      EXHIBIT A


                            FEES PAYABLE TO ESCROW AGENT


           Escrow Agent annual fees:         $1,500.00 in advance

           Activity charges:                 $25.00 per wire transfer
                                             $10.00 per check

           Out-of-pocket expenses:           Billed at cost
             (shipping, postage,
              telephone, legal
              publication, etc.)


[The foregoing fees are subject to First Union's review and acceptance of the final documents that sets forth its duties and responsibilities.]